SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                       SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         1MAGE SOFTWARE, INC.
           ------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                          Gorsuch Kirgis LLP
-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     1) Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:



                         1MAGE SOFTWARE, INC.

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           OCTOBER 30, 1998


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of 1MAGE SOFTWARE, INC. (the "Company" or "1mage") will be held at the Sheraton Denver Tech Center Hotel, 7007 S. Clinton Street, Englewood, Colorado on October 30, 1998 at 10:00 a.m. Mountain Standard Time for the following purposes:

     1) to consider and vote upon a proposal to approve and adopt a Merger Agreement and the actions contemplated therein by and among the Company, SupraLife International ("SupraLife"), a California corporation, and SL Merger Corp. ("SLM"), a wholly-owned subsidiary of the Company, dated July 10, 1998, as amended (the "Merger Agreement"), pursuant to which, among other things, (a) SLM shall be merged into SupraLife, which shall be the surviving corporation and which shall become a wholly owned subsidiary of the Company (the "Merger"), (b) the stockholders of SupraLife shall receive an aggregate of 6,609,057 shares, subject to adjustment (the "Merger Shares"), of common stock of the Company ("Common Stock"), and (c) 1mage will receive all of the outstanding shares of SupraLife;

     2) to consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the authorized number of shares from 10,000,000 to 50,000,000 shares of Common Stock;

     3) If Proposal No. 1 is approved and adopted, to consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company to SupraLife International, Inc.;

     4) If Proposal No. 1 is approved and adopted, to consider and vote upon a proposal to amend the Company's 1996 Equity Incentive Plan to accommodate the exchange of the currently outstanding stock options of SupraLife International by increasing the number of shares authorized under the Plan to 2,500,000 shares and changing the class of persons eligible to receive grants under the Plan;

     5) to consider and vote upon a proposal to grant authorization to the Board of Directors in its discretion to declare a reverse stock split of the Company's Common Stock of as much as 1 for 5 if required to meet Nasdaq listing requirements; and

     6) to transact such other business as may properly come before the meeting and at any postponements or adjournments thereof.

     APPROVAL OF THE MERGER AGREEMENT SHALL ALSO CONSTITUTE APPROVAL OF THE APPOINTMENT OF THREE PERSONS DESIGNATED BY SUPRALIFE TO THE BOARD OF DIRECTORS OF THE COMPANY.


Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on August 24, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof.

If you cannot be present in person please complete, date, sign, and return the accompanying Proxy without delay. A business reply envelope which does not require any postage, if mailed in the United States, is enclosed for your convenience.

Dated: September 30, 1998


                                   By Order of the Board of Directors

                                   1MAGE SOFTWARE, INC.


                                   Robert Wiegand II
                                   Secretary



                         1MAGE SOFTWARE, INC.
                         6486 S. QUEBEC STREET
                       ENGLEWOOD, COLORADO 80111


                         --------------------
                            PROXY STATEMENT
                         --------------------


                ---------------------------------------
                    SPECIAL MEETING OF SHAREHOLDERS

                           OCTOBER 30, 1998
                ---------------------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of 1mage Software, Inc., a Colorado corporation (the "Company" or "1mage") for use at a Special Meeting (the "Meeting") of the Company's shareholders (the "Shareholders") to be held on October 30, 1998 at 10:00 a.m. Mountain Standard Time at the Sheraton Denver Tech Center Hotel, 7007 S. Clinton Street, Englewood, Colorado 80111, and at any postponements or adjournments thereof. The approximate date on which a definitive Proxy Statement and the accompanying Proxy will first be mailed to Shareholders is September 30, 1998.


     Only Shareholders of record at the close of business on August 24, 1998 (the "Record Date"), will be entitled to vote at the Meeting. On that date, there were 2,203,019 shares of the common stock of the Company, par value $.004 (the "Common Stock") outstanding and entitled to vote at the Meeting. The presence at the Meeting, in person or by Proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the meeting.

     Common Stock represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the instructions thereon. Each Proxy granted may be revoked by a Shareholder giving such Proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed Proxy bearing a later date. The powers of any Proxy holder will be suspended if the person who executed the Proxy held by such Proxy holder attends the Meeting in person and so requests. Attendance at the Meeting will not in itself constitute revocation of the Proxy.

     The Company will bear the cost of soliciting proxies in the form enclosed. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, or by employees of the Company, without additional compensation for such services. The Company may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending Proxy material to the beneficial owners of such Common Stock. The Company may hire an outside proxy solicitation firm to solicit proxies if it is deemed necessary by management. Management estimates that the cost for an outside solicitor would not exceed $10,000.

     All information contained in this Proxy Statement with respect to 1mage, New 1mage Software LLC ("New 1mage") and SLM has been provided by the Company, and all information provided with respect to SupraLife has been provided by SupraLife.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.



                                SUMMARY

     THE FOLLOWING SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SPECIFIC PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST DIRECTED TO ROBERT WIEGAND II, SECRETARY, 1MAGE SOFTWARE, INC., 6486 S. QUEBEC STREET, ENGLEWOOD, COLORADO 80111, (303) 694-9180.


     On September 24, 1998, the Board of Directors of the Company approved, subject to shareholder approval and the satisfaction of certain enumerated conditions, the execution of the Merger Agreement and the performance of the actions contemplated thereby, including, among other things, the issuance of 6,609,057 shares of 1mage Common Stock, as such number may be adjusted as described below (the "Merger Shares"), pursuant to the Merger. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE ISSUANCE OF THE MERGER SHARES.


PARTIES TO THE MERGER

     1MAGE. 1mage, a Colorado corporation, develops and markets a software product called 1MAGE (R), a UNIX-based electronic document image management and retrieval system. 1mage is incorporated in the State of Colorado. 1mage's Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "ISOL". The principal executive offices of the Company are located at 6486 S. Quebec Street, Englewood, Colorado 80111, and its telephone number is (303) 694-9180.

     NEW 1MAGE. New 1mage was formed in Colorado on July 9, 1998, as a wholly owned limited liability company of 1mage. Subject to approval of the Merger, immediately prior to the Effective Time all of the assets and liabilities of 1mage other than the SupraLife stock would be contributed to New 1mage in exchange for 100% of the membership interests therein. New 1mage would then continue the electronic imaging business presently being conducted by the Company. After the Merger, 1mage (the "Reorganized Parent") will own and operate, as wholly owned subsidiaries, New 1mage and SupraLife. New 1mage's address and telephone number are now and would continue to be the same as the Company's.

     SUPRALIFE. SupraLife, a California corporation, and its wholly owned domestic and international subsidiaries are primarily engaged in the business of developing, manufacturing and selling preventive health, personal care and sports & fitness products through its direct marketing network. SupraLife is incorporated in the State of California. The principal executive offices of SupraLife are located at 9820 Willow Creek Road, Suite 450, San Diego, California 92131, and its telephone number is (619) 653-6510.

     SLM. SL Merger Corp. was formed in Colorado on July 9, 1998, as a wholly owned subsidiary of 1mage for the purpose of effecting the Merger. SL Merger Corp.'s address and telephone number are the same as the Company's.

THE MERGER

     GENERAL. At the Effective Time of the Merger, SLM will be merged into SupraLife. SupraLife will be the surviving corporation in the Merger and will become a wholly owned subsidiary of 1mage. The Articles of Incorporation and the Bylaws of SupraLife will be the Articles of Incorporation and the Bylaws of the surviving corporation.

     CONVERSION OF SHARES OF SLM COMMON STOCK. At the Effective Time of the Merger, the shares of SLM's common stock issued and outstanding immediately before the Effective Time will be converted into all of the capital stock of SupraLife, so that 1mage becomes the sole shareholder of SupraLife.


     CONVERSION OF SHARES OF SUPRALIFE COMMON STOCK, OPTIONS, WARRANTS AND OTHER CONVERTIBLE SECURITIES. At the Effective Time of the Merger, each outstanding share of SupraLife common stock immediately before the Effective Time other than dissenting shares ("Dissenting Shares") as defined in California Corporations Code sections 1300-1312 (the "California Dissenter's Rights Statute") will by virtue of the Merger be converted into .68804 shares of 1mage Common Stock issuable in connection with the Merger (the "Conversion Ratio"), or an aggregate of 6,609,057 authorized but unissued shares of Common Stock. The number of Merger Shares will be adjusted in the event 1mage issues additional shares of Common Stock prior to the Merger, such as upon the exercise of outstanding options. The number of Merger Shares will equal three times the issued and outstanding shares of Common Stock immediately prior to the Effective Time. The Conversion Ratio will also be adjusted accordingly. In addition, all options, warrants and other convertible securities of SupraLife (the "Old Options") will be canceled and options, warrants and other convertible securities of 1mage with substantially identical terms, conditions and exercise prices ("New Options"), as adjusted for the Merger, will be issued to the holders thereof at the Effective Time. The Shareholders are being asked to approve an amendment to the Company's 1996 Equity Incentive Plan which will increase the number of shares authorized under that Plan in order to have a sufficient number of 1mage shares to issue for the New Options and will change the class of persons eligible to receive options under that plan to include all of the persons who have Old Options. See "Proposal to Amend the Equity Incentive Plan."

     DISSENTERS' RIGHTS FOR HOLDERS OF 1MAGE COMMON STOCK. Holders of 1mage Common Stock may be entitled to assert dissenter's rights and obtain payment of the fair value of their shares, under Article 113 of the Colorado Business Corporation Act, Colo. Rev. Stat. Section 7-113-101 et seq., a copy of which is attached hereto as Appendix I (the "Colorado Dissenter's Rights Statute"), if the Merger is effectuated. To exercise the right to dissent, (1) a shareholder ("Dissenting Shareholder") must provide written notice to the Company of his or her intent to demand payment for his or her shares if the Merger is effectuated, (2) the Dissenting Shareholder must not vote in favor of proposal No. 1 at the Meeting, and (3) the Dissenting Shareholder must comply with the other provisions of the Colorado Dissenter's Rights Statute. If the Merger is effectuated, the Company will provide written notice of the Merger to the Dissenting Shareholder along with an explanation of the procedures for the Dissenting Shareholder to demand payment and deliver his or her stock to the Company. If a Dissenting Shareholder is dissatisfied with the payment or offer, the Dissenting Shareholder is entitled to follow the procedures outlined in the Colorado Dissenter's Rights Statute. The foregoing discussion of the law relating to dissenters' rights is not a complete statement of such rights and is qualified in its entirety by reference to Appendix
I. THIS DISCUSSION AND APPENDIX I SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF 1MAGE STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO STRICTLY COMPLY WITH SUCH PROCEDURES WILL RESULT IN THE LOSS OF DISSENTERS RIGHTS. 1mage considers it unlikely that there would be a significant number of Dissenting Shareholders.

     EXCHANGE OF SUPRALIFE COMMON STOCK CERTIFICATES. Certificates for the 1mage Shares, and documents evidencing the New Options, will be delivered by the Reorganized Parent to the respective SupraLife stockholders upon the later of (i) the Closing Date or (ii) the delivery to SupraLife by the respective SupraLife stockholders of their certificates for SupraLife Common Stock and/or the execution of documents evidencing the surrender of the Old Options (to the extent such documents are deemed necessary by counsel for the Reorganized Parent), or in the case of lost, stolen or destroyed certificates, such documents, including indemnifications and surety bonds, as shall be reasonably required by counsel for Reorganized Parent.

     STATUS OF 1MAGE COMMON STOCK. Following the Merger, the Shareholders of 1mage will continue to hold their shares of capital stock of 1mage without any change in number, designation, terms or rights, except for the proposed name change. However, the Shareholders of 1mage will experience a substantial amount of dilution upon the issuance of the shares of Common Stock to the stockholders of SupraLife. Currently there are 2,203,019 shares of Common Stock outstanding, and after the issuance of the Merger Shares there will be 8,812,076 shares outstanding (assuming no adjustment in Merger Shares). As a result of the Merger, SupraLife stockholders will own approximately 75% (86% on a fully diluted basis) of the total 1mage Common Stock to be outstanding immediately subsequent to the Merger.


     NOTIFICATION OF MERGER.  Following the Effective Time, the
Company's transfer agent, American Securities Transfer & Trust, Inc., will mail to each Shareholder of the Company, a notice of the effectiveness of the Merger and instructions on how to exchange certificates representing shares of 1mage Common Stock for certificates which give effect to the corporate name change (if approved).

     DISSENTERS RIGHTS OF APPRAISAL OF SUPRALIFE SHAREHOLDERS. SupraLife stockholders may have the right under California law to dissent from the Merger and obtain payment of fair value for their SupraLife shares. Under the Merger Agreement, if shares representing more than ten percent (10%) of the outstanding SupraLife shares are dissenting shares under the California Dissenter's Rights Statute and sufficient funds cannot be raised on commercially reasonable terms to fund the payment for dissenting shares, SupraLife may elect not to proceed with the Merger.


     AUTHORIZED INCREASE IN NUMBER OF 1MAGE COMMON SHARES. Subject to approval of the Shareholders, the Articles of Incorporation of 1mage will be amended to increase the authorized number of shares of Common Stock from 10,000,000 to 50,000,000 shares of Common Stock. Because of the number of shares required to be issued to the stockholders of SupraLife pursuant to the Merger, this amendment must be approved in order to effectuate the Merger.


     PROPOSED NAME CHANGE. Subject to approval of the Shareholders, the corporate name of 1mage will be changed to SupraLife International, Inc. if the Merger Agreement is approved and adopted.


     INTEREST OF CERTAIN PERSONS IN THE MERGER. As a condition to the Merger, the Reorganized Parent will enter into five-year employment agreements with David R. DeYoung and Mary Anne DeYoung. Mr. DeYoung is President, Chief Executive Officer and a Director of 1mage. Ms. DeYoung is Chief Financial Officer of 1mage. The Reorganized Parent will also enter into a consulting agreement with Mr. DeYoung applicable to a potential sale of the business of New 1mage after the Merger. See "Employment and Consulting Agreements with the Company."

     MERGER CONSIDERATION. The aggregate amount of the Merger
Consideration is 6,609,057 shares of Common Stock to be issued to the stockholders of SupraLife in the Merger, as such amount may be adjusted. The Merger Consideration would have an aggregate market value of $13,218,114 based on the closing price of the Common Stock on Nasdaq on September 24, 1998 of $2.00 per share.


     EFFECTIVE TIME OF THE MERGER. Subject to the terms and conditions of the Merger Agreement, the Merger is expected to become effective upon the filing of the Articles of Merger with the Secretary of State of Colorado and the Secretary of State of California as soon as practicable after the Meeting (the "Effective Time").

     CONDITIONS OF THE MERGER. The respective obligations of 1mage and SupraLife to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions, among others: (i) the Merger Agreement will have been approved and adopted by the holders of a majority of the outstanding shares of each of the Company and SupraLife,(ii) the amendment to the Articles of Incorporation to increase the authorized shares from 10,000,000 to 50,000,000 shares of Common Stock will have been approved by the Shareholders, (iii) the absence of any statute, rule, injunction or order that would prevent consummation of the Merger; (iv) the receipt of all required authorizations, consents and approvals; (v) no more than ten percent (10%) of the outstanding shares of SupraLife are dissenting shares under the California Dissenter's Rights Statute or sufficient funds have been raised on commercially reasonable terms to fund the payments to dissenting shareholders of SupraLife; and (vi) the performance of and compliance with all agreements and obligations of the parties under the Merger Agreement.


     REGULATORY APPROVALS The Company does not believe that any federal or state requirements must be complied with or that approval must be obtained in connection with the Merger, other than filings required pursuant to federal and state securities laws, the filing of the Articles of Merger with the Secretary of State of Colorado and the Secretary of State of California and compliance with the Dissenter's Rights Statutes applicable to each company.

     FINDER'S FEES. By agreement dated June 16, 1998, the Company and SupraLife agreed that at such time as the Merger is effected or if a substantial portion of the assets of SupraLife are otherwise acquired by the Company (the "Closing Date"), then First Fidelity Capital, Inc. or its designee ("First Fidelity") will receive the following consideration for its services in connection with the introduction of the parties to the Merger Agreement: (a) 107,142 shares of 1mage Common Stock and (b) one-year common stock purchase warrants to purchase 321,427 shares of Common Stock exercisable at $.8648 per share (the "One-Year Warrants"). The One-Year Warrants are exercisable for one year from their issuance. Beginning six months after their issuance, the One-Year Warrants are redeemable by the Reorganized Parent upon sixty (60) days notice, for a price of $.01 per warrant share, so long as (i) the closing price of the Common Stock for each of the ten (10) trading days preceding the notice of redemption is greater than the One-Year Warrant exercise price and (ii) the Common Stock underlying the One-Year Warrants to be redeemed has been registered for sale under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission").

     Also, on the Closing Date, (i) First Fidelity may purchase up to 440,604 shares of Common Stock for cash at the average of the closing prices quoted by Nasdaq for the ten trading days preceding the Closing Date (the "Closing Price"), and (ii) for every five shares of Common Stock actually purchased by First Fidelity on the Closing Date, the Company will issue to First Fidelity a warrant to purchase one share of Common Stock at the greater of the Closing Price or $3.04 per share. These warrants (the "Thirty-Month Warrants") will be exercisable six months after their issuance and remain exercisable for a period of two years thereafter. The Thirty-Month Warrants are redeemable by the Reorganized Parent beginning twelve (12) months after they have become exercisable, upon sixty (60) days notice, at a price of $.01 per warrant share, so long as (a) the closing price of the Common Stock for each of the ten (10) days preceding the notice of redemption is greater than the Thirty-Month Warrant exercise price and (b) the Common Stock underlying the Thirty-Month Warrants has been registered with the Commission. The Company and SupraLife have agreed to make their best efforts to register all of the shares issued to First Fidelity and the shares issuable upon exercise of the One-Year Warrants and the Thirty-Month Warrants (the "FFC Shares") with the Commission under the Act promptly after the Closing Date at the Reorganized Parent's expense. The Company and SupraLife agreed that none of the shares of Common Stock issued to SupraLife or its shareholders will be registered under the Act without concurrent registration of the FFC Shares. The Reorganized Parent must file an appropriate registration statement as to the FFC Shares within thirty (30) days after the Effective Time.


     FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger or any transaction contemplated thereby will be paid by the party incurring such fees or expenses except that, if the Merger is not consummated SupraLife has agreed to pay one half of the aggregate legal fees and related expenses incurred by both parties in connection with the Merger, plus the fees and expenses associated with the agreement with First Fidelity. The Reorganized Parent has agreed to pay all expenses in connection with the registration, qualification, and/or exemptions of the Merger Shares and FFC Shares, including any SEC and state securities law registration and filing fees and other expenses, but the Company will not pay for broker's or underwriter's commissions or discounts upon sale by any holder of the Merger or FFC Shares. See "Finder's Fees."

     RESALE OF 1MAGE COMMON STOCK TO BE ISSUED IN THE MERGER. The Merger Shares and the FFC Shares will be "restricted securities" and may only be transferred in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration statement, or in transactions exempt from registration. Merger Shares received by persons who are affiliates of SupraLife may be sold by them only in accordance with Rule 145 under the Securities Act. As described above, the Company and SupraLife have agreed to utilize their best efforts to register the FFC Shares for resale. The Company and SupraLife have not yet determined whether and to what extent the Merger Shares will be registered for resale. Rule 144 generally provides that beneficial owners of Common Stock who have held such Common Stock for one year may sell within a three-month period a number of shares not exceeding the greater of 1% of the total outstanding shares or the average weekly trading volume of the shares during the four calendar weeks preceding such sale. Such sales must be made through a broker without solicitation of a buyer. Persons who are not affiliates of the issuer may resell shares without restriction pursuant to Rule 144(k) after they have held their shares for two years.


     AMENDMENT OF THE MERGER AGREEMENT; WAIVER OF CONDITIONS The respective Boards of Directors or Manager of 1mage, New 1mage, SupraLife and SLM may, by written agreement, at any time before or after the approval and adoption of the Merger Agreement by the 1mage or SupraLife Shareholders, amend the Merger Agreement, provided, however, that after such approvals, no amendment or modification may be made that would materially adversely affect the rights of the 1mage or SupraLife shareholders without the further approval of such shareholders. Each party to the Merger Agreement may, to the extent legally permitted, extend the time for performance of any obligations of any other party to the Merger Agreement, or waive compliance of any party with any of the terms or conditions in the Agreement.


     TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by notice from the Company or SupraLife of a material breach by the other party of any provision of the Agreement or if the Merger has not been consummated by March 31, 1999.

     FEDERAL INCOME TAX CONSEQUENCES The parties have agreed that the Merger is intended to be treated for tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


BUSINESS AND MANAGEMENT AFTER THE MERGER

     1mage develops and markets a software product called 1MAGE(R), a UNIX-based electronic document image management and retrieval system. After the Effective Time, the assets and liabilities of 1mage will be transferred to New Image Software LLC, a wholly owned subsidiary of 1mage, in exchange for 100% of the membership interests of New 1mage. Thereafter, the Reorganized Parent will be a holding company for its two subsidiaries, New 1mage Software LLC and SupraLife. If approved by the Shareholders, the corporate name of 1mage will be changed to SupraLife International, Inc.

     After the Effective Time, SupraLife and its wholly owned domestic and international subsidiaries will continue to develop, manufacture and sell preventive health, personal care and sports & fitness products through its direct marketing network as a wholly owned subsidiary of 1mage. See "Description of SupraLife International."

     After the Effective Time, SLM will be merged out of existence.

MARKET PRICE AND DIVIDENDS OF 1MAGE COMMON STOCK

     The Company's Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol ISOL. The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share for the Common Stock as reported on Nasdaq.

     1996                              High               Low
                                      -----              -----
          First Quarter               $1.31              $0.63
          Second Quarter               1.88               0.75
          Third Quarter                1.63               1.13
          Fourth Quarter               1.25               0.75

     1997                              High               Low
                                      -----              -----
          First Quarter               $1.31              $0.75
          Second Quarter               1.19               0.63
          Third Quarter                1.81               0.75
          Fourth Quarter               1.56               0.50

     1998                              High               Low
                                      -----              -----
          First Quarter               $0.63              $0.25
          Second Quarter               2.31               0.28

     These quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


     On September 24, 1998, the closing high and low sale prices per share for the Common Stock was $2.0939 and $1.8125, respectively, as reported on Nasdaq.


     The last reported sale price of the Common Stock prior to the announcement of the Merger took place on June 14, 1998 at a price of $0.719.

     The Board of Directors has never declared a dividend and does not plan to declare dividends on 1mage Common Stock in the future.


            PROPOSAL TO APPROVE AND ADOPT MERGER AGREEMENT


     On September 24, 1998, the 1mage Board of Directors unanimously approved the proposed Merger Agreement, subject to shareholder approval and the satisfaction of certain enumerated conditions including the final negotiation and execution of mutually satisfactory employment agreements between the Reorganized Parent and the executive officers of 1mage. The 1mage Board of Directors believes that the Merger is in the best interests of the Company and its Shareholders. The Board considered the position, prospects and future of the Company generally and the effect of the Merger on the public shareholders specifically and discussed such matters with representatives of SupraLife. For the reasons discussed below, the Board of Directors concluded that the Merger is fair and in the best interests of the Company and its Shareholders. Accordingly, the Board of Directors unanimously approved the non-binding letter of intent to effect the Merger on June 5, 1998. In approving the proposed Merger Agreement and reaching its conclusions as to the fairness of Merger, the Board of Directors considered the following factors in particular:


     (i) 1mage as a combined company would meet the quantitative maintenance standards of Nasdaq required for continued listing as well as the higher, initial listing standards which will, by virtue of Nasdaq Rule 4330(f), be deemed to apply upon consummation of the Merger, based on the pro forma combined earnings of 1mage and SupraLife in 1996 and 1997; (ii) the ongoing business and assets being contributed by SupraLife are believed to have a value at least as great as the pre-announcement value of the 1mage Shares to be exchanged for those assets; (iii) although the number of shares being issued to the shareholders of SupraLife would be highly dilutive to the Company's Shareholders, the Board believes that the long term effect would be improved value for the Shareholders; and (iv) SupraLife's extensive knowledge in establishing and managing a world-wide distributor network would aid the Company's marketing efforts as it faces similar challenges and opportunities in domestic and international sales markets for its imaging software products.

     The number of Merger Shares to be issued was negotiated on an arms-length basis after giving effect to the trading range for the Common Stock and the Company's financial position and prospects during the negotiations. In determining the number of shares to be issued for the Merger, the Board of Directors considered a number of factors.

     While no single factor was determinative, the Board considered the price to earnings ratio of publicly held direct sales companies, the perceived market value of the assets being contributed by SupraLife as compared to the market value of the assets owned by the Company, the value at which the assets of SupraLife and the assets of the Company could be sold as an ongoing business for cash or other consideration, and the liquidation value of the respective assets of the Company and SupraLife. Many of the calculations also considered the Company's book value and the $.438 price share of Common Stock quoted on Nasdaq for most of the time that price negotiations were ongoing.

     The Board also considered a number of risks associated with the Merger including: (i) the potential decline in 1mage's and SupraLife's revenues and profitability, (ii) the uncertainty of new and existing product development by 1mage and SupraLife, (iii) the risks of litigation, including but not limited to the litigation between SupraLife and certain of its former distributors and shareholders (the "Distributor Litigation"), (iv) the dilution to existing 1mage shareholders, and (v) the impact of the Distributor Litigation on SupraLife's results of operations. See "Risk Factors."


     The foregoing discussion of information and factors considered by the Company's Board of Directors is not intended to be exclusive but is intended to highlight some of the most material of the factors considered. In view of the large number of factors considered, the 1mage Board did not find it practical to quantify or otherwise assign relative weights to the specific factors considered and did not do so. Individual directors may have nonetheless attributed different weights to various factors.


FORWARD LOOKING STATEMENTS


     This Proxy Statement contains certain statements, including statements regarding the combined operations of 1mage and SupraLife and statements concerning the future plans of management for 1mage and SupraLife, which are forward looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward looking statements are subject to risks and uncertainties identified along with such statements and all of the risks, including but not limited to the discussion under the headings "Risks Associated with the Merger and the Reorganized Parent," "Description of Merger," "Legal Proceedings," and "Risk Factors of SupraLife."



                DESCRIPTION OF SUPRALIFE INTERNATIONAL

GENERAL


     SupraLife International was incorporated in California in May, 1991 under the name Eagle Investments, Inc. It changed its name to Soaring Eagle Ventures, Inc. in January, 1995. In March, 1996, the company changed its name to Eagle Lifestyle Nutrition, Inc. and also transferred the Soaring Eagle Ventures, Inc. name to its wholly owned subsidiary. In August, 1997, the company changed its name to SupraLife International. The Soaring Eagle Ventures, Inc. subsidiary changed its name to "SupraLife" in June, 1998. The address of the principal executive offices of SupraLife International (hereafter, "SupraLife") is 9820 Willow Creek Road, Suite 450, San Diego, California 92131. SupraLife is a privately-held company with 36 stockholders.

     SupraLife and its wholly owned U.S. and international subsidiaries primarily develop, manufacture and market preventative health, sports & fitness and personal care products that are designed for health-conscious consumers. SupraLife develops products that it believes will have widespread consumer appeal and strong network marketing sales potential. These products are sold to consumers through a network of independent distributors. SupraLife has developed a worldwide network of approximately 37,000 active distributors and preferred customers. The substantial majority of these persons are preferred customers who typically order products only for personal use. SupraLife offers a product line of nearly 40 products in three major categories: preventive health, personal care, and sports & fitness. SupraLife, through its wholly owned subsidiary, Proven Results, Inc. ("PRI"), also develops and markets health related seminars directly to individuals as well as to corporations. SupraLife's initial seminar products relate to nutrition and weight loss and were launched in January, 1998. In September, 1998, SupraLife formed FrontRunner Nutrition ("FrontRunner") to market nutritional supplements through alternate distribution channels.


     SupraLife has a number of programs designed to assist its distributors in building their businesses. SupraLife provides product development, sales and marketing aids, customer service, and essential record-keeping functions for its distributors. SupraLife also provides support programs to the distributors, which include regional training seminars, a quarterly newsletter, monthly updates and business training systems.

     In 1997, SupraLife formed Natureceutical International, Inc. ("NI") as a wholly-owned subsidiary to manufacture SupraLife's top selling liquid products. Prior to formation of NI, SupraLife used outside manufacturers for these products. NI is licensed to manufacture food grade nutritional products. SupraLife's products are produced using Good Manufacturing Processes. See "Regulation."

FINANCIAL INFORMATION BY BUSINESS SEGMENT

     SupraLife is primarily engaged in one line of business: the sale of nutritional and personal care products. Information for each of SupraLife's last three fiscal years, with respect to the amounts of revenue from sales to unaffiliated customers, operating profit and identifiable assets of this segment, is set forth in the financial statements of SupraLife included elsewhere in this Proxy Statement.

GROWTH


     SupraLife's net sales to its independent distributors and customers over the last five full years of operations were $1.3 million in 1993, $3.5 million in 1994, $10.5 million in 1995, $33 million in 1996 and $29 million in 1997. Through the first six months of this year, sales have been $7.9 million. See "Selected Financial Data of SupraLife."

     SupraLife's growth through 1996 was primarily due to expansion of its distributor network. In 1997, SupraLife severed its relationships with several of its largest distributors who had failed to adhere to SupraLife policies and procedures. See "Legal Proceedings." These terminations led to a decrease in net sales in 1997 and through the first six months of 1998. See "Management Discussion and Analysis of Financial Condition and Results of Operations."


SupraLife implemented a number of strategic plans in 1997 and 1998 designed to offset the effects of the distributor terminations. These have included:


     -    Expansion of distribution channels.

     - Restructure of senior management to provide emphasis on marketing and distributor support.
     -    Implementation of new company policies and procedures.

     - Installation of a new, state of the art, management information system.

     - Creation of NI to control the manufacture of top selling liquid products.

     -    Expansion into the United Kingdom and the Netherlands.

     - Greater emphasis on full spectrum nutrition for preventative health products, including reformulation of two of the top selling full spectrum liquid products.

     - Introduction of new products, including Multi-E.F.A., Kids Toddy, the Slim Slim line of weight management products, a line of colostrum-based immune system support and colon care products, and three FrontRunner private label products.


     - Introduction of a new distributor compensation plan providing .greater rewards for individual efforts

     - Cost reductions, including staffing cuts and curtailment of investments in PRI and international operations.

COMPETITION

     SupraLife's products are sold in domestic and foreign markets in competition with other companies. Many of these competitors have substantially greater sales volumes and financial resources than SupraLife, and many of these competitors sell brands that are, through advertising and promotions, better known to consumers. SupraLife competes in the nutritional supplement and personal care industry against companies which sell heavily advertised and promoted products through retail stores, as well as against other network marketing companies. For example, SupraLife competes against numerous manufacturers and retailers of products which are distributed through supermarkets, drug stores, health food stores, department stores and other retail outlets. In addition to its competition with these manufacturers and retailers, SupraLife competes for product sales and independent distributors with many other network marketing companies, including New Vision International, Nutrition for Life, Shaklee, NuSkin and Amway. SupraLife believes that the principal competition factors in its industry are quality, price, distribution and brand name. In addition, recruitment, training, and financial incentives for the independent sales force are important factors.

     SupraLife's principal methods of competition for the sale of products is its emphasis on development of high quality preventive health, personal care and sports & fitness products, its responsiveness to changes in consumer preferences and its commitment to quality, purity, safety, education and service. Further, SupraLife believes that its uniquely formulated full-spectrum nutritional liquids, all of which use as their base an organic trace mineral product mined from prehistoric plant deposits, result in a flagship product line that is unique to SupraLife. SupraLife's principal methods of competition for recruiting distributors are its marketing program, compensation plan and support services.

MARKETING STRATEGY


Network Marketing


     Currently, SupraLife has distributors throughout the United
States, and a small distributor network in Europe. Management intends to expand its marketing activities in the U.S., and to continue with its expansion into the European market, albeit at a slower pace than in recent quarters. See "International Expansion."

     SupraLife's products are distributed through a network marketing system consisting of approximately 37,000 active distributors and preferred customers. SupraLife regularly evaluates the total numbers of its distributors and preferred customers and deletes from its system those that have not been active in 12 or more months. Distributors are independent contractors who purchase products directly from SupraLife for resale to retail customers and/or for personal consumption. The substantial majority of SupraLife's distributors and preferred customers join SupraLife primarily to buy SupraLife products solely for themselves at wholesale prices. Approximately 10,000 persons are active distributors who have the opportunity to earn commissions on individual sales and on sales to other distributors and preferred customers recruited by the distributors. Management believes that its network marketing system is well suited to marketing its nutritional supplements and other products because sales of such products are strengthened by ongoing personal contact and education between retail consumers and distributors, virtually all of whom use SupraLife's products themselves.

     To become a distributor, a person must be sponsored by an existing distributor. The distributor applicant then completes an application form and pays a small fee. The distributor then receives a Welcome Pack and can begin placing orders at wholesale prices. Consumers who want to purchase products at wholesale prices but do not want to be distributors may become preferred customers ("PC") for a small membership fee. Sponsors of preferred customers receive commissions on each purchase by a PC.

     SupraLife plans to make increased use of conventional mass marketing programs to raise consumer visibility for SupraLife's products and to promote its corporate image and mission. Planned programs include trade booths (to be staffed by distributors), athletic promotions, print advertising, press releases, radio and television advertising (particularly infomercials), direct mail and the Internet. In addition, management hopes that conventional marketing will expose SupraLife to distributors and customers in geographical areas that were previously unsupported.


Compensation Plan


     Distributors who purchase certain amounts of product receive volume discounts in the form of personal purchase rebates. The requirements for this rebate start at a level low enough that most distributors are able to receive them.

     Distributors who meet higher although still modest purchase requirements qualify to earn commission overrides of varying percentages on the sales of product by distributors in the first five levels of their organization. Upon meeting certain additional productivity requirements, distributors can earn "executive" and "leadership" bonuses payable as a percentage of sales of downline distributors. SupraLife also has an additional bonus program for distributors who maintain high levels of productivity, and career bonuses for high levels of productivity over the distributor's career.


FrontRunner Nutrition

In September, 1998, SupraLife formed FrontRunner Nutrition ("FrontRunner") to target alternate distribution channels within the nutritional supplement market. FrontRunner has entered into a two-year contract to supply specifically formulated sports nutrition products to Curves International, Incorporated, d/b/a Curves for Women, "30 Minute Fitness and Weight Loss Centers," a nationwide franchise chain of gyms for women. Curves International currently has approximately 650 franchise outlets nationwide, and projects substantial growth over the next two years. The contract calls for FrontRunner initially to supply Curves International with three private label products. One of these products will be manufactured by SupraLife's NI manufacturing facility, and the other two will be manufactured by a third party. SupraLife and Curves International may amend the contract in the future to add additional products in their discretion.

FrontRunner intends to seek additional distribution opportunities, although there can be no assurance that any such opportunities will be available on terms acceptable to management. Management intends to design FrontRunner marketing plans, including the plan for Curves International, so as to avoid as much as possible any encroachment upon the direct marketing of SupraLife's own branded products through network distributors.


International Expansion

     SupraLife initiated expansion into international markets in 1997 through its acquisition of Vitall International, Inc. ("Vitall"). Vitall specialized in herbal nutritional and personal care products and was operating in four European countries. SupraLife now operates in Europe with two subsidiaries, SupraLife International, Ltd. in the United Kingdom and SupraLife International, B.V. in the Netherlands. The European expansion strategy is to introduce SupraLife's products while maintaining the Vitall herbal and personal care products. SupraLife is considering expansion into other European countries and into countries in the Asia Pacific region, although any such expansion is dependent on improvement in SupraLife's operating results or the availability of capital for international expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


PRODUCTS

Current Product Lines

     SupraLife sells preventive health, personal care and sports & fitness products that are manufactured with proprietary formulations. SupraLife offers a product line of about 40 high quality products including unique full spectrum mineral based nutritional and sports drinks, immune system support products, weight management programs, specialized vitamin/mineral tablets, oral and personal hygiene products, personal care formulations and nutritional snack bars.

DESCRIPTION OF SELECT SUPRALIFE PRODUCTS

Preventative Health

     SupraLife's preventative health products have been developed to provide the body with the full spectrum of essential nutrients for optimal health. At the core of the preventive care line are the Toddy full spectrum liquid vitamin, mineral and herbal products, Multi-E.F.A., an essential fatty acid gel cap, and NK Daily, a daily immune system support capsule. The remainder of the preventive health line are the Super Nutrient products, which round out full spectrum nutrition by addressing specific nutrient deficiencies.

     The Toddy products are based on a liquid mineral preparation mined from a prehistoric plant deposit in Southern Utah. The various Toddy formulations include Ultra Body Toddy, Total Toddy, Rainforest Toddy, Disiac Toddy and Kid's Toddy, each of which supplement the liquid mineral base with various vitamins, amino acids and herbs to provide full spectrum nutrition. There are currently 15 Super Nutrient products, including Bio-Calcium, Flex Flow and two BioCleanse formulations. SupraLife also markets NK 911 and Allerforce colostrum-based immune system support products to supplement NK Daily.

Sports & Fitness


     SupraLife's sports & fitness products include Sports Toddy and the Slim Slim line of weight loss and weight management products. Sports Toddy is a concentrated mineral and electrolyte replacement drink.
Slim Slim products include meal replacement protein powder and a metabolic accelerator product. FrontRunner's products include a liquid full spectrum nutritional supplement, a joint and connective tissue support capsule and an essential bio-available calcium supplement.


Personal Care

     SupraLife's personal care products include Longevity Rich
Moisturizer, a skin moisturizer which includes trace minerals, and Oxyrich Periodontal toothpaste and mouthwash, which each include trace minerals.

Product Development and New Products


     SupraLife regularly expands its product line through the development of new products. For example, SupraLife introduced Kid's Toddy and the BioCleanse line of colon care products and three FrontRunner products in 1998. New product ideas are derived from a number of sources, including trade publications, scientific and health journals, and company funded research. Prior to introducing products, legal counsel and other representatives retained by SupraLife investigate product formulations for regulatory compliance and other issues. To the extent possible, SupraLife's products are formulated to suit both the regulatory and marketing requirements of the particular market.


     SupraLife's research, development and formulation is conducted by independent researchers, vendor research departments, research consultants and others. SupraLife does not have an in-house research staff. When SupraLife identifies a new product concept or when an existing product needs to be reformulated for introduction into a new or existing market, the new product concept or reformulation is generally submitted to SupraLife's consultants for technological development and implementation. SupraLife claims proprietary rights to a majority of its product formulations. See "Other Proprietary Rights."

     SupraLife uses various consultants to perform research and development activities and to speak on behalf of SupraLife concerning existing and future products and nutrition. The expenses for these consultants have been $444,000, $230,000 and $82,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

Product Warranties and Returns

     SupraLife's product warranty and return policies are similar to other network marketers of nutritional supplements and personal care products. If a retail purchaser of any of SupraLife's products is not satisfied with the product, he or she may return it to the distributor from whom it was purchased at any time within 30 days of the purchase. The distributor is required to refund the purchase price to the retail purchaser. The distributor may then return the unused portion of the product to SupraLife for a refund or an exchange of equal value. Most products returned to SupraLife are replaced at cost. The cost of products returned to SupraLife has been insignificant during all reported fiscal periods.

Trademarks and Service Marks

     SupraLife owns trademarks registered with the United States Patent and Trademark Office for the following: Ultra Body Toddy, Super Daily, Rain Forest Toddy, Super Nutrient, Longevity Rich, Life-Trans, Disiac Toddy and Mineral Munch. Fifteen additional applications for registration are pending; thirteen of which are "intent to use" applications, and two of which are "in use in commerce" applications. Of the fifteen pending applications, SupraLife has received "Notices of Allowance" from the United States Patent and Trademark Office for an additional two trademarks. Federally registered trademarks have perpetual life, as long as they are renewed on a timely basis and used properly as trademarks, subject to the rights of third parties to seek cancellation of the marks. SupraLife regards its trademarks as valuable assets and believes they have significant value in the marketing of its products. SupraLife vigorously protects its trademarks against infringement. However, there can be no assurance that SupraLife's trademarks will not be challenged by third parties seeking cancellation of the marks.

Other Proprietary Rights

     SupraLife claims proprietary rights in most of its products and formulations. SupraLife's products and formulations are not patentable, and SupraLife instead relies on a combination of trade secret laws and nondisclosure and other contractual provisions to protect its various proprietary rights. These safeguards may not prevent competitors from imitating SupraLife's products and formulations or from independently developing similar products and formulations.

     SupraLife believes that its proprietary rights do not infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert such infringement by SupraLife with respect to current or future products or formulations. Any such claim, with or without merit, could be time consuming, result in costly litigation and cause product release delays and might require SupraLife to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to SupraLife.

MANUFACTURING AND SUPPLIERS

     SupraLife currently manufactures substantially all of its liquid nutritional products. SupraLife purchases the remainder of its products from third party vendors that mine, manufacture and package products to meet SupraLife's specifications and standards. SupraLife places particular emphasis on quality control.

     SupraLife formed Natureceutical International in 1997. NI has a manufacturing facility which allows SupraLife to formulate and bottle liquid nutritional supplements in one location. Subject to availability of capital, SupraLife plans to expand its manufacturing capabilities in those areas where cost and quality advantages can be realized. SupraLife's manufacturing facility also offers a lab for conducting quality control tests on all products. SupraLife maintains the ongoing consulting and management services of two chemists and also employs a Quality Control and Production Manager.

     SupraLife has a variety of suppliers which provide containers, screening services, printing services, raw materials, formulating, bottling and other products and services. In most situations SupraLife has no ongoing contractual commitments to its vendors and is not substantially dependent upon any single vendor.

     Minerals used in SupraLife's liquid products are mined from a prehistoric plant deposit located in Southern Utah. SupraLife has a ten-year contract with T.J. Clark & Company, the supplier of these minerals, that ends on December 31, 2005. SupraLife is required by the supply contract to purchase at least 200,000 gallons of minerals during each of the calendar years of the agreement from and including 1997. SupraLife did not purchase the contractual minimum in 1997 and will not likely purchase the minimum in 1998. See "Risk Factors of SupraLife."

     Termination of supply by one or more of SupraLife's vendors could have a temporary adverse effect; however, SupraLife believes that alternative sources are readily available for the supply, manufacture and packaging of each of its products.

REGULATION

     The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of each of SupraLife's major product groups are subject to regulation by one or more governmental agencies, the most active of which is the Food and Drug Administration ("FDA"), which regulates SupraLife's products under the Federal Food, Drug and Cosmetic Act ("FDCA") and regulations promulgated thereunder. The FDCA defines the terms "food" and "dietary supplement" and sets forth various conditions that constitute adulteration or misbranding of such articles. The FDCA has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 (the "NLEA") and the Dietary Supplement Health and Education Act of 1994 (the "DSHEA"). FDA regulations relating specifically to foods for human use are set forth in Title 21 of the Code of Federal Regulations. These regulations include basic food labeling requirements and Good Manufacturing Practices ("GMPs") for foods. Detailed dietary supplement GMPs have been proposed; however, no regulations establishing such GMPs have been adopted. Additional regulations to implement the specific DSHEA requirements for dietary supplement labeling have also been proposed and final regulations are expected to be implemented over a period of time following final publication. SupraLife's products are also subject to regulation by the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission ("CPSC"), the United States Department of Agriculture ("USDA") and the Environmental Protection Agency ("EPA"). SupraLife's activities are also regulated by various agencies of the states, localities and foreign countries to which SupraLife distributes its products and in which SupraLife's products are sold.

     SupraLife's distribution and sales program is, like that of other companies operating in interstate commerce, subject to the jurisdiction of the FTC and a number of other federal and state agencies. Various state agencies regulate multi-level distribution activities. SupraLife may be subject to additional laws or regulations administered by the FDA or other federal, state or foreign regulatory authorities, the repeal or amendment of laws or regulations which SupraLife considers favorable, or more stringent interpretations of current laws or regulations, from time to time in the future. SupraLife is unable to predict the nature of such future laws, regulations, interpretations or applications, or what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. They could, however, require reformulation of certain products to meet new standards, recall or discontinuance of certain products not able to be reformulated, imposition of additional record-keeping requirements, expanded documentation of the properties of certain products, or expanded or different labeling and scientific substantiation. Any or all such requirements could have a material adverse effect on results of operations and financial position.

PRODUCT LIABILITY INSURANCE

     SupraLife, like other wholesalers, distributors and retailers of products that are ingested, faces an inherent risk of exposure to product liability claims if, among other things, the use of its products result in injury. SupraLife currently has a product liability insurance policy which provides $10 million of coverage per occurrence and in the aggregate. SupraLife believes such level of coverage is adequate and has experienced no product liability claims in the past. However there can be no assurance that such insurance will continue to be available at a reasonable costs, or, if available, will be adequate to cover liabilities.

EMPLOYEES

     SupraLife and its subsidiaries currently have 59 full time employees. SupraLife's domestic network marketing subsidiary has 49 full time employees, of whom 5 are executive, 13 are engaged in finance, information systems and other administrative activities, 17 are in marketing and customer services and 14 are engaged in manufacturing, warehouse and shipping. PRI currently has 4 full time employees and the European entities have 6 full time employees.

FACILITIES

     SupraLife's executive and marketing offices are located at Willow Creek Plaza, 9820 Willow Creek Road, San Diego, California. The domestic customer service center is at 9815 Carroll Canyon Road, San Diego, California, and the warehouse distribution center and accounting offices are located at 10031 Old Grove Road, San Diego, California.

     SupraLife leases approximately 30,000 square feet of warehouse and office space in the United States from unrelated third-parties for approximately $18,000 per month. SupraLife believes these facilities are adequate for its needs for at least the next twelve months.

     PRI currently leases 1,400 square feet for its offices and 1,800 square feet for its training and seminar center. Both are located at 8885 Rio San Diego Drive, San Diego, California.

     SupraLife's European operations lease approximately 2,000 square feet of office space in the United Kingdom and 2,500 square feet in Amsterdam.

MARKET PRICE, OTHER SHAREHOLDER RELATED MATTERS AND DIVIDENDS

     There has been no public market for SupraLife's common stock. As of August 14, 1998, SupraLife has 30 shareholders of record who own a total of 9,605,565 shares. During the calendar year ended December 31, 1997, the Board of Directors of SupraLife declared a dividend of $0.08 per share payable on February 11, 1997 for shareholders of record on February 4, 1997, a dividend of $.05 per share payable on May 8, 1997 for shareholders of record on May 7, 1997, and a dividend of $.05 payable on August 5, 1997 for shareholders of record on July 31, 1997. During the calendar year ended December 31, 1996, the Board of Directors of SupraLife declared a dividend of $.05 (after giving effect on March 29, 1996 and December 20, 1996, of 15 for 1 and 3 for 1 stock splits, respectively) per share payable on November 19, 1996 for shareholders of record on November 5, 1996.

LEGAL PROCEEDINGS

     The following is a description of the material litigation and arbitration matters pending against SupraLife.

Joel Wallach, et al. v. Eagle Lifestyle Nutrition, Inc., et al.
---------------------------------------------------------------
United States District Court of California, Southern District, Case No. 97CV1091R (CGA).

     This action was filed by Joel Wallach and Wellness Lifestyles, Inc., a California corporation, doing business as American Longevity, on June 6, 1997 against SupraLife and various present or past officers, directors and shareholders. Dr. Wallach was formerly a major distributor and spokesman for SupraLife, and was terminated by SupraLife in early 1997. Dr. Wallach, who is still a minority shareholder of SupraLife, formed a competing company called American Longevity.

     The main thrust of plaintiffs' allegations is that the enforcement by SupraLife of a provision in its policies and procedures manual which prohibits its distributors from engaging in a competitive business violates federal and state antitrust laws. In addition, plaintiffs allege that certain shareholders and officers of SupraLife engaged in transactions which negatively impacted Dr. Wallach as a minority shareholder. The complaint also alleges that SupraLife and past or former officers and directors undertook actions which harmed Dr. Wallach.

     SupraLife and some of the individual defendants filed an answer on July 3, 1997. In the fall of 1997, plaintiffs sought a preliminary injunction to prevent SupraLife from restricting its distributors from selling competitive products. The Court denied the motion, finding that there was not a likelihood that plaintiffs would prevail on the merits of their antitrust claims.


     On July 13, 1998, SupraLife and certain of its directors brought a motion for judgment on the pleadings and/or to stay the corporate causes of action, specifically those claiming breach of fiduciary duties and those seeking to remove SupraLife's directors. On August 18, 1998, the Court granted the motion and dismissed the corporate causes of action, but allowed plaintiffs an opportunity to amend the corporate causes of action. Plaintiff amended, and SupraLife will move to dismiss the corporate causes from the amended complaint. SupraLife anticipates bringing other motions in this action, including a motion for partial summary judgment, in a further effort to eliminate certain of the causes of action.


     Presently, SupraLife is unable to evaluate the likelihood of an unfavorable outcome or provide an estimate of potential loss. However, SupraLife believes it has meritorious defenses to the claims asserted against it.

Joel Wallach v. SupraLife International and Soaring Eagle Ventures,
Inc.
-----------------------------------------------------------------------
American Arbitration Association No. 73 199 00090 97

     On March 20, 1997, Joel Wallach served a Demand for Arbitration on SupraLife and its operating subsidiary. The Demand identifies the nature of the dispute as conversion, fraud, breach of contract, securities fraud and breach of fiduciary duty, and seeks an unspecified amount of damages. Although not stated, SupraLife believes that the demand concerns SupraLife's termination of Joel Wallach's Distributor Agreement and Independent Speakers Agreement in February, 1997.


     SupraLife answered the demand and an arbitration panel was selected. The parties are presently completing discovery. It is anticipated that the arbitration hearing will be scheduled in the early part of November, 1998.


     Presently, SupraLife is unable to evaluate the likelihood of an unfavorable outcome or provide an estimate of potential loss. However, based on its assessment to date, SupraLife believes it has meritorious defenses to the claims presently asserted.

Steve Wallach, et al. v. SupraLife International and Soaring Eagle
Ventures, Inc.
-----------------------------------------------------------------------
American Arbitration Association No. 73 181 00237 97

     On June 6, 1997, Michelle Wallach and Steve Wallach served a Demand for Arbitration on SupraLife. The demand seeks declaratory relief and an unspecified amount of damages based on SupraLife's policies concerning the rights of distributors to transfer their distributorships and to participate in competing businesses. The demand was amended to add Ma Lan Wallach, Richard Renton, Roxanne Renton, John Taylor, Johnnie Trager Taylor, Thomas Adcock, Tom Berner, Inez Berner and 5 Star Enterprises as claimants, and to assert claims based on the termination of the claimants' distributorships, the alleged failure of SupraLife to reimburse claimants for returned product, and the alleged failure of SupraLife to perform an annual compression of distributor downlines.


     SupraLife has answered the demand. An arbitration panel was selected, and the arbitration hearing has been scheduled for November 18, 1998. The parties are in the process of completing discovery.


     Presently, SupraLife is unable to evaluate the likelihood of an unfavorable outcome or provide an estimate of potential loss. However, based on its assessment to date, SupraLife believes it has meritorious defenses to the claims presently asserted.

William Randoll, et al. v. SupraLife International, et al.
----------------------------------------------------------
San Diego Superior Court Case No. SB006644.


     This is a derivative action filed on behalf of SupraLife by minority shareholders William Randoll, Mary Wallace, Larry Wallace, Robert Snook, Sharon Snook, Ronald Snook, Jacqueline Dreher, Steven M. Scott, Dr. Joel Wallach, Ma Lan Wallach, Mollie Wallach and Diana Lee Wallach. The complaint names as defendants SupraLife, and various present and former officers and directors of SupraLife.


     The complaint alleges that SupraLife's Board of Directors and Management engaged in certain wrongful acts to the detriment of SupraLife and the minority shareholders. In addition to the cause of action for derivative relief, the complaint states causes of action for breach of fiduciary duty, removal of directors, unjust enrichment/constructive trust, involuntary dissolution and injunctive relief.

     Presently, SupraLife is unable to evaluate the likelihood of an unfavorable outcome or provide an estimate of potential loss. However, based on its initial assessment, SupraLife believes it has meritorious defenses to the claims presently asserted.

RISK FACTORS OF SUPRALIFE

     RECENT OPERATING LOSSES. SupraLife's net income for the years ended December 31, 1997, 1996 and 1995 was $2.3 million, $3.1 million and $411,000, respectively. During the six months ended June 30, 1998, SupraLife has experienced a net loss of $977,000. The losses during 1998 are the result of the adverse impact on net sales of the terminations in 1997 of certain key distributors, the costs of litigation arising from these terminations, the settlement of litigation commenced by the former executive vice-president of SupraLife, and start-up losses from PRI and SupraLife's European operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." SupraLife has implemented an aggressive plan to improve operating results in future periods and to reduce costs (see "Growth") but there can be no assurance that SupraLife will return to profitability in future periods.

     DISTRIBUTOR LITIGATION. In February, 1997, SupraLife terminated its distributorship and speaker agreements with Joel Wallach, who was a significant spokesperson and distributor for SupraLife. Joel Wallach is also a shareholder of SupraLife. SupraLife is currently involved in legal proceedings with Mr. Wallach arising from the termination of these agreements. See "Legal Proceedings." In addition, management is aware that Joel Wallach has formed a company that has products which are competitive with SupraLife's products. SupraLife is also aware that Mr. Wallach has been attempting to recruit certain of SupraLife's distributors for his new company. The termination of Mr. Wallach and his subsequent activities have had a significant adverse impact on results of operations for the year ended December 31, 1997 and the six months ended June 30, 1998, through a reduction in net sales, significant litigation costs and diversion of management resources.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Management is unable to determine whether and to what extent these terminations or future terminations, if any, will have an impact on SupraLife's operations beyond 1998. Management has taken steps which are designed to mitigate the adverse effects of these terminations (see "Growth") but there can be no assurance that these terminations will not continue to have a material adverse effect on results of operations.

     CAPITAL REQUIREMENTS. SupraLife anticipates seeking approximately $1,500,000 in debt or equity financing during the next six to twelve months. SupraLife intends for the Reorganized Parent to raise the majority of this financing after consummation of the Merger. If equity financing is raised after the Merger, it may involve substantial dilution to the Reorganized Parent's then-existing shareholders. SupraLife has no current commitments or arrangements with respect to, or readily available sources of, financing. There can be no assurance that financing will be available to SupraLife when needed, or if available, that it can be obtained on commercially reasonable terms. Any inability to obtain financing when needed would require SupraLife to curtail expansion of operations and possibly reduce current operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     SHORTFALL UNDER SUPPLY CONTRACT. SupraLife has entered into a ten-year supply contract with T.J. Clark & Company ("Clark"), the supplier of SupraLife's liquid mineral ingredients. The contract requires SupraLife to purchase a minimum of 200,000 gallons of liquid minerals from Clark for each of the years between 1997 and 2005 inclusive. However, SupraLife has fallen short of such minimum quantities to date. Specifically, SupraLife ordered approximately 97,000 gallons in 1997, and has purchased approximately 30,000 gallons through June 30, 1998. Management of Clark has indicated in oral discussions with management of SupraLife that at this time Clark expects SupraLife to order based on actual need. However, these discussions have not been reflected in a written contract amendment, and the existing contract requires that amendments be expressed in writing. As a result, Clark could assert a claim for the shortfall. It is also possible that Clark would seek an adjustment in the terms of the contract related to pricing or supply.

     In light of SupraLife's discussions with Clark and the cooperative relationship that SupraLife has had with Clark to date, SupraLife does not believe that it will incur a loss resulting from the shortfall. If Clark did assert a claim SupraLife cannot at this time estimate the amount that Clark may be damaged by the shortfall. As a result, SupraLife has not accrued a charge to income for the shortfall on its financial statements. It remains possible, however, that the shortfall would result in liability, and the liability, while uncertain, could be material. Further, if a renegotiation of the contract were to occur as a result of the shortfall, there may be a material adverse effect on future profit margins through the imposition of a higher contract price for the liquid minerals.


     RELIANCE UPON DISTRIBUTORS; NEED FOR NEW PRODUCTS. SupraLife's products are sold principally through a direct marketing network of distributors. Distributors are independent contractors who purchase products directly from SupraLife for their own use or for resale. Distributors typically work on a part-time basis, and may engage in other business activities not involving the sale of products offered by SupraLife. SupraLife has a large number of distributors, and a relatively small corporate staff to implement its marketing programs and provide support. SupraLife's ability to retain existing distributors and attract new distributors is critical to its continued growth. SupraLife, like most network marketing companies, experiences turnover in its distributors over time. Turnover is principally through attrition, but may also occur through termination of distributors who do not follow SupraLife's rules and procedures. SupraLife seeks to replace inactive or terminated distributors with new distributors, and seeks to keep existing distributors active through new product introductions and new marketing tools for distributors. There can be no assurance that distributors will continue to purchase products at historical levels or that SupraLife will be able to recruit new distributors.

     RISKS ASSOCIATED WITH ALTERNATE DISTRIBUTION. SupraLife formed FrontRunner in September, 1998, to develop and market nutritional supplements through non-network distribution channels. SupraLife has only limited prior experience with non-network distribution channels. The ability of FrontRunner to become a significant revenue source for SupraLife will depend on a number of factors, including the growth of Curves International health club outlets and membership, the acceptance of FrontRunner products by Curves International franchisees and members and the ability of FrontRunner to exploit additional distribution opportunities. There can be no assurance of a positive resolution of any of these uncertainties. SupraLife has carefully designed its marketing plan for FrontRunner so as to avoid as much as possible any encroachment upon the direct marketing of SupraLife's own branded products through network distributors. Nonetheless, some distributors may negatively perceive FrontRunner's efforts, and any such negative perception could lead to a reduction in the efforts of some distributors and possible attrition of these distributors, either or both of which could have a material adverse effect on SupraLife's results of operations.


     EXTENSIVE GOVERNMENT REGULATION. The manufacturing, processing, formulating, packaging, labeling and advertising of SupraLife's products are subject to regulation by one or more federal agencies, including the United States Food and Drug Administration, the Federal Trade Commission and the Consumer Product Safety Commission. SupraLife's activities are also regulated by various state and local agencies. In addition, SupraLife's direct marketing distribution system is subject to governmental regulations generally directed at ensuring that product sales are made to consumers of the products and that advancement within the marketing organization is based on sales of products rather than investments in the organization. Although SupraLife believes that it is in substantial compliance with all such regulations, SupraLife remains subject to the risk that, in one or more of its present or future markets, it could be found not to be in such compliance. Failure by SupraLife to comply with these laws or regulations could have a material adverse effect on SupraLife.

     SupraLife is unable to predict whether it will be able to comply with any new or revised regulations or with any new legislation relating to its activities that may be enacted. New laws or regulations could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record-keeping, expanded documentation of the properties of certain products, expanded or different labeling, or new levels of scientific substantiation.
Failure by SupraLife to comply with all laws and regulations applicable to its products in a timely manner could have a material adverse effect on its business, operations and financial condition.

     ABSENCE OF COMPLETED CLINICAL STUDIES AND SCIENTIFIC REVIEW; EFFECT OF ADVERSE PUBLICITY. SupraLife has not conducted or sponsored clinical studies on its products. SupraLife's products consist of vitamins, minerals, herbs, lotions and other ingredients that SupraLife regards as safe when taken or used as suggested by SupraLife. However, because SupraLife is highly dependent upon consumers' perception of the safety and quality of its products as well as similar products distributed by other companies (which may not adhere to the same quality standards as SupraLife), SupraLife could be adversely affected in the event any of SupraLife's products, or any similar products distributed by other companies, should prove or be asserted to be harmful to consumers. In addition, because of SupraLife's dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to consume SupraLife's products as suggested by SupraLife or other misuse or abuse of SupraLife's products or any similar products distributed by other companies could have a material adverse effect on SupraLife's results of operations and financial condition. Furthermore, SupraLife believes the recent growth experienced by the nutritional supplement market is based in part on national media attention regarding recent scientific research suggesting potential health benefits from regular consumption of certain minerals, vitamins and other nutritional products. Such research has been described in major medical journals, magazines, newspapers and television programs. The scientific research to date is preliminary, and there can be no assurance of future favorable scientific results and media attention, or of the absence of unfavorable or inconsistent findings.

     PRODUCT LIABILITIES. SupraLife, like other retailers, distributors and manufacturers of products that are ingested, faces the inherent risk of exposure to product liability claims in the event that the use of its products results or is believed to result in injury. SupraLife currently has $10,000,000 of product liability insurance with a $5,000 self-insurance retention per occurrence and $50,000 self-insurance retention in the aggregate. However, there can be no assurance that the such insurance will continue to be available at a reasonable cost, or if available, will be adequate to cover liabilities.


     EXPANSION INTO FOREIGN MARKETS. With the acquisition of Vitall in 1997, SupraLife has begun to expand into foreign markets including the United Kingdom and the Netherlands. Such expansion has resulted in substantial losses to date. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." There can be no assurance that SupraLife will be able to operate profitably in the United Kingdom or the Netherlands, or that it will be able to open additional foreign markets on a timely basis or that such additional markets will prove to be profitable. Expansion of SupraLife's operations into new markets entails substantial working capital requirements. SupraLife must overcome significant regulatory and legal barriers before marketing can begin in any foreign market. It is difficult to assess the extent to which SupraLife's products and sales techniques will be successful in any given country. In addition to significant regulatory barriers, SupraLife may also experience problems related to entering new markets with different cultural bases and legal systems from those encountered in the past.

     COMPETITION. The business of designing, marketing and selling nutritional supplements and personal care items and other products like those offered by SupraLife is highly competitive. Numerous manufacturers, distributors and retailers compete actively for customers. Many of SupraLife's competitors are substantially larger than SupraLife and have greater name recognition and financial and marketing resources. The market is highly sensitive to the introduction of new products that may rapidly capture a significant share of the market. As a result, SupraLife's ability to remain competitive depends in part upon the successful introduction of new products. To a lesser degree, SupraLife is also subject to significant competition from other marketing organizations for the recruitment of distributors. SupraLife's ability to remain competitive depends, in significant part, on SupraLife's success in recruiting and retaining distributors. There can be no assurance that SupraLife's programs for recruitment and retention of distributors will continue to be successful. See "Competition."


     MARKET ACCEPTANCE OF FUTURE PRODUCTS. A substantial part of SupraLife's future growth strategy depends upon the development of new products. However, there can be no assurance that such new products will be developed on a timely basis and within budget, or if developed, will meet with market acceptance or be profitable. Any new products developed by SupraLife will likely face competition from numerous larger health food and nutritional supplement manufacturers whose resources are substantially greater than those of SupraLife and whose market presence may make it difficult or uneconomic for SupraLife to introduce new products against such competition.


     DEPENDENCE ON KEY PERSONNEL. SupraLife is dependent on Peter J. Holliday, SupraLife's Chairman of the Board and Chief Executive Officer. The loss of the service of Mr. Holliday could have a material adverse effect on SupraLife. SupraLife has two-year consulting agreements with an entity affiliated with Mr. Holliday which commenced on February 1, 1998, and a two-year director compensation agreement with Mr. Holliday which commenced on February 1, 1998. See "Employment and Consulting Agreements of SupraLife." The continued success of SupraLife is also dependent upon its ability to attract and retain other highly qualified executive personnel. There can be no assurance that SupraLife will be able to recruit and retain such personnel.


     DEPENDENCE ON KEY MANUFACTURERS AND SUPPLIERS AND AVAILABILITY OF RAW MATERIALS. While SupraLife currently manufactures most of its core products, it purchases some of its other products from several contract manufacturers to which SupraLife has outsourced the products' manufacture. SupraLife currently obtains the minerals used in its products from T.J. Clark & Company pursuant to a ten-year agreement that expires on December 31, 2005. See Risk Factor entitled "Shortfall Under Supply Contract." Although SupraLife believes that alternative sources of manufacture and supply for its products are available, an unexpected or prolonged interruption in the supply of one or more products from its key manufacturers and suppliers could be disruptive to SupraLife's operations and have a material adverse effect on SupraLife.

     INTELLECTUAL PROPERTY PROTECTION. SupraLife's trademarks are valuable assets which are very important to the marketing of its products. SupraLife's policy is to pursue federal registrations for all of the trademarks associated with its key products. SupraLife does not, however, have federal trademark registrations for a number of its trademarks. See "Trademarks and Service Marks" above. SupraLife relies on common law trademark rights to protect its unregistered trademarks. Common law trademark rights do not provide SupraLife with the same level of protection as would U.S. federally registered trademarks. In addition, common law trademark rights may extend only to the geographic area in which the trademark is actually used, while U.S. federal registration prohibits the use of the trademark by any third party anywhere in the United States. There can be no assurance that SupraLife's trademarks will not be challenged by third parties seeking cancellation of registered marks or seeking to prevent the use of common law marks.

     OTHER PROPRIETARY RIGHTS. SupraLife claims proprietary rights in most of its products and formulations. SupraLife's products or formulations are not patentable, and SupraLife instead relies on a combination of trade secret laws and nondisclosure and other contractual provisions to protect its various proprietary rights.
These safeguards may not prevent competitors from imitating SupraLife's products and formulations or from independently developing similar products and formulations. SupraLife believes that its proprietary rights do not infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert such infringement by SupraLife with respect to current or future products or formulations. Any such claim, with or without merit, could be time consuming, result in costly litigation, cause product release delays or require SupraLife to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to SupraLife.

     FLUCTUATIONS IN MARGINS. Under SupraLife's distribution compensation plan, a distributor who fails to maintain requisite minimum monthly purchases loses its right to participate in commissions from sales made by other distributors sponsored by that distributor. Such a failure to maintain distributor status would result in SupraLife temporarily achieving a greater profit margin on products sold by the sponsored distributors. Conversely, a distributor who reinstates its status by purchasing the minimum required products would resume receiving its commissions, thus adversely affecting SupraLife's profit margins by increasing SupraLife's commission expense. These effects could result in periodic and unpredictable fluctuations in SupraLife's profit margins.

     EFFECT OF EXCHANGE RATE FLUCTUATIONS. Because SupraLife's international sales have to be denominated in the local currency, exchange rate fluctuations may have a significant effect on its sales and gross margins. Further, if exchange rates fluctuate dramatically, it may become uneconomical for SupraLife to establish or continue activities in certain countries.


     CONTROL BY MANAGEMENT. SupraLife's officers and directors as a group beneficially own approximately 35% of the outstanding shares of SupraLife Common Stock (excluding options) and, after the Merger, will own 26% of the Reorganized Parent. These stockholders may under certain circumstances possess the ability to elect all of the directors of the Reorganized Parent and generally will be able to exert substantial control over the business and operations of SupraLife. See "Stock Ownership of Certain Principal Shareholders and Management."



                 SELECTED FINANCIAL DATA OF SUPRALIFE

     The following table sets forth selected financial data of SupraLife for the periods indicated. This table should be read in conjunction with the financial statements and notes appearing elsewhere in this Proxy Statement.

CONSOLIDATED STATEMENTS OF OPERATIONS


                    Six Months Ended           Years Ended
                        June 30,               December 31,
                      1998   1997    1997    1996   1995   1994   1993
                      ------------  ----------------------------------
                      (Unaudited)                 (Unaudited for 1993)
In thousands, except
per share data


Net sales          $7,950 $18,813$29,113 $33,331 $10,478 $3,457 $1,316

Cost of sales       1,893   4,380  6,408   6,889   1,999 See(3)    253

Commissions
  and incentives    2,528   6,292  9,309  14,137   4,322 See(3)    417

Selling, general and
 administrative     4,660   4,606  9,587   7,180   4,026  1,647    614

Income (loss) from
  operations      (1,451)   3,535  3,809   5,126     131   (33)   (23)

Net income
  (loss) (1)       $(978)  $2,194 $2,315  $3,130    $411  $(70)  $(49)

Basic earnings
  (loss) per
  share (2)         $(0.10) $0.22   $0.23   $0.31  $0.05  $0.10 $(0.01)

CONSOLIDATED BALANCE SHEETS


                    Six Months Ended           Years Ended
                        June 30,               December 31,
                        1998         1997    1996   1995   1994   1993
                      ------------  ----------------------------------
In thousands          (Unaudited)                 (Unaudited for 1993)

Total assets          $4,665       $5,146  $6,376 $1,800   $647   $617

Long term
  obligations            733          547      49     39     52    167

Total shareholder's
equity (deficit)         801        2,079   1,406  (556)  (211)    164

Dividends per
  share (2)               $0        $0.18  $0.05   $0.04     $0     $0

(1)  SupraLife was a Subchapter S corporation until August 1995.
Accordingly, provisions for income tax are not included in net loss for 1993 and 1994, and the tax benefit for 1995 included in net income for that year is for the last five months of that year.

(2) On March 29, 1996 and December 20, 1996, SupraLife declared a 15 for 1 and a 3 for 1 stock split, respectively. All per share data shown in this table gives effect to these stock splits. In 1997, SupraLife adopted SFAS No. 128 concerning the calculation of basic earnings per share. All earnings per share for prior years have been restated to conform to these new standards.

(3) For the year ended December 31, 1994, cost of sales was $1,844,000, which included commissions and incentives. Commission and incentives were not reported separately.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     SupraLife International and its subsidiaries develop, manufacture and distribute preventive health, personal care and sports & fitness products. SupraLife International and its subsidiaries market products in the United States and Europe principally through a network of independent distributors who use the products themselves or resell them to other distributors or consumers. SupraLife International's active operating subsidiaries consist of SupraLife (the "Operating Subsidiary," formerly known as Soaring Eagle Ventures, Inc.), which conducts substantially all U.S. marketing network sales and distribution operations; FrontRunner Nutrition ("FrontRunner") formed in September, 1998, which develops and markets products for alternate distribution markets; SupraLife International, Ltd. and SupraLife International B.V., European network marketing companies which began operations in June, 1997; Proven Results, Inc., which specializes in weight loss seminars; and Natureceutical International, Inc., which manufactures SupraLife's top selling liquid products. The contributions to net sales from subsidiaries other than the Operating Subsidiary have not been significant to date.


     Most of SupraLife's revenues are derived from the sale of consumer products to distributors and preferred customers. SupraLife also receives revenues from the sale of business support materials to existing distributors and from distributor and preferred customer sign-up and renewal fees. These fees entitle distributors to participate in SupraLife's commission program and entitle preferred customers to purchase products at wholesale prices. SupraLife recognizes revenues for products and support materials when shipped and for renewal fees when received.

     SupraLife's net sales are directly dependent upon the efforts of distributors and the personal consumption of SupraLife products by distributors and preferred customers. Net sales are also affected by product mix, pricing, product improvements, quality and competition.


     Cost of sales for SupraLife's liquid products manufactured at the Natureceutical facility include labor, materials and overhead cost incurred to produce the products. The remainder of SupraLife's products are purchased directly from contract manufacturers and accordingly, the purchase price is recorded as cost of sales when the product is sold. In addition, cost of sales includes costs incurred at SupraLife's distribution center. The most significant costs for the distribution center are labor, rent, shipping materials and shipping charges. Shipping costs are only partially offset by shipping charges to distributors and customers, and represent a high cost in the aggregate due to the relatively small amount of the average order.


     SupraLife's most significant expense is commissions and incentives, which are paid to a distributor based on the purchase volume of that distributor and of other "downline" distributors recruited by that distributor.

     Selling, general and administrative ("SG&A") expense includes marketing costs as well as corporate staff, customer service and support staff costs. SupraLife's marketing efforts on behalf of its distributors include providing educational and recruiting materials, providing experts in nutrition and network marketing, an annual convention, special travel rewards for top distributors and promotional advertising. Other significant SG&A costs include legal and accounting fees, other professional and consulting fees, insurance, credit card processing fees, utilities and occupancy costs.

RESULTS OF OPERATIONS

The following table sets forth for the periods indicated the relative percentages that certain income and expense items bear to net sales:

<CAPTION

                    Six Months Ended
                        June 30,                Years Ended
                     1998    1997          1997     1996     1995
                     ----    ----          ----------------------

Net sales            100%    100%          100%     100%     100%

Cost of sales          24      23            22       21       19

Commissions &
  Incentives           32      33            32       42       41

Selling, general
  & administrative     59      24            33       22       38

Income (loss) from
  operations         (18)      19            13       15        1

Net income (loss)    (12)      12             8        9        4

Net sales

     SupraLife reported net sales of $29,112,646 and $33,331,020 for the years ended December 31, 1997 and 1996, respectively, and $7,949,828 and $18,813,390 for the six months ended June 30, 1998 and 1997, respectively. The respective decreases in net sales over each comparative period are primarily the result of management's decision to terminate the distribution agreements of certain of SupraLife's largest distributors. Concurrently, SupraLife terminated the speaking agreement of one of these distributors. This distributor's efforts under the speaking agreement had been a significant recruiting and motivational vehicle for many of SupraLife's distributors. The terminations occurred primarily in the first and second quarters of 1997 and accordingly have impacted net sales in the last six months of 1997 and the first six months of 1998. Management's decision was based on the belief that these distributors represented a significant business risk due to their lack of compliance with company policies and procedures.

     Net sales for the years ended December 31, 1996 and 1995 were $33,331,020 and $10,477,803, respectively. The increase in net sales was a result of significant distributor recruiting brought about by the introduction of distributor training programs, motivational speakers and new marketing tools, and the introduction of the Ultra Body Toddy product in mid-1995, which became SupraLife's top selling product in 1996. Finally, SupraLife significantly upgraded its customer service by, among other things, increasing staff to handle phone calls and reducing the time required to ship orders.

Cost of sales

     Cost of sales was $6,407,504 and $6,888,508 for the years ended December 31, 1997 and 1996, respectively. For the six months ended June 30, 1998 and 1997, cost of sales was $1,893,043 and $4,380,247, respectively. Cost of sales for the year ended December 31, 1996 represented an increase of $4,889,964 over the $1,988,544 cost of sales reported for the year ended December 31, 1995. In each case, the changes in cost of sales were proportional to the changes in net sales over the respective periods.

Commissions and incentives


     Commissions and incentives were $9,308,846 and $14,136,553, or 32% and 42% of net sales, respectively, for the years ended December 31, 1997 and 1996. For the six month periods ended June 30, 1998 and 1997, commissions and incentives were $2,528,033 and $6,292,244, or 32% and 33% of net sales, respectively. The absolute decreases were primarily a result of the reductions in net sales. The decreases as a percentage of net sales were related to the refinement of SupraLife's commission structure and due to fewer distributors meeting the volume requirements necessary to qualify for upper level incentives and bonuses of SupraLife's compensation plan.

     Commissions and incentives were $14,136,553 and $4,322,270, or 42% and 41% of net sales, for the years ended December 31, 1996 and 1995, respectively. The absolute increase was a result of higher net sales, and the slight increase as a percentage of net sales was a result of certain individual distributor volumes increasing to levels that allowed distributors to earn upper level bonuses.


Selling, general and administrative


     For the years ended December 31, 1997 and 1996, selling, general and administrative expense was $9,587,137 and $7,179,742, which represented 33% and 22% of net sales, respectively. The increase was primarily a result of approximately $575,000 in expenses incurred in start up operations for SupraLife's European subsidiaries and approximately $290,000 in expenses for PRI. Because European operations began in June, 1997 and PRI began operations in July, 1997, there were no expenses incurred for these operations in 1996.
SupraLife also incurred significant legal costs in 1997 in defense of litigation resulting from the termination of distributor agreements and for legal compliance with industry regulations. Additionally, SupraLife significantly increased marketing expenses by adding marketing staff, initiating customer mailings and adding new marketing tools. These expenditures were part of SupraLife's ongoing effort to counteract the effects of the distributor terminations. Finally, the upgrade of the customer service and computer systems resulted in increased staffing, depreciation and support costs.

     For the six months ended June 30, 1998, selling, general and administrative expense was $4,660,113, which represented 59% of net sales. For the corresponding period in 1997, selling, general and administrative expense was $4,605,621, which represented 24% of net sales. SG&A for the 1998 period reflected expenses incurred in the European operations of approximately $620,000 and expenses incurred by PRI of approximately $310,000. These operations had no significant impact during the first six months of 1997. Litigation costs also increased during the 1998 period as compared to the 1997 period due to additional legal actions filed against SupraLife and increased usage of outside counsel as certain matters neared trial or arbitration dates. SupraLife also continued its investment in marketing and distributor support through additional mailings, the creation of new packaging and promotional literature, the release of new audio and video tapes, its first distributor cruise and other promotional activities. In addition, staffing levels for the first six months of 1998 remained at 1997 levels despite decreased sales. The increases in SG&A expense during the 1998 period were only partially offset by reductions in bonuses, credit card processing fees, and other expenses closely tied to the level of net sales. The combination of these effects caused SG&A expense to represent a significantly greater percentage of net sales for the six months ended June 30, 1998 as compared with the six months ended June 30, 1997.


     For the years ended December 31, 1996 and 1995, selling, general and administrative expense was $7,179,742 and $4,025,502, which represented 22% and 38% of net sales, respectively. The absolute increase was primarily a result of stepped up operations to support rapidly increasing sales, while the decrease as a percentage of net sales reflected greater economies of scale from increased sales.

Net income (loss)

     Net income for the year ended December 31, 1997 was $2,314,624 compared to $3,130,419 for the year ended December 31, 1996. The 26% decrease was due primarily to the operational factors discussed above. Net loss for the six months ended June 30, 1998 was $977,674, compared with net income of $2,194,093 during the six months ended June 30, 1997. The change was primarily a result of (i) the operational factors discussed above, (ii) the effect of a one-time charge for a legal settlement of litigation with the former Executive Vice-President of SupraLife in the amount of $320,000, and (iii) a net interest expense resulting primarily from capital lease interest and a reduction in interest income due to a decrease in cash on hand. The change was partially offset by a $505,000 benefit booked for income taxes in the 1998 period, as a carry-back claim, compared with a $1,463,000 provision for income taxes booked in the 1997 period.

     Net income for the years ended December 31, 1996 and 1995 was $3,130,419 and $411,002. The increase was due to greatly increased net sales and a substantial decrease of SG&A expense as a percentage of net sales, partially offset by a $2,193,000 provision for income tax including in the 1996 period. SupraLife was a Subchapter S corporation until August 1995, and the benefit for income tax of $179,141 booked for the 1995 period reflects only the last five months of that year.


MANAGEMENT'S STRATEGY TO IMPROVE RESULTS OF OPERATIONS

Cost reductions

     During the last six months of 1997 and the first six months of 1998, SupraLife invested heavily in promotion and other expenses for its newly acquired operations in the United Kingdom and the Netherlands. In addition, PRI began operations in July, 1997. PRI has required a significant investment of funds, but has not generated significant revenues to date. Additionally, the continuing effects of the termination of distributors has both decreased net sales and increased litigation costs.

     With a view toward improving the results of operations during future periods, management has determined to slow the investment in international expansion and in PRI until either these operations can be funded from revenue generated by them, or until investment capital is available to help grow these operations. Additionally, PRI has significantly reduced its cost structure and will begin coordinating its marketing efforts with the Operating Subsidiary's network marketing operations to provide products and services that benefit both companies while reducing duplicative costs. In addition to reducing costs in its start up operations, management has reduced its number of employees by approximately 20%.

     SupraLife management expects that the foregoing cost reduction measures will significantly reduce losses during the last six months of 1998, and is hopeful that, if net sales increase, SupraLife operations will be profitable beginning in the second quarter of 1999.

Changes in management

     In August, 1998, Peter J. Holliday, who was serving as Chairman of the Board, agreed to reassume the position of Chief Executive Officer of SupraLife. Mr. Holiday served as Chief Executive Officer of SupraLife from 1992 through 1996, during which time SupraLife grew from annual revenues of approximately $1.3 million in 1993 to annual revenues of $33.3 million in 1996. SupraLife also appointed Bryan Noar, an experienced multi-level marketing executive, as President of the Operating Subsidiary. Mr. Noar was previously Vice President:
Training and Development of the Operating Subsidiary. SupraLife also reassigned several other persons to marketing and distributor support positions. In connection with these changes, SupraLife restructured the compensation packages for its senior executives to include increased bonuses based upon sales or operating income.

     SupraLife hopes that these changes in management and executive compensation will lead to increased sales through improved focus on domestic distributors and better incentives for management performance. The restructured executive compensation packages are estimated to result in increased compensation expense in future periods of approximately $206,000 per year based upon sales levels for the first six months of 1998. Net compensation expense for the last six months of 1998 is nonetheless expected to decrease as a result of the staffing cuts discussed above. Because several senior executives earn bonuses based on sales or operating income, compensation expense may increase in future periods if net sales increase or SupraLife has positive income from operations. See "Employment and Consulting Agreements of SupraLife."

Expansion of distribution channels

     In September, 1998, SupraLife formed FrontRunner to develop and market nutritional supplements for alternate distribution channels within the nutritional supplement market. FrontRunner currently has a two-year contract to supply three sports nutrition products to Curves International. See "Marketing Strategy." Although Curves International is not required to purchase a minimum quantity of products under the agreement, SupraLife expects this supply contract to result in significant net sales.

     FrontRunner intends to seek additional distribution opportunities, although no such opportunities have been identified, and no new
FrontRunner products are under development at this time.

Litigation

     Unless out of court settlements are reached, the litigation facing SupraLife is expected to continue until at least the first quarter of 1999. Accordingly, the current level of legal expenses for litigation will continue and most likely increase until these matters are settled or resolved.

Forward looking statements

     Much of the discussion in this section consists of forward looking statements. These statements are subject to a number of risks and uncertainties, including those discussed elsewhere in this Proxy Statement. In particular, there can be no assurance that SupraLife will be successful in improving sales through its distributor network or in expanding into new marketing and distribution channels. The amount of net sales generated from FrontRunner's supply contract with Curves International will depend on the growth of Curves International outlets and membership, and the acceptance of FrontRunner's products by Curves International franchisees and members. There can be no assurance that new management will be successful in its attempts to increase the involvement and interest of distributors. Moreover, there can be no assurance that the ongoing litigation matters will not further depress net sales, that such matters will reach trial or arbitration according to schedule, or that such litigation will not result in adverse determinations against SupraLife which would have a material adverse impact on future results of operations. SupraLife's ability to reduce losses and to become profitable in future periods will depend not only on new management's efforts, but also on the actions of competitors, on the continuing viability of network marketing as a distribution channel, and on market conditions for nutritional and personal care products. Accordingly, there can be no assurance that losses will in fact be reduced or that SupraLife will return to profitability in the foreseeable future.



LIQUIDITY AND CAPITAL RESOURCES


     SupraLife had cash of $506,970 and $1,444,471 as of June 30, 1998 and 1997, respectively. The decrease in cash was primarily a result of losses from operations as well as principal payments made on capital leases. Similarly, cash for the years ended December 31, 1997 and 1996 was $1,444,471 and $3,423,361, respectively. The decrease was primarily a result of $1,787,053 paid in dividends to SupraLife's shareholders and $376,882 of cash used in investing activities such as the purchase of Vitall, partially offset by cash generated by operating activities of $206,174.


     Cash at December 31, 1995 was $691,358 compared with $3,423,361 at December 31, 1996. The increase was primarily due to cash generated by operating activities partially offset by cash used for purchase of fixed assets and cash used for payment of dividends and the repurchase of common stock.

     SupraLife is actively pursuing investment capital, and hopes to receive approximately $1.5 million during the next twelve months. If SupraLife is successful in raising financing, it plans to use such funds for marketing activities to grow the domestic sales network, to explore new marketing and distribution opportunities, for general working capital, and for the continued funding of PRI and international operations. SupraLife currently has no firm commitments for financing, and such financing may not be available on terms acceptable to management, or available at all.

     In the event cash flows from operations are not sufficient to cover operating expenses, or in the event financing is unavailable on terms acceptable to management, management plans to further reduce costs, including international operations and PRI and, if necessary, salary expense and other selling, general and administrative costs. Management believes that these actions would result in sufficient liquidity to continue operating for at least the next twelve months. However, these cost reduction measures, if implemented, could adversely affect future growth opportunities.


     SupraLife expects from time to time to evaluate strategic acquisitions which may complement its business. Depending on the particular opportunities and SupraLife's liquidity and capital position, SupraLife may finance such acquisitions with cash flow from operations, by issuing securities to the acquisition targets or their shareholders, or through outside financings such as bank loans or the public or private sales of securities. SupraLife, however, has no present understanding, commitment or agreement with respect to any acquisition other than the Merger. There can be no assurance that, if another merger or acquisition opportunity is presented, the Reorganized Parent will have access to the necessary funds or otherwise be in a position to effect such a transaction.


YEAR 2000 ISSUES

     SupraLife installed a new management information system in 1998 which is year 2000 compliant. This system is currently integrated with an accounting package which has been in use for several years and which may not be year 2000 compliant. SupraLife plans to upgrade the accounting software in late 1998 or early 1999 to a system which will be year 2000 compliant. Management estimates the cost of the new system will be between $80,000 and $100,000. Management cannot presently estimate to what extent, if any, year 2000 problems may indirectly affect the company, such as through interruption of supplies, credit card billing errors, or the effect on the economy as a whole as a result of year 2000 problems.


                    BUSINESS OF REORGANIZED PARENT

     THE FOLLOWING DISCUSSION OF THE PRINCIPAL BENEFITS AND RISKS ANTICIPATED TO RESULT FROM THE MERGER INCLUDES CERTAIN FORWARD LOOKING STATEMENTS. WHEN USED IN THE FOLLOWING DISCUSSION AND ELSEWHERE IN THIS PROXY STATEMENT, THE WORDS "ESTIMATE," "ANTICIPATE," "INTEND," "EXPECT," AND SIMILAR TERMS ARE INTENDED TO IDENTIFY FORWARD LOOKING STATEMENTS THAT RELATE TO THE FUTURE PERFORMANCE OF THE REORGANIZED PARENT AND ITS SUBSIDIARIES, NEW 1MAGE SOFTWARE LLC AND SUPRALIFE INTERNATIONAL, AND SHOULD NOT BE TAKEN AS FACT. READERS ARE STRONGLY URGED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD LOOKING STATEMENTS. NEITHER IMAGE NOR SUPRALIFE UNDERTAKES ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY OF THE FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROXY STATEMENT.

     The primary purpose of this Merger is to enable the shareholders of the Reorganized Parent to realize greater value from their current investments in 1mage and SupraLife, respectively. 1mage Shareholders will be provided with the benefits of economics of scale that will result from being part of a larger company. The Merger is also expected to provide 1mage with the financial resources necessary to satisfy Nasdaq's quantitative listing standards, and thereby facilitate the liquidity and related benefits of having its shares listed on Nasdaq. The Reorganized Parent will also continue 1mage's existing line of business and supplement it with the marketing expertise of SupraLife. 1mage believes that its underlying technology and business model is sound and will ultimately serve its Shareholders well. Other benefits of the Merger to Shareholders could include additional marketing opportunities for 1mage resulting in access to the broader marketing resources of SupraLife, better access to capital and greater growth potential. It is anticipated that the respective technology, distribution channels, facilities, industry contacts and personnel of 1mage and SupraLife may in the future be utilized in a complementary manner so as to maximize the respective strengths of each organization. Although the Company believes that the Merger is in the best interests of the Company and its Shareholders, there can be no assurance that all or any of the anticipated benefits of the Merger will be realized when and as contemplated, if at all.

     Following the Merger, the business and operations of the Reorganized Parent will be significantly different from those of 1mage presently as a result of the addition of SupraLife. The Reorganized Parent and its subsidiaries intend to target their products to a variety of market segments, such as mass distribution to consumers, and direct marketing to affinity groups and commercial entities, using the respective experience of SupraLife and 1mage to support and enhance these separate initiatives. Specifically, the Reorganized Parent intends to utilize SupraLife's existing marketing resources to increase, subject to customer demand, the sales contacts domestically and internationally for New 1mage. However, the Reorganized Parent's ability to implement its operating and growth strategies is subject to a number of factors, many of which are beyond its control, and there can be no assurance that the Reorganized Parent will be able to successfully implement such strategies.


     The Executive Officers of the Reorganized Parent will be as follows: Peter J. Holliday, Chief Executive Officer, David R. DeYoung, President of New 1mage, Bryan Noar, President of the Operating Subsidiary, and R. Stephen Leisenring, Chief Financial Officer and Vice
President: Operations & Finance. The directors of the Reorganized Parent will be as follows: Peter J. Holliday, Dann V. Angeloff and William T. Walker, Jr. (the nominees for appointment as Directors by SupraLife), and David R. DeYoung and Robert Wiegand II, two of the five current Directors of 1mage. See "Directors, Director Nominees and Executive Officers of the Company."


     A vote for approval and adoption of the Merger Agreement will be deemed to constitute a vote FOR appointment in favor of each of the persons designated by SupraLife to serve as a director of Reorganized Parent.

RISK FACTORS

     Ownership of 1mage Common Stock and the business to be conducted by the Reorganized Parent after the Merger involve certain risks, including, but not limited to, risks associated with combining the two companies. See "Risk Factors of SupraLife" above and "Risk Factors of 1mage" below.

COMPARATIVE RIGHTS OF 1MAGE SHAREHOLDERS AND SHAREHOLDERS OF THE
REORGANIZED PARENT

     At the Effective Time, SLM will be merged into SupraLife which will, as a result thereof, become a wholly owned subsidiary of the Reorganized Parent. The Articles of Incorporation and Bylaws of SupraLife will be the same as those currently in effect for SupraLife. With the exception of (i) a corporate name change from "1mage Software, Inc." to "SupraLife International, Inc.", and (ii) the proposed increase in the number of authorized shares from 10,000,000 to 50,000,000 shares of Common Stock, the Articles of Incorporation and Bylaws of the Reorganized Parent will be the same as those currently in effect. As such, the rights of 1mage Shareholders as provided by applicable state laws and the Reorganized Parent's Articles of Incorporation and Bylaws will be virtually unchanged as a result of the Merger. Notwithstanding the foregoing, the Merger will result in a change of control of the Company and, as such, 1mage Shareholders will, in the aggregate, hold a minority position and will generally not be able to control the election of directors or other significant corporate actions.

                          UNAUDITED PRO FORMA
              CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared based on the unaudited historical condensed consolidated balance sheets of SupraLife and 1mage as of June 30, 1998, and gives effect to the Merger as if it had occurred as of June 30, 1998. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1998 and for the year ended December 31, 1997, give effect to the Merger as if it had occurred as of January 1, 1997. Pro Forma adjustments are described in the accompanying notes. The Unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported had the Merger been consummated as of January 1, 1997, nor do they purport to indicate the results of future operations of the combined companies. Furthermore, the pro forma results do not give effect to any cost savings or incremental costs which may occur as a result of the Merger. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The Merger has been accounted for using the purchase method of accounting.


                          PRO FORMA CONDENSED
                      CONSOLIDATING BALANCE SHEET
                             June 30, 1998
                              (Unaudited)



ASSETS:                                       Pro Forma     Pro Forma
                        1mage     SupraLife   Adjustment   Consolidated
                      ----------  ----------  ----------   ------------

CURRENT ASSETS
Cash and short-term
   investments        $  125,375 $  506,970   $    -        $  632,345
Accounts receivable      345,588                               345,588
Inventory                 94,122    443,397                    537,519
Prepaid and deferred
   taxes                    -     1,035,128                  1,035,128
Prepaid expenses
   and other               8,951    481,477                    490,428
                      ---------- ----------   --------      ----------
   Total current
      assets             574,036  2,466,972       -          3,041,008

Related party notes
   receivable               -       495,832                    495,832
Property & equipment     120,331  1,306,252                  1,426,583
Software development
   costs                 793,791                               793,791
Goodwill                             80,678 218,303(3)         298,981
Other assets              70,089    315,241                    385,330
                      ---------- ----------   --------      ----------
TOTAL ASSETS          $1,558,247 $4,664,975   $218,303      $6,441,525
                      ========== ==========   ========      ==========




LIABILITIES & SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES
Line of credit        $  131,483 $     -    $     -         $  131,483
Accounts payable         259,059    747,976       -          1,007,035
Accrued expenses         219,041  1,111,475 125,000(3)       1,455,516
Commissions and
   incentives payable       -     1,034,889       -          1,034,889
Other                     21,325    235,458       -            256,783
                      ---------- ----------   --------      ----------
   Total current
      liabilities        630,908  3,129,798    125,000       3,885,706

Obligations under
   capital lease
   & other                 7,317    733,764       -            741,081
Convertible notes
   payable to related
   parties               150,000       -          -            150,000

SHAREHOLDERS' EQUITY
Common stock               8,599  1,226,450 (1,199,801)(2)      35,248
Paid in capital        6,852,435       -    (4,797,908)(1,2) 2,054,527
Stock subscription
   notes receivable               (970,713)       -           (970,713)
Retained earnings    (6,091,012)   545,676   6,091,012(1)      545,676
                      ---------- ----------  ---------      ----------
   Total shareholders'
      equity             770,022    801,413     93,303       1,664,738
                      ---------- ----------   --------      ----------
                      $1,558,247 $4,664,975   $218,303      $6,441,525
                      ========== ==========   ========      ==========




                          PRO FORMA CONDENSED
                 CONSOLIDATING STATEMENT OF OPERATIONS
                              (Unaudited)
                For the Six Months Ended June 30, 1998

                                              Pro Forma     Pro Forma
                        1mage     SupraLife  Adjustments   Consolidated
                      ----------  ---------  -----------   ------------

NET SALES               $825,740 $7,949,828                 $8,775,568

OPERATING EXPENSES:
   Cost of sales         396,297  1,893,043                  2,289,340
   Commissions and
     incentives             -     2,528,033                  2,528,033
   Selling, general &
     administrative      559,247  4,660,113     10,913(3)    5,230,273
   Legal settlement                 320,000                    320,000
                      ---------- ----------   --------      ----------

   Total operating
      expenses           955,544  9,401,189     10,913      10,367,646
                      ---------- ---------- ----------      ----------
   (Loss) from
      operations       (129,804 )(1,451,361)   (10,913)     (1,592,078)


   INTEREST INCOME
      (EXPENSE) AND
       OTHER, NET       (15,006)    (31,313)                   (46,319)
                      ---------- ---------- ----------      ----------

(LOSS) BEFORE
      PROVISION FOR
      INCOME TAXES     (144,810)(1,482,674)   (10,913)     (1,638,397)

(BENEFIT) FOR INCOME
      TAXES                 -     (505,000)                  (505,000)
                      ---------- ---------- ----------      ----------
   Net Income (Loss)  $(144,810)  (977,674)   (10,913)    $(1,133,397)
                      ========== ========== ==========      ==========

EARNINGS PER SHARE:
   Net Income (Loss)      $(0.07)    $(0.10)  $     -           $(0.13)
                          ======      ======   =======           ======

   Weighted avg # of
     common shares     2,142,414  9,821,746 (3,212,689)      8,751,471
                      ========== ========== ==========     ===========


                          PRO FORMA CONDENSED
                 CONSOLIDATING STATEMENT OF OPERATIONS
                              (Unaudited)
                           December 31, 1997


                                               Pro Forma    Pro Forma
                        1mage      SupraLife  Adjustments  Consolidated
                      ----------  ----------- -----------  ------------

NET SALES             $1,808,791  $29,112,646              $30,921,437

OPERATING EXPENSES:
   Cost of sales         917,988    6,407,504                7,325,492
   Commissions and
      incentives            -       9,308,846                9,308,846
   Selling, general &
     administrative    1,354,469    9,587,137    21,830(3)  10,963,436
                      ----------   ----------  --------    -----------
   Total operating
     expenses          2,272,457   25,303,487    21,830     27,597,774
                      ----------   ----------  --------    -----------
   Income (loss)
      from operations   (463,666)   3,809,159   (21,830)     3,323,663


   INTEREST INCOME
      (EXPENSE) AND
      OTHER, NET          (6,593)      72,122                   65,529

                      ----------   ----------  --------    -----------
INCOME (LOSS) BEFORE
      PROVISION FOR
      INCOME TAXES      (470,259)   3,881,281   (21,830)     3,389,192


PROVISION FOR
      INCOME TAXES         5,000    1,566,657                1,571,657

                      ----------   ----------  --------    -----------
     Net Income
       (Loss)         $ (475,259)  $2,314,624   (21,830)    $1,817,535
                      ==========   ========== =========    ===========

EARNINGS PER SHARE:
     Net Income
       (Loss)             $(0.22)       $0.23     $   -          $0.21
                          ======        =====     =====          =====

     Weighted avg #
       of common
       shares          2,146,331    9,928,065 (3,319,008)    8,755,388
                      ==========   ========== =========     ==========


                NOTES TO PRO FORMA FINANCIAL STATEMENTS


(1) To eliminate the results of operations of 1mage prior to the acquisition

(2) To reflect the exchange of SupraLife common stock for 1mage common stock

(3) The Merger will result in $218,000 in goodwill, representing the difference between the acquisition price for 1mage (including acquisition cost) of approximately $796,000 and the net assets acquired of $578,000. The goodwill recorded will be amortized over a ten-year period.


                         RISK FACTORS OF 1MAGE

     UNCERTAINTY OF FUTURE REVENUES. One of the primary benefits 1mage anticipates to result from the Merger is an increase in total revenues. However, recent decreases in revenues at SupraLife raise questions about the ability of the Reorganized Parent to sustain the existing revenues of the two entities before the Merger and provide the anticipated level of financial strength.

     RELIANCE ON TRADE SECRET AND COPYRIGHT LAWS. 1mage regards its software as proprietary and relies for protection upon trade secret and copyright laws and non-disclosure agreements with its employees as well as restrictions on disclosure and transferability contained in its software license agreements with its customers. Despite these restrictions, it may be possible for competitors or customers to copy aspects of 1mage's products or obtain information that 1mage regards as proprietary. Furthermore, there can be no assurance that others will not independently develop software products similar to those developed or planned by the Company. Although 1mage believes its software does not infringe on the proprietary rights of others and has not received any notice of claimed infringement, it is possible that portions of the software marketed by 1mage could be claimed to infringe on existing proprietary rights. In the unlikely event that any such infringements are found to exist, there can be no assurance that any necessary licenses or rights could be obtained, or could be obtained on terms satisfactory to 1mage. Further, in such event, 1mage could be required to modify the infringing software. There can be no assurance that the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do so could have a material adverse effect on the Company.

     DEPENDENCE ON SUPPLIERS. The success of 1mage's business may depend in part upon the reliability of the Company's suppliers of subcomponents and raw materials. The Company is subject to the risks of shortages and delays in delivery of subcomponents and such materials. There can be no assurance that the Company will continue to be able to locate reliable secondary sources of these subcomponents and materials.

     DEPENDENCE ON KEY MANAGEMENT AND EMPLOYEES. Like SupraLife, 1mage is highly dependent upon the efforts of its management for its success. The loss of the services of one or more of its key officers, particularly David R. DeYoung, President and Chief Executive Officer, could have a material adverse effect on the Company's business. After the Merger, Mr. DeYoung will be employed pursuant to an employment agreement which will expire in August of 2003. The Company maintains "key man" life insurance on the life of Mr. DeYoung in the amount of $1,000,000. The success of the Company also depends upon the Company's ability to attract and retain other qualified personnel. The competition for qualified personnel in the computer software industry is intense. Accordingly, there can be no assurance that the Company will be able to continue to hire or retain such personnel.

     TECHNOLOGICAL OBSOLESCENCE. The computer software industry has been characterized by significant and rapid technological changes. The ability of 1mage to compete successfully in the future will depend in large part on its ability to adapt to technological changes in the industry and develop products that meet the changing needs of its customers. While 1mage believes that its software products are currently competitive, future demand for 1mage's software products will depend on its ability to enhance and improve existing products and successfully develop and market new products. There can be no assurance that competitors will not develop technology or introduce software or systems that render 1mage's systems and software products obsolete or less marketable or that 1mage will be able to successfully enhance its existing products or develop new products.

     COMPETITION. 1mage experiences competition in its business from competitors who target one or more of the same markets or market segments. Software and systems that perform many of the same functions as 1mage's systems and software are readily available from a number of competitors of 1mage, some of which are larger and have greater financial, technical, marketing and other resources than 1mage. 1mage believes that the principal factors affecting a prospective customer's choice of a system are the database it uses, performance, service and price. 1mage believes that usage of the popular UNIX based operating system and the Multi-Value RDBMS has strengthened 1mage's competitive position by making 1mage's software compatible with more types of hardware and Multi-Value application software offered by Multi-Value software developers and system integrators. 1mage further believes that its principal advantage over its competitors is its utilization of a UNIX based open systems architecture and the Multi-Value RDBMS which can be offered at lower prices. Nevertheless, 1mage's estimation of its own technical and marketing advantages over its competitors may prove inaccurate and its efforts to compete in the computer software industry may ultimately be unsuccessful.


     LIMITED MARKETS. 1mage's reseller program targets complementary markets and allows 1mage to draw from a much larger market with respect to its imaging software products than its traditional markets of the trucking and transportation industries. As noted above, 1mage's strategy has been to expand the domestic and international markets for its imaging software by engaging VARs for various industries and markets. 1mage's experience has been that economic downturns or increased competitive pressures in its niche markets sometimes result in reduction or deferral of capital expenditures by potential customers. While such adverse conditions can sometimes lead to opportunities as potential customers downsize to smaller, more cost-efficient computer systems or replace custom designed systems that require higher levels of support and maintenance, 1mage believes that a strong national economy is important to the success of its sales efforts. Accordingly, Shareholders need to be cognizant of 1mage's potential dependence on such general economic conditions.


     POSSIBLE FLUCTUATIONS IN OPERATING RESULTS. 1mage's sales cycle, which generally commences at the time a prospective customer issues a request for proposal or otherwise demonstrates to 1mage a serious interest in purchasing a system, and ends upon execution of a sales contract, typically ranges from two to six months. 1mage's operating results could vary from period to period as a result of the length of its sales cycle, the timing of individual systems sales and conditions in its target markets and the economy in general.


     NASDAQ STANDARDS. In 1997, the Nasdaq Stock Market, Inc. ("Nasdaq") increased its standards for companies to remain listed on the Nasdaq SmallCap Market. In order to remain listed on Nasdaq, the Company is required to maintain, at a minimum: (i) net tangible assets greater than $2,000,000, market capitalization greater than $35,000,000 or net income for the most recent fiscal year or for two of the last three fiscal years of greater than $500,000; (ii) a public float of at least 500,000 shares; (iii) a market value of the public float of at least $1,000,000; (iv) a minimum bid price of $1.00 per share; (v) at least two market makers in the Company's Common Stock; (vi) at least 300 shareholders; and (vii) certain corporate governance standards.
The Company does not meet these maintenance standards and, in the absence of the Merger or a large infusion of capital, which is not presently anticipated, will not do so prior to being delisted by Nasdaq. The Company had a hearing on July 31, 1998, at which Nasdaq considered its request for temporary exception from the maintenance standards until the Merger is consummated. No decision has been rendered by Nasdaq yet but the Company expects a decision shortly. Because of the change of control of the Reorganized Parent after the Merger, 1mage believes that Nasdaq will apply the higher initial listing standards to the Company after the Merger. The initial listing standards are: (i) net tangible assets of $4 million, market capitalization of $50 million, or net income of $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years; (ii) a public float of at least 1,000,000 shares; (iii) a market value of the public float of at least $5,000,000; (iv) a minimum bid price of $4.00 per share; (v) at least three market makers in the Company's Common Stock; (vi) at least 300 shareholders; and (vii) certain corporate governance standards. 1mage and SupraLife believe that the Reorganized Parent will meet these quantitative standards after the Merger. However, Nasdaq may also apply non-quantitative requirements to the Reorganized Parent, and such requirements could delay a favorable listing decision or even cause a denial of listing. In addition, a failure by the Reorganized Parent to meet the maintenance standards during the period following the Merger could result in delisting from the Nasdaq system and adversely affect the liquidity and value of the Company's Common Stock. There can be no assurance, however, that the Company will be able to meet the Nasdaq maintenance or initial listing standards after the Merger or at any time thereafter.


     DILUTION OF THE SHARES OF 1MAGE SHAREHOLDERS. After the Merger, the present 1mage Shareholders will own approximately 25% of the Reorganized Parent, while the SupraLife stockholders will own approximately 75% (excluding the effect of outstanding options to purchase shares of the Company's Common Stock, and options to purchase shares of SupraLife common stock which will be converted to substantially identical options to purchase shares of the Company's Common Stock after the Merger). Because SupraLife's majority stockholders could, acting together, control the Reorganized Parent, it was important for the Board of Directors of 1mage to ensure that the present 1mage Shareholders received a fair consideration as a result of the Merger. While the Board of Directors of 1mage believes that the 25% of the Reorganized Parent to be owned by 1mage Shareholders after the Merger is equal to or greater than 100% of the value of 1mage prior to the Merger, there can be no assurance that the Board's estimation is correct. No third party appraisal or opinion on fairness has been solicited or obtained by 1mage or its Board of Directors.


     EFFECT OF PRINCIPAL SHAREHOLDERS' AND MANAGEMENT'S VOTE. If the Merger is effected, the beneficial owners of five percent or more of the Company's Common Stock, together with the Reorganized Parent's Executive Officers and Directors in office after the Merger, would have voting control over 4,798,133 shares of record (not including options or warrants exercisable within 60 days of the record date), or 54%, of the outstanding Common Stock. Accordingly, these principal shareholders and management could exercise voting control of future actions of the Reorganized Parent which may be effected by a shareholder vote. After the Merger, Peter J. Holliday, Chairman of the Board and Chief Executive Officer of SupraLife, would hold 2,087,176 shares of record (not including options exercisable within 60 days of the record date), or 24%, of the outstanding Common Stock.


                   DIRECTORS, DIRECTOR NOMINEES AND
             EXECUTIVE OFFICERS OF THE REORGANIZED PARENT

     All directors hold office until the next annual meeting of Shareholders of the Company and thereafter until their successors are elected and qualified. All Executive Officers hold office at the selection and choice of the Board of Directors.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     The directors, director nominees and Executive Officers of the Company are as follows:

     NAME             AGE     POSITION WITH THE COMPANY

David R. DeYoung      53      President, Chief Executive Officer and
Chairman of the Board
Mary Anne DeYoung     44      Vice President Finance,
                              Chief Financial Officer,
                              Treasurer and Director
Charles E. Burns      67      Director
Robert Wiegand II     51      Director
Richard A. Knapp      52      Director

SUPRALIFE DESIGNEES


Peter J. Holliday     59      Director Nominee
Dann V. Angeloff      62      Director Nominee
William T. Walker, Jr.        66   Director Nominee


I.  1MAGE DIRECTORS

     The persons named below are the current members of the Board of Directors of 1mage.

DAVID R. DEYOUNG - Mr. DeYoung has been President, Chief Executive Officer and a Director of the Company since its formation in 1981. He served in similar capacities with the Company's predecessor corporation from 1979 to 1981. During 1979, Mr. DeYoung was employed by ESCOM/Mountain States, a Prime dealer, as Vice President of Sales.
From 1972 to 1979, Mr. DeYoung was employed by NCR Corporation and, during part of that time, was a District Manager in the division of Commercial, Industrial, Medical, Educational and Governmental systems. He holds a Bachelor of Science Degree in Business Administration and Computer Science from California State Polytechnic University. Mr. DeYoung is the spouse of Mary Anne DeYoung.


MARY ANNE DEYOUNG - Ms. DeYoung was elected to the Board of Directors in April 1996. Ms. DeYoung was elected Treasurer, Chief Financial Officer and Assistant Secretary on December 15, 1994. Ms. DeYoung has served as Vice President, Finance and Administration since July 1986. Ms. DeYoung joined the Company as Controller in April 1981. From 1975 to 1981, Ms. DeYoung was a systems analyst with Arthur Andersen LLP, a financial analyst, and an independent financial consultant. Ms. DeYoung holds a Bachelor of Science Degree in Accounting from the University of Santa Clara. Ms. DeYoung is the spouse of David R. DeYoung. If the Merger is approved, Ms. DeYoung will resign from the Board of Directors.

CHARLES E. BURNS - Mr. Burns has served on the Board of Directors since 1981. He served as Treasurer of the Company from March 1, 1994 until December 15, 1994. In March 1994, Mr. Burns resigned his position as Executive Vice President and Chief Operating and Financial Officer and retired from full time employment with the Company. Mr. Burns had served as Executive Vice President and Chief Operating Officer since December 1, 1988 and as Chief Financial Officer since March 31, 1989. He joined the Company in November 1986 as Director of Transportation and was promoted to Vice President in April 1988. From January 1979 until October 1985, Mr. Burns was employed by Ringsby Truck Lines.
From 1979 to 1983, Mr. Burns was Vice President of Administration with that firm, and from 1983 to 1985 he was President and Chief Operating Officer. He holds a Bachelor of Science Degree in Accounting from Stanford University. If the Merger is approved, Mr. Burns will resign from the Board of Directors.

ROBERT WIEGAND II - Mr. Wiegand was elected to the Board of Directors in July 1992. Mr. Wiegand was appointed to the office of Secretary of the Company on March 1, 1994. Mr. Wiegand is presently a lawyer in private practice. From January 15, 1992 to December 26, 1992, he was Vice-President of Administration for Rose Manufacturing Co., a privately held manufacturer of safety equipment based in Englewood, Colorado. Mr. Wiegand has practiced law for 23 years, and prior to joining Rose Manufacturing, was special counsel with Pendleton & Sabian, P.C., a law firm in Denver. Mr. Wiegand graduated Phi Beta Kappa from the Tulane University of Louisiana in 1970 and went on to receive a law degree and was admitted to practice in Louisiana in 1972 and Colorado in 1977. Since 1976, Mr. Wiegand's practice has been limited to securities offerings, estate planning, business organizations and tax law. In addition to membership in six bar Associations, Mr. Wiegand has been admitted to practice before the U.S. District Court (Colorado and ED-Louisiana) and before the U.S. Court of Appeals (5th Circuit), and the U.S. Supreme Court.

RICHARD A. KNAPP - Mr. Knapp was elected as a Director in May 1997.
Mr. Knapp is currently the President and CEO of Lease Capital Corporation and has served in that capacity since 1990. From 1984 until 1990, Mr. Knapp was a regional manager for both Paccom Leasing Corporation and Security Pacific Business Finance. In total, Mr. Knapp has been associated with the banking/finance industry for nearly thirty years. He holds a Bachelor of Science degree in Finance from the University of Arizona. If the Merger is approved, Mr. Knapp will resign from the Board of Directors.


II.  SUPRALIFE DESIGNEES


     The following persons have been designated by SupraLife to serve as Directors of the Reorganized Parent at the Effective Time, along with current 1mage directors, David R. DeYoung and Robert Wiegand II, if the Merger Agreement is approved and adopted. At the Effective Time, Ms. DeYoung, Mr. Burns and Mr. Knapp would resign as Directors if the Merger Agreement is approved and adopted. Mr. DeYoung will also continue to serve as the President of New 1mage. In addition, information is provided for Bryan Noar who would become the President of the Operating Subsidiary, and R. Stephen Leisenring who would become the Company's Chief Financial Officer and Vice-President: Operations & Finance, at the Effective Time. A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND ISSUANCE OF THE MERGER SHARES WILL ALSO BE DEEMED TO BE A VOTE FOR EACH OF THE DIRECTOR NOMINEES TO BE APPOINTED AS A DIRECTOR OF THE REORGANIZED PARENT.

PETER J. HOLLIDAY - Mr. Holliday served as the Chairman of the Board of Directors of SupraLife from May, 1991 to August, 1996. He served as Chief Executive Officer from February, 1992 to October, 1996. He resumed the position of Chairman in February, 1998 and the position of Chief Executive Officer in August, 1998. He has been the Chairman of Eagle Investments Limited, and a Director of Eagle International Holdings Limited, since 1991. Both companies are based in New Zealand and engage in the health, personal care and sports & fitness businesses. Both of these companies are owned by Mr. Holliday and his wife. Mr. Holliday received a B.A. in law and economics from the University of Cape Town in South Africa, an M.B.A. from the London School of Economics and has attended Executive Development Programs at Columbia University and Stanford University. Mr. Holliday will be Chief Executive Officer of the Reorganized Parent if the Merger is approved, and he is expected to be named Chairman of the Board of the Reorganized Parent at the Effective Time.

DANN V. ANGELOFF - Mr. Angeloff is President of The Angeloff Company, a corporate financial advisory firm he founded in May, 1976. He serves on the Boards of Directors of Balboa Capital Corporation, Compensation Resource Group, Nicholas-Applegate Growth Equity Fund Nicholas-Applegate, Nicholas-Applegate Investment Trust, Public Storage, Inc., a publicly held company, Ready Pac Produce, Inc., Royce Medical Company, SupraLife International and WorldxChange Communications. He is a former Trustee of the University of Southern California and is a University Counselor. He received his B.S. and M.B.A. degrees from the University of Southern California.


WILLIAM T. WALKER, JR. - Mr. Walker became a Director of SupraLife in July, 1998. He founded Walker Associates, a corporate finance consulting firm for investment banking in 1985 and has participated in or been instrumental in completing over $250,000,000 in public and private offerings since its inception. Prior to forming Walker & Associates, Mr. Walker served as Executive Vice President, Manager of Investment Banking, Member of the Board and Executive Committee and Chairman of the Underwriting committee for Bateman Eichler Hill Richards, a New York Stock Exchange Member firm from 1969 to 1985, when Bateman Eichler Hill Richards was purchased by Kemper Group. Prior to joining Bateman Eichler Hill Richards, Mr. Walker served in various executive capacities and was a partner with the investment banking firm of Glore Forgan, William R. Staats & Co. in New York. Mr. Walker also serves on the Board of Directors of Go Video, Inc., Avinton Distributors, Inc., and Fortune Natural Resource Corporation, which are publicly held companies. He has served as Governor of the Pacific Coast Stock Exchange, President of the Board Club of Los Angeles and on the American Stock Exchange Advisory Committee. Mr. Walker was educated at Stanford University.


BRYAN NOAR - Mr. Noar, age 38, became President of SupraLife's domestic operating subsidiary in August, 1998. He joined SupraLife in June, 1995, and prior to assuming his current position, was Vice President:
Training & Development of the domestic operating subsidiary. From April, 1992 through May, 1995, Mr. Noar was Vice President of Marketing of Vaxa International, a nutritional supplement and personal care direct marketing company. Mr. Noar received a Bachelor of Commerce degree from the University of Cape Town.

R. STEPHEN LEISENRING - Mr. Leisenring, age 36, joined SupraLife in December, 1996 as Vice President of Finance & Operations after spending the previous eleven years with Arthur Andersen LLP as a certified public accountant. Mr. Leisenring is a member of the California Society of Public Accountants and the American Institute of Certified Public Accountants and California Society of CPAs. He holds a B.S. in accounting from United States International University.



     Except as set forth above, none of the nominees are directors of any other company having a class of securities registered under the Securities Exchange Act of 1934, or any company registered under the Investment Company Act of 1940. There is no arrangement or understanding between any of the Directors or Executive Officers and any other person or persons pursuant to which he or she was or is to be elected as a Director or Executive Officer, except that the Merger Agreement requires the nomination or appointment of persons indicated above as Directors and Executive Officers of the Reorganized Parent following the Merger.


MEETING OF THE BOARD OF DIRECTORS


     The Board of Directors of 1mage met in person four times during the last calendar year.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee which was established in March, 1984. This committee meets with the auditors and reviews the plans for the audit, reviews the auditor's management letter and recommends to management changes that it believes necessary as a result of such review. This committee met twice during 1997. The current members of the Audit Committee are Messrs. Knapp and Wiegand.

     The Company has a Compensation Committee established in December, 1994 which reviews appropriate compensation levels for Executive Officers and senior management of the Company, and makes recommendations to the Board of Directors. In addition, this committee administers the 1993, 1994 and 1996 stock option plans. The committee met twice during the year. The current members of the Compensation Committee are Messrs. Wiegand and Burns.

     Both the Audit Committee and the Compensation Committee are expected to be reconstituted after the Merger.


                        EXECUTIVE COMPENSATION



                      SUMMARY COMPENSATION TABLE
                      --------------------------

     The following table sets forth the executive compensation of the Company's Chief Executive Officer for each of the Company's last three fiscal years. There were no other Executive Officers serving at the end of the last fiscal year whose compensation was greater than $100,000.


                                  ANNUAL              LONG TERM
                              COMPENSATION*         COMPENSATION**
                              -------------         --------------
NAME AND                          SALARY                BONUS
PRINCIPAL POSITION               YEAR($)                 ($)
------------------                ------               -------

D. R. DeYoung                      1997                 129,820
CEO                                1996                  93,188
                                   1995                  86,043


                                  ANNUAL            LONG TERM
                              COMPENSATION*      COMPENSATION**
                              -------------     --------------
NAME AND                          AWARDS           ALL OTHER
PRINCIPAL POSITION              OPTIONS(#)     COMPENSATION***($)
------------------             ----------      ------------------

D. R. DeYoung                      0            8,000     7,982
CEO                                0           94,000     7,244
                                   0          150,000     7,959

* Mr. DeYoung did not receive additional compensation other than noted above the aggregate amount of which was the lesser of either $50,000 or 10% of the total of his annual salary and bonus.

** Mr. DeYoung was not awarded restricted stock nor was there any LTIP payout to him.

*** Includes insurance premiums paid by the Company for term life and disability insurance, as well as premiums paid for a key-man life insurance policy which has the death benefit assigned to the Company and the cash value of the policy intended to accrue for the benefit of Mr. DeYoung.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the information concerning individual grants of nonqualified stock options during the last fiscal year to the named Executive Officer:


                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------
                              PERCENT OF
                NUMBER OF    TOTAL OPTIONS
                SECURITIES     GRANTED TO
                UNDERLYING     EMPLOYEES    EXERCISE OR
NAME             OPTIONS       IN FISCAL     BASE PRICE    EXPIRATION
               GRANTED (#)        YEAR       ($/SHARE)        DATE
------------   -----------   -------------  -----------    ----------

D. R. DeYoung     8,000           2.0%        $0.4375       6/26/07
D. R. DeYoung     80,000         17.5%         0.4375       11/26/07

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

     The following table sets forth information concerning each exercise of stock options during the last fiscal year by the named Executive Officer and the fiscal year-end value of unexercised options:


                                         NUMBER OF        VALUE OF
                                         SECURITIES      UNEXERCISED
                SHARES                   UNDERLYING         IN-THE
             ACQUIRED ON    VALUE       UNEXERCISED     MONEY OPTIONS
               EXERCISE    REALIZED  OPTIONS AT FISCAL    AT FISCAL
NAME             (#)         ($)        YEAR-END-(#)     YEAR-END ($)
----         -----------   --------  -----------------  -------------
                                        EXERCISABLE/     EXERCISABLE/
                                       UNEXERCISABLE    UNEXERCISABLE
                                     -----------------  -------------

D. R. DeYoung     0           $0       317,375/20,000       $0/$0


EMPLOYMENT AND CONSULTING AGREEMENTS WITH THE COMPANY


     Mr. DeYoung, the Company's President and Chief Executive Officer, is currently employed pursuant to a three-year employment contract between the Company and Mr. DeYoung, which expires on October 31, 1999. Since November 1, 1996, the compensation of Mr. DeYoung has been established under the terms of this employment contract. The contract calls for an annual base salary, in an amount determined annually by the Board of Directors, payable semi-monthly, plus expenses and normal fringe benefits. Mr. DeYoung earns a bonus of 5% of the Company's pretax earnings, calculated on a quarterly basis. An annual bonus may be paid to Mr. DeYoung based on the performance of the Company and at the discretion of the Board of Directors. Mr. DeYoung's employment contract provides that should his employment be terminated for any reason other than for cause, he is entitled to a cash severance package equal to one year's cash compensation. In addition, Mr. DeYoung is entitled to receive a grant of a sufficient number of ten year options as are necessary to permit him to retain the same percentage of beneficial ownership interest in the Company as he held on December 16, 1996. These grants would be made from the Company's Equity Incentive Plan at the fair market value of the Common Stock on the date of grant.

     Ms. DeYoung, the Company's Vice President of Finance and Chief Financial Officer, is employed pursuant to a three-year employment contract between the Company and Ms. DeYoung which was effective September 1, 1996. Her compensation is established under the terms of this employment contract. The contract calls for an annual base salary, expenses, normal fringe benefits, as well as a bonus equal to 4% of the Company's pretax earnings, calculated on a quarterly basis. In addition, Ms. DeYoung's employment contract provides that should her employment be terminated for any reason other than for cause, she is entitled to a cash severance package equal to one year's cash compensation.


     If the Merger is effected, Mr. DeYoung and Ms. DeYoung would enter into new five-year employment agreements with the Reorganized Parent under which they will retain their current base salaries ($125,000 and $90,000, respectively), with increases based on increases for executives in the software industry generally or on increases in the cost of living, whichever are greater, and a minimum annual cash bonus equal to ten percent (10%) of such base salary for the term of the employment agreements. Under the agreements, both executives would be subject to non-compete and non-solicitation of employees covenants during the term of their employment by the Reorganized Parent and for a period of one year thereafter. Mr. DeYoung would also retain his right to a cash bonus equal to 5% of pre-tax earnings of the 1mage business. Salary, benefits and bonuses will be payable for the lesser of the remaining term of the employment agreements or a period of three years after any involuntary termination (defined to include voluntary resignation after a significant change in duties, responsibilities, benefits or place of work and excluding a termination "for cause" by the Reorganized Parent) but in no event less than one year. "For cause" is defined as conviction of a felony, fraud, embezzlement, breach of trust or gross misconduct, a determination by the Board of Directors that the executive has misused or misappropriated proprietary information, willfully breached the non-compete or non-solicitation covenants or abandoned the executive's duties and obligations under the employment agreement.

     During the first two years of the new employment agreements, which will be effective November 1, 1998, Mr. and Ms. DeYoung may be terminated by the Company only upon twelve (12) months prior written notice. Mr. and Ms. DeYoung must be included in all employee benefit programs of the Reorganized Parent, which may not be less than the benefits currently provided to any of them and may not be subsequently reduced. In his new employment agreement, Mr. DeYoung will waive his existing right to a proportionate match, via the mandatory grant of additional stock options to him, of any third party acquisition of the Company's stock. In addition, Mr. DeYoung will be entitled to a consulting fee equal to 20% of the net proceeds of any sale or other disposition by the Reorganized Parent of all or a substantial portion of the assets currently held by the Company, i.e., the assets of New 1mage. He will also have the right of first refusal to purchase those assets on the same terms and conditions as offered by a third party. This right could adversely affect the ability of the Reorganized Parent to sell the New 1mage assets.


COMPENSATION OF DIRECTORS OF THE COMPANY

     The Company currently pays non-employee Directors $1,000 per quarter plus specific hourly fees for special meetings or additional participation. Pursuant to the 1996 Equity Incentive Plan (the "1996 Plan"), members of the Compensation Committee of the Board of Directors will automatically be granted an option on the last trading day in June to purchase 4,000 shares of Common Stock at 100% of the fair market value on such date. On June 30, 1997 each member of the Compensation Committee received an automatic grant to purchase 4,000 shares of Common Stock at $.8938, the fair market value on that date. In addition to the automatic grants, the Company granted each member of the Compensation Committee stock options to purchase 12,000 shares of common stock at $0.625 per share, the fair market value on November 26, 1997. On that date, one non-employee director was granted options to purchase 2,000 shares at $1.469 per share and an option to purchase 6,000 shares at $.625 per share; such exercise prices were equal to the fair market value at the dates of grant.

       CERTAIN TRANSACTIONS WITH RELATED PARTIES OF THE COMPANY

     The Company leased its executive offices from a general partnership, Comlease. Mr. DeYoung, an Executive Officer and Director of the Company owns a partnership interest in Comlease of 11.75%. Lease payments to the partnership were $85,200 for the year ended December 31, 1997. This lease expired on March 31, 1998. The shares of the Company held by Comlease were distributed to the partners on August 3, 1998. Management of the Company believes that the terms of the lease were as favorable to the Company as could have been obtained from third parties at the time the lease was signed.


                SELECTED FINANCIAL DATA OF THE COMPANY



     The following table sets forth, for the periods indicated, selected financial data of the Company. This table should be read in conjunction with the financial statements and notes included in the Form 10-K for the year ended December 31, 1997 provided with this Proxy Statement and the section entitled "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in such Form 10-K.


CONSOLIDATED STATEMENTS OF OPERATIONS


                    Six Months Ended           Years Ended
                        June 30,               December 31,
                      1998   1997    1997    1996   1995   1994   1993
                      ------------  ----------------------------------
                      (Unaudited)
In thousands, except
per share data

Net sales            $ 826 $1,174  $1,809  $2,005 $2,908 $4,633 $3,622

Cost of sales          396    559     918     905  2,149  2,114  1,862

Selling, general &
  administrative
  expenses             559    672   1,354   1,273  1,992  1,833  1,741

Income (loss) from
  operations          (129)   (57)   (463)   (173)(1,233)   686     19

Net income
  (loss)            $(144)  $(65) $ (475)   $(89)$(1,314)  $601    $75

Basic earnings
  (loss) per
  share             $(0.07)$(0.03) $(0.22) $(0.04)$(0.69) $0.34  $0.05


CONSOLIDATED BALANCE SHEETS


                    Six Months Ended           Years Ended
                        June 30,               December 31,
                         1998        1997    1996   1995   1994   1993
                      ------------  ----------------------------------
In thousands          (Unaudited)

Total assets            $1,558      $1,650 $2,018   $2,004$3,578  $2,461

Total long term
  obligations              157         159      8      171    33     156

Total shareholders'
equity                     770         908  1,239    1,301 2,494   1,256



                      STOCK OWNERSHIP OF CERTAIN
                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT


     The following sets forth the number of shares of Common Stock owned by each Executive Officer and Director of the Company, by all persons known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, and by all Executive Officers and Directors as a group. Unless otherwise noted, the share ownership specified in the following table represents both record and beneficial ownership as of September 21, 1998.


                                          BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER     OWNERSHIP(1)         % OF CLASS
------------------------------------    -------------        -----------

David R. DeYoung                        642,406(2)               24.3%
6486 South Quebec Street,
Englewood, Colorado 80111

Charles E. Burns                         24,500(3)                1.1%
1013 Figueroa Street,
Folsom, California 95630

Robert Wiegand II                        46,500(4)                2.1%
5261 South Quebec Street,
Greenwood Village, Colorado 80111

Mary Anne DeYoung                       128,825(5)                5.5%
6486 South Quebec Street,
Englewood, Colorado 80111

Richard A. Knapp                          8,000(6)                0.4%
19590 E. Main Street, Suite 207,
Parker, Colorado 80134

Spencer D. Lehman                       238,437(7)               10.2%
1250 4th Street,
Santa Monica, California 90401

John G. Mazza                           260,868(8)               11.1%
6613 Zumirez Drive,
Malibu, California 90265

All Executive Officers and
Directors as a Group - 5 Persons        850,231(9)               30.1%

(1) Beneficial owners are believed to have sole voting and investment power with respect to the shares shown unless otherwise indicated.
(2) Includes 337,375 options to purchase Common Stock and 100,000 warrants to purchase Common Stock and excludes any shares attributable to Mr. DeYoung's right under his employment contract to maintain his proportional ownership of the Company under certain circumstances. See "Employment Contracts of the Company."
(3)  Consists of 24,500 options to purchase Common Stock.
(4)  Includes 24,500 options to purchase Common Stock.
(5) Includes 124,800 options to purchase Common Stock and 3,900 shares held in a custodial account for her daughter.
(6)  Consists of 8,000 options to purchase Common Stock
(7) Includes a convertible promissory note plus accrued interest which is convertible into 138,868 shares of Common Stock.
(8) Includes a convertible promissory note plus accrued interest which is convertible into 138,868 shares of Common Stock.
(9) Includes 519,175 options to purchase Common Stock and 100,000 warrants to purchase Common Stock.

     The following sets forth the approximate number of post-Merger shares of Common Stock owned by the Executive Officers and Directors of the Company which would be owned if the Merger is effected (assuming that Messrs. Holliday, Angeloff and Walker are elected as Directors of the Company after the resignations of Ms. DeYoung, Mr. Burns and Mr. Knapp, and Messrs. Noar and Leisenring are elected as Executive Officers of the Company), by all persons known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, and by all such Executive Officers and Directors as a group. Unless otherwise noted, the share ownership specified in the following table represents both record and beneficial ownership as of September 21, 1998. Shares shown for Messrs. Holliday, Noar, Leisenring, Angeloff and Walker, and Mr. and Mrs. Wilson and Mr. and Mrs. Wallach, give effect to the conversion of these persons' shares, options and warrants of SupraLife to shares, options and warrants of the Reorganized Parent.


                                          BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER     OWNERSHIP(1)         % OF CLASS
------------------------------------    -------------        -----------

David R. DeYoung                        642,406(2)                6.9%
6486 South Quebec Street
Englewood, Colorado 80111

Robert Wiegand II                        46,500(3)                0.5%
5261 South Quebec Street
Greenwood Village, Colorado 80111

Peter J. Holliday                     2,155,980(4)               24.3%
Grove House
11 Francis Bell Grove
Lowry Bay
Wellington 6008, New Zealand

Eagle Investments Limited             2,087,176(5)               23.7%
Grove House
11 Francis Bell Grove
Lowry Bay
Wellington 6008, New Zealand

R. Stephen Leisenring                    29,127(6)                0.3%
9820 Willow Creek Road, Suite 450
San Diego, California 92131

Dann V. Angeloff                        137,608(7)                1.5%
The Angeloff Company
727 West 7th Street, Suite 331
Los Angeles, California 90017

William T. Walker, Jr.                         -0-              -0-
P.O. Box 10684
Beverly Hills, California 90213

Joel and Ma Lan Wallach                    926,718               10.5%
P.O. Box 1823
Bonita, California 91908

Bryan Noar                              161,689(8)                1.8%
9820 Willow Creek Road, Suite 450
San Diego, California 92131

John F. Wilson II and Julie Wilson    1,135,564(9)               12.4%
9820 Willow Creek Road, Suite 450
San Diego, California 92131

First Fidelity Capital, Inc.           964,280(10)               10.0%
9100 Wilshire Boulevard
437 West Tower
Beverly Hills, California 90212

Larry and Mary Wallace                     476,192                5.4%
P.O. Box 1146
Aspen, Colorado 81612

All Officers and
Directors as a Group - (7) Persons   3,173,310(11)               35.5%

(1) Beneficial owners are believed to have sole voting and investment power with respect to the shares shown unless otherwise indicated.
(2) Includes 337,375 options to purchase Common Stock and 100,000 warrants to purchase Common Stock and excludes any shares attributable to Mr. DeYoung's right under his employment contract to maintain his proportional ownership of the Company under certain circumstances. "See Employment Contracts of the Company."
(3)  Includes 24,500 options to purchase Common Stock.
(4) Includes 2,087,176 shares owned by Eagle Investments Limited which may be deemed beneficially owned by Mr. Holliday. Also includes 68,804 options to purchase Common Stock and excludes 137,608 options to purchase Common Stock which are not yet vested.
(5)  This company may be deemed to be beneficially owned by Peter J.
     Holliday.
(6) Consists of 29,127 options to purchase Common Stock and excludes 64,446 options to purchase Common Stock which are not yet vested.
(7) Includes 75,684 options to purchase Common Stock and excludes 27,522 options to purchase Common Stock which are not yet vested.
(8) Includes 6,880 options to purchase Common Stock and excludes 13,761 options to purchase Common Stock which are not yet vested.
(9) Includes 60,807 shares owned by LifeStyle Investments, Inc. which may be deemed beneficially owned by Mr. Wilson. Also includes options to acquire 378,422 shares, but excludes options to acquire 137,608 shares which have not yet vested.
(10) Includes 321,427 warrants to purchase Common Stock and the right to purchase 535,711 shares of Common Stock if the Merger is effected.
(11) Includes 542,371 options to purchase Common Stock and 100,000 warrants to purchase Common Stock.


             APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors appointed Cribari & Gustafson, LLP (the "Cribari") as the Company's independent public accountants in 1997. The Board of Directors has appointed Cribari to audit the financial statements of the Company for the calendar year ending December 31, 1998 if the Merger Agreement is not approved by the Shareholders. It is expected that a representative of Cribari will be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. It is not expected that a representative of Arthur Andersen LLP will be present at the Meeting.

     It is anticipated that if the Merger Agreement is adopted, the Board of Directors of the Reorganized Parent will appoint an independent public accounting firm other than Cribari, such as Arthur Andersen LLP, to audit the consolidated financial statements of the Reorganized Parent for the 1998 calendar year.

EMPLOYMENT AND CONSULTING AGREEMENTS OF SUPRALIFE


The following is a summary of certain provisions of the employment, consulting and similar agreements between SupraLife and its subsidiaries, and executive officers of SupraLife. In addition, a summary is provided of certain provisions of the employment agreement between SupraLife and its former President and Chief Executive Officer, who now serves as Mergers and Acquisitions Specialist.

Peter J. Holliday

     Mr. Holliday, through his company, Eagle International Holdings Limited, a New Zealand corporation ("EIH"), has a two year director compensation agreement with SupraLife's wholly-owned operating subsidiary (the "Operating Subsidiary") to compensate Mr. Holliday for his services as Chairman of the Board of SupraLife. This agreement, which commenced on February 1, 1998, provides that Mr. Holliday will be available for all Board meetings, committee meetings and related services to be performed by him as typically performed by a chairman of the board of directors of companies of a size and nature similar to SupraLife. As compensation for his services, Mr. Holliday is paid a monthly retainer of $3,500. The Operating Subsidiary is also responsible for all reasonable expenses incurred by Mr. Holliday in the performance of his duties as Chairman of the Board.

     SupraLife management anticipates that Mr. Holliday's director compensation agreement will be replaced with an employment agreement for Mr. Holliday's services as Chief Executive Officer. The terms of the employment agreement are still under negotiation, but management anticipates that Mr. Holliday will be paid a base salary equal to the monthly payments he is currently receiving under his director compensation agreement, plus a bonus equal to 0.7% of net sales receipts and 2% of the operating income of SupraLife, its parent company (which after the Merger will be the Reorganized Parent), and subsidiaries of the parent.

     Mr. Holliday entered into a non-competition agreement with SupraLife on October 1, 1996, by which Mr. Holliday agreed not to compete with the business of SupraLife. Mr. Holliday may however associate with an established business which sells nutritional products, so long as that business (i) does not sell liquid mineral products or products which contain more than 25 minerals and (ii) does not conduct business with certain of SupraLife's suppliers, including T.J. Clark & Co. The non-competition agreement terminates October 1, 2001.

     Mr. Holliday also has three management services agreements with SupraLife and its subsidiaries through his company, EIH. The two year domestic agreement (the "Domestic Agreement") commenced on February 1, 1998 and is between EIH and the Operating Subsidiary. The Domestic Agreement provides for retention of Mr. Holliday's services as principal of EIH with respect to the operations of the Operating Subsidiary. His services include advice and assistance in connection with the marketing and sales of the Operating Subsidiary's products in the U.S. As compensation for services rendered by EIH, the Operating Subsidiary pays EIH a monthly fee of $5,000 through January, 2000. The Operating Subsidiary paid EIH a retainer of $27,000 in February, 1998 to be applied against the final payments due under the agreement. See "Certain Transactions with Related Parties of SupraLife." In the event the Domestic Agreement is terminated before the end of its term, EIH is obligated to repay the Operating Subsidiary the then unapplied balance of the retainer. EIH is also entitled to costs and expenses incurred in performing services on behalf of the Operating Subsidiary.

     The Operating Subsidiary may terminate the Domestic Agreement for cause effective immediately upon notice to EIH. The Operating Subsidiary may also terminate the agreement without cause upon 90 days written notice to EIH. EIH may terminate the agreement on 30 days' notice. The Domestic Agreement will also immediately terminate upon the death of Mr. Holliday.

     EIH has agreed that, during the term of the Domestic Agreement and for the period during which any covenant not to compete is in effect as to EIH or Mr. Holliday, neither it nor Mr. Holliday will solicit any person or entity whose account has been directly solicited twice by SupraLife or by any distributor of SupraLife within the 18 month period prior to termination of the agreement. During the term of the agreement and the three year period following the termination of the agreement, neither EIH nor Mr. Holliday may solicit for competing employment the employees, sales representatives or distributors of SupraLife.

     Mr. Holliday's agreement for Europe (the "Europe Agreement") is similar to the Domestic Agreement and is between EIH and SupraLife International Ltd., a wholly owned subsidiary of SupraLife, formed under the laws of the United Kingdom of Great Britain ("SIL").
Pursuant to the Europe Agreement, for a two year period commencing February 1, 1998, EIH and Mr. Holliday are to provide SIL with advice and assistance in connection with the research, planning, establishment and development of the international marketing of SupraLife's products in all countries of the European Union. As compensation for services rendered by EIH, SIL pays EIH a monthly fee of $9,000 through January, 2000. SIL paid EIH a retainer of $63,000 ($50,000 paid in November, 1997 and $13,000 paid in February, 1998) to be applied against the final payment due under the agreement as an advance of the monthly fees. In the event the Europe Agreement is terminated before the end of the term, EIH is obligated to repay SIL the then unapplied balance of the retainer. EIH is also entitled to costs and expenses incurred in performing services on behalf of SIL.

     The Europe Agreement has the same provisions as the Domestic
Agreement for termination of the agreement and for prohibition of solicitation of customers, employees, sales representatives and distributors of SupraLife.

     The third agreement (the "Pacific Agreement"), which is similar to the Domestic and the Europe Agreements, is between EIH and SupraLife International (Australasia) Limited, a New Zealand corporation which is a wholly owned subsidiary of SupraLife ("SIAL"). The Pacific Agreement was originally for a two year period commencing on October 1, 1996. It was amended on February 1, 1998 to provide for a two year period commencing on February 1, 1998. Pursuant to the Pacific Agreement, EIH and Mr. Holliday are to provide advice and assistance in connection with the research, planning, establishment and development of the international marketing of SupraLife's products in Australia, New Zealand and Asia, including without limitation Japan, China, Korea, Malaysia and Singapore. As compensation for services rendered by EIH, SIAL pays EIH a monthly fee of $7,500 through January, 2000. EIH is also entitled to costs and expenses in performing services on behalf of SIAL.

     The Pacific Agreement has the same provisions as the Domestic and the Europe Agreements for termination of the agreement and for prohibition of solicitation of customers, employees, sales representatives and distributors of SupraLife.

Bryan Noar

     The terms of Mr. Noar's employment with the Operating Subsidiary are set forth in an Employment Agreement dated March 1, 1997, as amended. Pursuant to the agreement, Mr. Noar is paid a base salary of $100,000 per year. He is also entitled to a bonus equal to 0.25% of the net network distribution sales of SupraLife. Mr. Noar has agreed that, during his employment and for a period of three years after termination of employment, he will not solicit for competing employment the employees, sales representatives or distributors of SupraLife. The agreement is terminable by either party with or without cause.

R. Stephen Leisenring

     The terms of Mr. Leisenring's employment with SupraLife are set forth in an Employment Agreement dated December 1, 1996, as amended. Pursuant to the agreement, Mr. Leisenring is paid a base salary of $115,000 per year. He is also entitled to a bonus equal to 1.5% of the operating income (as defined in the agreement) of SupraLife, its parent company (which after the merger will be the Reorganized Parent), and subsidiaries of the parent. If the Merger is consummated, Mr. Leisenring will be entitled to a bonus representing the same percentage of operating income of the Reorganized Parent and all of its subsidiaries. The agreement is terminable by either party with or without cause.

John F. Wilson II

     John F. Wilson was SupraLife's President and Chief Executive Officer until August, 1998. SupraLife entered into an employment agreement with Mr. Wilson in his former capacity on August 1, 1996, which agreement was subsequently amended in July, 1996 and July, 1998. In September, 1998, Wilson became SupraLife's Mergers and Acquisitions Specialist, and his employment agreement was amended to reflect his change in position. The term of the agreement is for a five year period ending July, 2003. On each August 1 beginning in 2003, the term will automatically extend for an additional year unless SupraLife or Mr. Wilson gives notice of non-renewal at least sixty days prior to July 31 of each such year. Pursuant to the agreement, as amended, the minimum base salary for Mr. Wilson is $150,000. Mr. Wilson is entitled to annual inflationary increases beginning on July 1, 1999, and the Board of Directors may also award annual discretionary increases. Mr. Wilson is also entitled to annual incentive compensation bonuses equal to 0.25% of net sales receipts (as defined in the agreement) of SupraLife plus 2.5% of operating income (as defined in the agreement) of SupraLife. Mr. Wilson is paid a monthly advance against any annual incentive compensation in the amount of 50% of the incentive compensation accrued with respect to net sales receipts received and operating income earned in the previous month.

     The agreement further provides for severance pay for each year or prorated partial year of the unexpired term of the agreement following termination with or without cause in amounts equal to, for each such year, the greater of $150,000 or one half of the total compensation, including any incentive compensation, which would have been payable to him during that year based on the actual performance of SupraLife in that year. In the event of voluntary resignation or disability, Mr. Wilson is entitled to receive his then current base salary and incentive compensation accrued through the effective date of the termination. In the event Mr. Wilson is terminated for misconduct, he will not be entitled to any compensation other than his base salary accrued through the date of termination.

     Mr. Wilson has agreed that during his employment and for a period of three years after termination of his employment he will not solicit for competing employment the employees, sales representatives or distributors of SupraLife.


CERTAIN TRANSACTIONS WITH RELATED PARTIES OF SUPRALIFE


     SupraLife holds an interest bearing (6.5%) note receivable of $330,278, due October, 1999, from Peter J. Holliday, who is the Chairman of the Board and Chief Executive Officer of SupraLife. As of June 30, 1998, accrued interest on the note was approximately $40,000. This note represented a consolidation of advances by SupraLife to Mr. Holliday for personal expenses.

     SupraLife entered into three consulting agreements with Eagle International Holdings Limited, an entity affiliated with Mr. Holliday, effective February 1, 1998. Two of these agreements required retainers of $63,000 and $27,000, respectively. $50,000 of the $63,000 retainer was paid to Mr. Holliday in November, 1997, during negotiations with Mr. Holliday which led to the consulting agreement for European operations. The remaining $13,000 retainer for the European agreement, and the $27,000 retainer for the domestic agreement, were paid in February, 1998. These consulting agreements are described in more detail in "Employment and Consulting Agreements of SupraLife." During 1998, SupraLife also paid an aggregate of $75,412 to Mr. Holliday as an advance on travel and other reimbursable expenses. As of July 22, 1998, this advance has been offset by an aggregate of $24,011 in actual expenses incurred by Mr. Holliday. SupraLife also advanced $43,195 to Mr. Holliday in May, 1998 in anticipation of a dividend which the Board of Directors ultimately did not declare.

     In September, 1998, SupraLife credited $85,000 to the amounts advanced to Mr. Holliday in 1998, in recognition of the transfer by Eagle Investments Limited ("EIL"), an affiliate of Mr. Holliday, of an aggregate of 85,000 shares of SupraLife common stock to certain persons to whom SupraLife has present and future obligations. Each of the persons receiving the EIL shares agreed to offset $1.00 for each share received against present and future obligations of SupraLife to those persons. To the extent the obligees received shares as payment for future services to SupraLife, those shares were pledged back to EIL, and Mr. Holliday agreed that his debt to SupraLife would be reinstated to the extent that future services are not performed.

     The $85,000 credit was applied first against the May, 1998 advance of $43,195 plus accrued interest at 6.5%. The balance of $40,635 was applied against unused travel and reimbursable expenses.

     All of the foregoing amounts due the Company from Mr. Holliday are secured by a pledge of 253,250 shares of SupraLife common stock held by EIL.

     SupraLife holds an interest bearing (6.5%) note receivable in the original principal amount of $137,250, due March, 2001, from Bryan Noar. As of June 30, 1998, the outstanding balance on the note, including accrued interest, was approximately $102,000. The note represented the exercise price for 225,000 shares of SupraLife common stock purchased by Mr. Noar pursuant to the terms of a stock option agreement. The note is secured by a pledge of the 225,000 shares.

     SupraLife holds an interest bearing (6.5%) note receivable of $375,000, due November, 2001, from John F. Wilson II. As of June 30, 1998, accrued interest on the note was approximately $40,000. The note represented the exercise price for 225,000 shares of SupraLife common stock purchased by Mr. Wilson pursuant to the terms of a stock option agreement. The note is secured by a pledge of the 225,000 shares. For the term of Mr. Wilson's employment agreement with SupraLife, he has the option to return these 225,000 shares to SupraLife in full satisfaction of the amount due under the note.

     Lifestyle Investments, Inc., an entity affiliated with Mr. Wilson, holds 88,377 shares of SupraLife which are pledged to SupraLife to secure the note of the former owner of these shares in favor of SupraLife. The former owner gave the note as payment for shares acquired from SupraLife upon the exercise of options. In the event of a default by the former owner under the note, SupraLife may foreclose on the 88,377 shares held by Lifestyle Investments, Inc.


EXPENSES

     It is estimated that the following expenses will be incurred in connection with the Merger, all of which have been or will be paid by the Company and the Reorganized Parent:


     SEC Filing Fee.............................         $  1,817
     Legal Fees and Expenses....................          150,000
     Accounting Fees and Expenses...............           26,000
     Printing Expenses..........................            6,000
     Miscellaneous..............................            1,183
                                                         --------
                         Total                           $185,000
                                                         ========


     In connection with the Merger, neither the Company nor SupraLife anticipate incurring any appraisal, fairness opinion or solicitation fees or expenses. Proxies may be solicited by employees of the Company without additional compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND
ADOPTION OF THE MERGER AGREEMENT AND THE ISSUANCE OF THE MERGER SHARES OF 1MAGE COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


        PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK


     The Board of Directors adopted a resolution on September 24, 1998, asking the Shareholders to amend Article IV of the Company's Restated Articles of Incorporation to increase the number of authorized shares to 50,000,000. As of August 14, 1998, there are currently 10,000,000 authorized shares of Common Stock, and 2,203,019 of those shares (22%) are issued and outstanding (not including 1,170,412 shares reserved for exercises of outstanding options, warrants and convertible securities). Pursuant to the proposal, the amendment would result in approximately 47,796,982 authorized but unissued shares (96%). The Board believes that these shares will be sufficient for issuance from time to time as may be required for various purposes, including the issuance of Common Stock in connection with the Merger, any proposed financing transactions and the issuance of or reservation of Common Stock for employee or Director stock options or stock bonuses. Shareholders should note, however, that notwithstanding the increase in authorized shares, the potential dilutive effect from issuance of authorized shares by the Board of Directors would be significantly greater since up to 96% of the voting power and economic value of the Common Stock could be issued without further Shareholder approval as opposed to only 78% at this time. Naturally, if the Merger takes effect, the number of issued and outstanding shares would increase to approximately 8,919,218 shares (18%). However, the Merger will only take effect if the Shareholders approve and adopt the Merger Agreement and this proposal for an increase in the number of authorized shares of Common Stock. In addition, if the Board of Directors subsequently declares a stock dividend or stock split, the Company's capital will be greater and the number of authorized and unissued shares will be less than as indicated above. While the Company has no plans to effect any stock split or stock dividend at this time, it may declare a stock split if required by Nasdaq as a condition to continued listing of the Common Stock on Nasdaq. See "Proposal to Grant Authorization for Reverse Stock Split."


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" INCREASING THE NUMBER OF AUTHORIZED SHARES FROM 10,000,000 TO 50,000,000 SHARES OF COMMON STOCK.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                        PROPOSAL TO CHANGE NAME

     The Company has formed two wholly-owned subsidiaries, SL Merger Corp. ("SLM") and New 1mage Software LLC ("New 1mage"). If the Merger is effected, SLM will merge into SupraLife International ("SupraLife"). SupraLife is in the business of manufacturing and marketing nutritional supplements and personal care products. If the Merger is effected, the electronic imaging business presently being conducted by the Company would be transferred to New 1mage. The Company would continue to be a publicly traded company. Pursuant to the Merger Agreement, the Shareholders are being asked to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to SupraLife International, Inc. Both the Company's Board of Directors and that of SupraLife believe that a change to the Company's corporate name should be made to SupraLife International, Inc. as representative of the Company's new combined company and its international sales efforts. In addition, they believe that the name change will permit the Company's current focus to fit with its new business strategies. For an indefinite time after the Merger, the Company's Common Stock will continue to trade on the Nasdaq SmallCap Market under the symbol "ISOL" in order to avoid confusion. When the information concerning the Merger has been broadly disseminated and it is otherwise deemed appropriate by the Reorganized Parent, the symbol may be changed to a new symbol more representative of the new corporate name. The Company does not plan to issue new stock certificates to its Shareholders reflecting the new name change, except upon presentation of stock certificates by Shareholders for transfer or reissuance and payment by the Shareholder or transferee of the customary fee to the Company's transfer agent.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM 1MAGE SOFTWARE, INC. TO SUPRALIFE INTERNATIONAL, INC. IF PROPOSAL NO. 1 IS APPROVED AND ADOPTED.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *



              PROPOSAL TO AMEND THE EQUITY INCENTIVE PLAN

     1mage's 1996 Equity Incentive Plan (the "1996 Plan") was adopted by the Board of Directors on December 16, 1996 and approved by the Shareholders on May 12, 1997. The maximum number of shares reserved under the 1996 Plan was 1,000,000 shares which the Board of Directors believed was sufficient for future grants at the time the 1996 Plan was approved by the Shareholders. There are currently 717,000 shares available for grant under the 1996 Plan. The purpose of the 1996 Plan, as amended, is to advance the interests of the Company and its stockholders by providing a means by which the Company shall be able to attract and retain competent employees, officers, directors, consultants and independent contractors by providing them with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped produce.

     The Merger Agreement provides that all of the options, warrants and other convertible securities of SupraLife (the "Old Options") will be canceled and options, warrants and other convertible securities of 1mage with substantially identical terms, conditions and exercise prices ("New Options"), as adjusted for the Merger, will be issued to the holders thereof at the Effective Time. There were 1,510,000 Old Options which were granted under SupraLife's 1996 Omnibus Plan. As adjusted for the Merger, there would be a total of 1,038,940 New Options to be issued after the Merger. Therefore, in order for the Company to have sufficient shares authorized for issuance under the 1996 Plan if the Merger Agreement is approved, an amendment must be made to the 1996 Plan to increase the authorized shares for which options can be granted under that plan. In addition, the 1996 Plan provides that the only persons eligible to participate in that plan are officers and directors of the Company. In order to replace the Old Options which were previously granted by SupraLife under its stock option plans to persons other than officers and directors of the Reorganized Parent with New Options under the 1996 Plan, the 1996 Plan must be amended to expand the class of persons eligible to participate to include employees, consultants and independent contractors of the Reorganized Parent or its subsidiaries. On September 24, 1998, the Board of Directors approved both amendments and directed that they be submitted to the Shareholders for approval along with the Merger.

     Management of the Company, together with the Board of Directors and the Compensation Committee (presently consisting of Messrs. Wiegand and Burns), believe that the amendment to the Plan is important to provide incentives to present and future officers and directors, including the SupraLife designees for directors and officers. In addition, the shares reserved under the Company's 1993 Stock Option Plan have been granted and therefore are not available to provide such incentives. Although the Company's 1994 Stock Option Plan has 298,848 shares reserved for grants, it is not qualified under Section 16b-3 of the Securities Exchange Act of 1934, as amended, and therefore it is not advantageous to make grants to officers and directors under this plan.

DESCRIPTION OF THE 1996 PLAN

Administration
--------------

     The 1996 Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The 1996 Plan provides it could in the future be administered by the Board of Directors if and to the extent such administration is consistent with applicable law. The Committee presently consists of Robert Wiegand II and Charles E. Burns. Subject to the terms of the 1996 Plan, the Committee has the authority to determine to whom restricted stock, stock options and stock appreciation rights may be granted, the time or times at which stock, options and rights are granted, the number of shares covered by each such grant, the duration of any options and rights, and any other terms and conditions relating to restricted stock, options and rights. All decisions and interpretations made by the Committee are binding and conclusive on all participants in the 1996 Plan.

     Notwithstanding the foregoing, the Board of Directors (with members of the Committee abstaining) has the authority to make grants under the 1996 Plan to members of the Committee. On May 12, 1997, the Board of Directors amended the 1996 Plan to provide for formula grants as a substitute for the formula grants in the 1993 Plan which no longer has any shares available for grant. See "Automatic Grants to Committee Members."

Securities
----------

     The securities to be issued as restricted stock or upon the exercise of stock options and stock appreciation rights under the 1996 Plan are shares of the Company's $.004 par value Common Stock.
Pursuant to the 1996 Plan, the maximum number of shares of Common Stock that may be issued to participants will not exceed 2,500,000 shares, as amended. If any options granted under the 1996 Plan are surrendered, or for any other reason cease to be exercisable in whole or in part, the shares as to which the option ceases to be exercisable are available for options to be granted to the same or other participants under the 1996 Plan, except to the extent that an option is deemed surrendered by the exercise of a tandem stock appreciation right and that right is paid by the Company in stock in which event the shares issued in satisfaction of the right are not available for new options or stock appreciation rights under the 1996 Plan.

     The market value of the total shares authorized as of September 22, 1998 was $5,468,750.

Eligible Employees and Others
-----------------------------

     Employees, officers, directors, consultants and independent contractors of the Company are eligible to receive restricted stock, options and rights under the 1996 Plan, as amended, provided that incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code (the "Code") may only be granted to officers and directors who are employees of the Company or its subsidiaries. No participant may be granted more than 500,000 options under the 1996 Plan.

     As of September 23, 1998, the Company has approximately 21 employees and other persons eligible to receive grants under the 1996 Plan. As of the same date, SupraLife has approximately 62 employees and other persons eligible to receive grants under the 1996 Plan.

Automatic Grants to Committee Members
-------------------------------------

     The Compensation Committee has no discretion in granting stock options or stock grants to members of the Committee. Grants are made once each calendar year on the last trading day in June for options to purchase 4,000 shares of Common Stock. The exercise price of such options is the fair market value of the shares on the date of grant.

Plan Benefits
-------------

     Set forth below in tabular form are the benefits or amounts received or to be received by or allocated to each of the named persons or groups under the 1996 Plan during fiscal 1998. The Committee or the Board of Directors determines the number of shares of restricted stock, stock options and stock appreciation rights which may be granted to employees, officers, directors, consultants and independent contractors of the Company (the "eligible persons") under the 1996 Plan. The number of shares of restricted stock, stock options and stock appreciation rights to be granted is entirely in the discretion of the Committee or the Board of Directors. The benefits or amounts to be received by or allocated to the eligible persons in fiscal 1998 and future years are not determinable, except for the automatic grants made to members of the Compensation Committee. See "Automatic Grants to Committee Members." The shares shown give effect to the conversion of the Old Options for New Options for the holders thereof pursuant to the Merger.

                               1996 PLAN

NAME AND POSITION               DOLLAR VALUE ($)(1)  NUMBER OF SHARES
-----------------              --------------------  ----------------

David R. DeYoung, President and
  Chief Executive Officer(2)               -0-                    0

Peter J. Holliday, Chief Executive
  Officer(3)                               -0-              206,412

John F. Wilson II, Former President
  and Chief Executive Officer(4)           -0-              206,412

Executive Officer Group
  (5 persons)(5)                           -0-              295,857

Non-Executive Officer Director
  Group (5 persons)(6)                     -0-               46,787

Nominee for Director Group
  (5 persons)(7)                           -0-              250,447

Associate of Director,
  Executive Officer
  or Nominee Group (0 persons)             -0-                  -0-

5% or More Recipient
  Group (0 persons)                        -0-                  -0-

Non-Executive Officer Employee
  Group (74 persons)                       -0-                  -0-

(1) Options granted by the Company were granted at not less than the fair market value on the date of grant. The SupraLife options that are being reissued by the Company were also granted at the fair market value at the time of their original grant by SupraLife. The dollar value to the grantee is solely dependent on the increase in the stock price subsequent to the date of grant.
(2)  Mr. DeYoung is the President and Chief Executive Officer of the
     Company.
(3)  Mr. Holliday is the Chief Executive Officer of SupraLife.
(4)  Mr. Wilson is the former President and Chief Executive Officer of
     SupraLife.
(5) Includes Messrs. Holliday and DeYoung. Also includes Mary Anne DeYoung who is an Executive Officer of the Company and R. Stephen Leisenring and Bryan Noar who will be Executive Officers of the Reorganized Parent or of a wholly owned subsidiary thereof.
(6) Includes Robert Wiegand II, Charles E. Burns and Richard A. Knapp who are Directors of the Company. Also includes Dann V. Angeloff and William T. Walker, Jr. who are nominees of SupraLife to be Directors of the Reorganized Parent.
(7) Includes Messrs. Holliday, DeYoung, Wiegand, Angeloff and Walker who are the proposed Directors of the Reorganized Parent.

Stock Options
-------------

     Options granted under the 1996 Plan may be either ISOs or nonqualified stock options as determined by the Committee (or the Board of Directors with respect to options granted to Committee members) in its sole discretion in accordance with the 1996 Plan. See "Eligible Employees and Others."

Option Price and Duration
-------------------------

     For ISOs, the option price is equal to 100% of the fair market value of the stock on the date the option is granted; provided, however, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company, the option price is 110% of the fair market value of the Common Stock on the date of grant.

     The option price for nonqualified stock options may be less than the fair market value of the stock on the date of grant, but in no event will the option price be less than 50% of the fair market value of the stock on the date of the grant.

     "Fair market value" means (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treas. Reg. Sec. 20.2031-2 or successor regulations. Unless otherwise specified by the Committee (or the Board of Directors with respect to grants to members of the Committee) at the time of grant, the valuation date for purposes of determining fair market value is the date of grant. The Committee (or the Board of Directors) may, however, specify in any grant of an Option or Stock Appreciation Right (including any designation of a formula pursuant to which options or right will be automatically granted) that, instead of the date of the grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period.

     Unless otherwise prescribed by the Committee or the 1996 Plan, options expire ten (10) years from the date of grant, or in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company, five (5) years from the date of grant.

Exercise of Options and Payment for Stock
-----------------------------------------

     Options are exercisable in accordance with the terms and conditions of the grant to the participant. The exercise price of options may be paid in cash or in shares of the Company's Common Stock (valued at the fair market value of the shares on the date of exercise) or by a combination thereof. The Committee may agree to a loan by the Company to one or more participants of a portion of the exercise price (not to exceed the exercise price minus the par value of the shares to be acquired, if any) for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. Members of the Committee may receive such loans without further approval. The Committee or the Board of Directors may elect to permit a participant to effect a net exercise of an option without tendering shares of the Company's stock as payment for the option. In such an event, the participant would be deemed to have paid for the exercise of the option with shares of the Company's stock and would receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised. On May 12, 1997, the Board of Directors amended the 1996 Plan to permit the members of the Compensation Committee to effect a net exercise of any formula option without tendering any shares as payment for the option. In addition, the Company may also enter into "cashless exercise" arrangements with one or more licensed stock brokerage firms whereby members of the Compensation Committee may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the exercise price for the option and the withholding taxes, if any, and then to transmit the proceeds from such sales directly to the Company in satisfaction of such obligations.

Stock Appreciation Rights
-------------------------

     Stock appreciation rights may be granted by the Committee on such terms and conditions as it may prescribe, whether in connection with an option granted under the 1996 Plan or by itself. Any right related to an option will be alternative to the related option. A stock appreciation right entitles its holder to receive the excess of the fair market value (at the date of exercise) of a share of Common Stock over the price specified in the grant of the right which will be the same as the exercise price of the related option, if any.

Exercise of Stock Appreciation Rights
-------------------------------------

     A stock appreciation right is exercisable at the time or times specified in the grant which will be the same time or times that the related option is exercisable, if any. Exercise of a stock appreciation right is effected by written notice to the Company. The Company may pay the stock appreciation right in cash or shares of Common Stock or any combination thereof in its sole discretion. The exercise of a stock appreciation right automatically results in the cancellation of the related option, if any, on a share-for-share basis. The Committee may from time to time specify a limit on the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year.

Nontransferability of Options and Rights
----------------------------------------

     During a participant's lifetime, an option or right may be exercisable only by the participant and options granted under the 1996 Plan may not be transferred except by will or the applicable laws of descent and distribution, provided that, to the extent permitted by applicable law, the Committee may permit transferability of nonqualified stock options to the immediate family or a family trust of the participant.

Stock Grants
------------

     The Committee may grant shares of the Company's Common Stock subject to such restrictions, if any, as may be determined by the Committee, including but not limited to, that person's continuous employment by, or service to, the Company for a specified period of time, or the attainment of specified performance goals or objectives. The participant has the right to sell, encumber or otherwise transfer stock so granted only to the extent that vesting and performance criteria, if any, have been satisfied.

Tax Withholding
---------------

     The Company may withhold, or require the payment by any participant of, any state, federal or local taxes resulting from the grant of any restricted stock or the exercise of any option or stock appreciation right, provided that, to the extent permitted by law, the Committee may in its discretion, permit some or all of such withholding obligation to be satisfied by the delivery by the participant of, or the retention by the Company of, shares of its Common Stock.

Amendment, Suspension and Termination
-------------------------------------

     The Committee may at any time amend, suspend or terminate the 1996 Plan, except that any such amendment cannot impair any rights or obligations under any restricted stock, option or stock appreciation right previously granted under the 1996 Plan. Stockholder approval is required for any amendment which (i) increases the number of shares reserved to the 1996 Plan or (ii) is required to be approved by stockholders under applicable law.

Federal Income Tax Consequences
-------------------------------

          a. INCENTIVE STOCK OPTIONS. The following general rules are applicable for Federal income tax purposes under existing law to employees of the Company who receive and exercise ISOs granted under the 1996 Plan:

                    i. Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the ISO.

                    ii. No tax deduction is allowed to the Company upon either grant or exercise of an ISO under the 1996 Plan.

                    iii. If shares acquired upon exercise of an ISO are
               not disposed of prior to the later of two years following the date the option was granted or one year following the date the shares are transferred to the optionee pursuant to the exercise of the Option, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term gain or loss to the optionee.

               iv. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then in most cases the lesser of any excess of the fair market value of the shares at the time of exercise of the option over the exercise price or the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

                    v.   In any year that an optionee recognizes
               compensation income on a disqualifying disposition of shares acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

                    vi. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of the exercise price and the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares.

                    vii. The bargain element at the time of exercise of
               an ISO, i.e., the amount by which the fair market value of the Common Stock acquired upon exercise of the ISO exceeds the exercise price, may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

          b. NONQUALIFIED OPTIONS. Nonqualified Options are taxed in accordance with Section 83 of the Code and the Regulations thereunder. The following general rules are applicable to United States holders of such options and to the Company for Federal income tax purposes under existing law:

                    i. The optionee does not realize any taxable income upon the grant of a Nonqualified Option, and the Company is not allowed a business expense deduction by reason of such grant.

                    ii.  The optionee will recognize ordinary
               compensation income at the time of exercise of a Nonqualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will require employees to make appropriate arrangements for the withholding of taxes on this amount.

                    iii. When the optionee sells the shares, he or she
               will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss.

                    iv. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE EQUITY INCENTIVE PLAN IF PROPOSAL NO. 1 IS APPROVED AND ADOPTED.


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

          PROPOSAL TO GRANT AUTHORITY FOR REVERSE STOCK SPLIT

     By a letter dated February 22, 1998, the Company was notified by The Nasdaq Stock Market ("Nasdaq") of its concern regarding the continued listing of the Company's Common Stock on The Nasdaq SmallCap Market ("SmallCap Market") pursuant to the recently amended SmallCap Market's continued listing rules (the "Maintenance Rules") because of the Company's failure, among other things, to maintain a minimum bid price of $1.00 per share for the ten consecutive trading dates prior to the notice. The Board believes that retaining the Company's listing on Nasdaq is important to the short-term liquidity of its Shareholders' Common Stock and may affect the Company's long term business prospects and shareholder value.


     On September 24, 1998, the Board of Directors agreed to recommend to the Shareholders that they grant to the Company's Board of Directors the authority to effect a reverse stock split of the Company's Common Stock in an amount of as much as 1-for-5, if in its judgment, such action is necessary to satisfy the Maintenance Rules. Assuming that a 1-for-5 reverse stock split would cause the trading price of the Company's Common Stock to increase in the same proportion as the amount of the split, a reverse stock split of 1-for-5 would result in an increase in the quoted bid price of the Common Stock to approximately $9.25 (based on the average of the closing prices for the three month period ended September 24, 1998) and thereby keep the Common Stock in compliance with the Maintenance Rules and eligible to continue to be quoted on Nasdaq. As noted above, Nasdaq may elect to apply the higher initial listing standards to the Common Stock after the Merger because of the change of control. Accordingly, the Reorganized Parent may have to effect a reverse stock split even if it otherwise meets the $1 per share standard of the Maintenance Rules. While it is the intent of the Company and SupraLife to avoid any reverse stock split to preserve the public float of the Common Stock and to avoid the erosion of stockholder value which sometimes accompanies reverse stock splits, the Board of Directors believes it to be in the best interests of the Company to grant the authority to the Board of Directors of the Reorganized Parent to effect a reverse stock split only if and to the extent that the Board deems necessary under the circumstances.

     If a reverse stock split is effected, issued shares of the Company's Common Stock held on the record date would automatically be converted into a reduced number of shares in accordance with the reverse split ratio. No fractional shares would be issued and no cash would be paid for fractional shares. Instead, each fractional share would be rounded up to a whole share.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
GRANTING THE AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF UP TO 1 FOR 5
           IF REQUIRED TO MEET NASDAQ LISTING REQUIREMENTS.


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                           VOTE FOR APPROVAL

     The Company's Restated Articles of Incorporation provide that with respect to any action to be taken by shareholders of the Company, a vote or concurrence of the holders of a simple majority of the outstanding shares entitled to vote thereon, or of any class or series, is required. Under the Company's listing agreement with Nasdaq, which requires shareholder approval for issuance of stock which will result in a change of control of the Company, approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy, and entitled to vote at the Meeting. Only those votes cast FOR the proposals will be counted as affirmative votes. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only.

                            OTHER BUSINESS

     The Board of Directors knows of no other matters which will be presented for consideration at the Meeting. However, if any other matter is properly brought before the Meeting, it is the intention of the persons named in the Proxy forms to vote the Proxies in accordance with their best judgment.

                         SHAREHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action in accordance with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's Annual Meeting of Stockholders, it must be received by the Secretary of the Company at the Company's principal executive offices at 6486 South Quebec, Englewood, Colorado, 80111, by no later than December 11, 1998, in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all reports filed pursuant to
Section 16(a). One of the Company's directors, Richard A. Knapp, did not file his initial statement of beneficial ownership on Form 3 after being elected as a director in May, 1997, until June, 1997.


                         AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports and other information may be inspected and copied or obtained by mail upon payment of the SEC's prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the New York Regional Office of the SEC, 7 World Trade Center, New York, New York 10048 and may also be obtained at the SEC's web site, www.sec.gov.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions thereof filed by the Company with the SEC are incorporated herein by reference and are made a part hereof:

     (a) Annual Report on Form 10-K and Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 1997;

     (b) Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1998 and March 31, 1998;


     (c)  Current Reports on Form 8-K dated June 15, 1998 and August
31, 1998; and


     (d)  Form 8-A, File No. 0-12535 filed on October 7, 1983.

     All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Proxy Statement.

     The Company undertakes to provide without charge to each person to whom a copy of the Proxy Statement has been delivered, upon request, a copy of any or all of the documents incorporated by reference herein not already enclosed, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporated. Requests for copies should be directed to 1mage Software, Inc., 6486 S. Quebec Street, Englewood, Colorado 80111, Attention: David R. DeYoung, President (telephone number: 303/694-9180).

                        ACCOMPANYING DOCUMENTS

     Accompanying this Proxy Statement is the Company's Annual Report on Form 10-K (the "Annual Report") for the year ended December 31, 1997, as amended, which contains the following information which is specifically incorporated by reference in this Proxy Statement:


     (i) Item 7 of the Annual Report - Management's Discussion and Analysis of Financial Conditions and Results of Operations

     (ii) Item 8 of the Annual Report - Financial Statements and
Supplementary Data

     (iii) Item 9 of the Annual Report - Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

     In addition, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998 accompany this Proxy Statement.



     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 6486 SOUTH QUEBEC STREET, ENGLEWOOD, COLORADO 80111, ATTENTION:
DAVID R. DEYOUNG, PRESIDENT. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE MEETING, REQUESTS MUST BE RECEIVED BY OCTOBER 15, 1998.

                                   By order of the Board of Directors


                                   1MAGE SOFTWARE, INC.

[FORM OF PROXY]


-----------------------------------------------------------------------
                         1MAGE SOFTWARE, INC.
          6486 South Quebec Street, Englewood, Colorado 80111

  Proxy Solicited on Behalf of the Board of Directors of the Company


     The undersigned hereby constitutes and appoints Robert Wiegand II and Mary Anne DeYoung, and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of 1mage Software, Inc. to be held at the Sheraton Denver Tech Center Hotel, 7007 S. Clinton Street, Englewood, Colorado, on October 30, 1998 at 10:00 a.m. Mountain Standard Time and at any postponements and adjournments thereof, on all matters coming before said meeting and to vote all shares of common stock held by the undersigned as follows:


1. Adoption of the Merger Agreement and the actions contemplated by the Merger Agreement.

          / /   FOR             / /   AGAINST        / /   ABSTAIN

2. Amendment of the Company's Articles of Incorporation to increase the authorized number of shares from 10,000,000 to 50,000,000 shares of Common Stock.

         / /   FOR             / /   AGAINST        / /   ABSTAIN

3. If Proposal No. 1 is approved and adopted, amendment of the Company's Articles of Incorporation to change the name of the Company to SupraLife International, Inc.

        / /   FOR             / /   AGAINST        / /   ABSTAIN

4. If Proposal No. 1 is approved and adopted, amendment of the Company's 1996 Equity Incentive Plan to accommodate the exchange of the currently outstanding stock options of SupraLife International by increasing the number of shares authorized under the Plan to 2,500,000 shares and changing the class of persons eligible to receive grants under the Plan.

        / /   FOR            / /   AGAINST        / /   ABSTAIN

5. Authorization to the Board of Directors to declare a reverse stock split of the Company's Common Stock of as much as 1 for 5 if required to meet Nasdaq listing requirements.

          / /   FOR             / /   AGAINST

            (Continued and to be signed on the other side.)
-----------------------------------------------------------------------

     You are encouraged to specify your choices by marking the appropriate box, see reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named on the reverse side as agents and proxies cannot vote your shares unless you sign and return this card.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. If any matters properly come before the meeting other than those specified above, this proxy will be voted in the discretion of the proxy holders.


Dated -----------------, 1998

                    ---------------------------------------------------

                    ---------------------------------------------------

                    ---------------------------------------------------
                    Signature(s)

                    Please mark, sign and return
                    promptly using the enclosed
                    envelope. Executors, administrators,
                    trustees, etc. should give a title
                    as such. If the signer is a
                    corporation, please sign full
                    corporate name by duly authorized
                    officer.

-----------------------------------------------------------------------

                             ATTACHMENT 1

                       COLORADO DISSENTER RIGHTS


     A holder of 1mage Common Stock is or may be entitled to assert dissenter's rights ("Dissenting Shareholder") and obtain payment of the fair value of their shares, under Article 113 of the Colorado Business Corporation Act, Colo. Rev. Stat. Section 7-113-101 et seq., a copy of which is attached hereto as Appendix I (the "Colorado Dissenter's Rights Statute"), if the Merger is effectuated. To exercise the right to dissent, (1) the Dissenting Shareholder must provide written notice to the Company of his or her intent to demand payment for his or her shares if the Merger is effectuated, (2) the Dissenting Shareholder must not vote in favor of proposal No. 1 at the Meeting, and (3) the Dissenting Shareholder must comply with the other provisions of the Colorado Dissenter's Rights Statute. If the Merger is effectuated, the Company will notify the Dissenting Shareholder with written notice of the Merger and the procedures for the Dissenting Shareholder to demand payment and deliver their stock to the Company. If a Dissenting Shareholder is dissatisfied with the payment or offer, the Dissenting Shareholder is entitled to follow the procedures as outlined in the Colorado Dissenter's Rights Statute. The foregoing discussion of the law relating to dissenters rights is not a complete statement of such rights and is qualified in its entirety by reference to Appendix I. THIS DISCUSSION AND APPENDIX I SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF 1MAGE STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF DISSENTERS RIGHTS. 1mage considers it unlikely that there would be a significant number of Dissenting Shareholders.

  The notice will (i) state the effective date of the Merger, (ii) state an address at which the Company will receive payment demands and the address of a place where certificates must be deposited, (iii) supply a form for demanding payment, which form will request a dissenter to state an address to which payment is to be made, (iv) set the date by which the Company must receive the payment demand and certificates, which date will not be less than 30 days after the date the notice is given, and (v) provide a copy of the Colorado Dissenter's Right Statute. Upon receipt by the Company of the demand for payment and the certificates, the Company will within 30 days send payment with
(i) the Company's balance sheet as of the end of December 31, 1997, and income statement, statement of changes in shareholders' equity and statement of cash flow for December 31, 1997, (ii) a statement of the Company's estimate of the fair market value of the shares, (iii) an explanation of how the interest was calculated, (iii) a statement of the dissenter's right to demand payment, and (iv) a copy of the Colorado Dissenter's Right Statute. If a dissenter is dissatisfied with the payment or offer, the dissenter is entitled to follow the procedures as outlined in the Statute. The foregoing discussion of the law relating to dissenters rights is not a complete statement of such rights and is qualified in its entirety by reference to Appendix I. THIS DISCUSSION AND APPENDIX I SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF 1MAGE STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF DISSENTERS RIGHTS. Unless any Shareholder shall have properly submitted a demand for payment and their certificates prior to the 30 day deadline, any such Shareholder will not be entitled to payment for their shares of the Company's Common Stock.

     A record owner, such as a broker, who holds shares of 1mage stock as nominee for others, may exercise the demand for payment rights with respect to the shares of 1mage Stock held for all or less than all beneficial owners of shares of 1mage stock as to which such person is the record owner. In such case the written demand must set forth the number of shares of 1mage Stock covered by such demand. Where the number of shares of 1mage Stock is not expressly stated, the demand will be presumed to cover all shares of 1mage outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise demand rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of demand rights within 30 days after the date of the written notice by the Company.


                     INDEX TO FINANCIAL STATEMENTS

SupraLife International and Subsidiaries

     Report of Independent Public Accountants

     Independent Auditor's Report

     Consolidated Balance Sheets as of December 31, 1997 and 1996

     Consolidated Statements of Income for the years ended December 31, 1997, 1996 and 1995

     Consolidated Statements of Shareholders' Equity (Deficit) for the years ended December 31, 1997, 1996 and 1995

     Consolidated Statements of Cash Flow for the years ended December 31, 1997, 1996 and 1995

     Consolidated Balance Sheets as of June 30, 1998 and December 31,
1997

     Consolidated Statements of Operations for the six months ended June 30, 1998 and 1997

     Consolidated Statements of Operations for the three months ended June 30, 1998 and 1997

     Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997


Unaudited Pro Forma Condensed Consolidated Financial Statements for SupraLife International and 1mage Software, Inc.

     Pro Forma Condensed Consolidating Balance Sheet June 30, 1998

     Pro Forma Condensed Consolidating Statement of Operations for the six months ended June 30, 1998

     Pro Forma Condensed Consolidating Statement of Operations December
31, 1997


               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
              (Formerly Eagle Lifestyle Nutrition, Inc.)

                   CONSOLIDATED FINANCIAL STATEMENTS
                    TOGETHER WITH AUDITORS' REPORT


               Report of Independent Public Accountants
               ----------------------------------------


To the Shareholders' of
  SupraLife International:

We have audited the accompanying consolidated balance sheets of SUPRALIFE INTERNATIONAL (formerly Eagle Lifestyle Nutrition, Inc.) (a California corporation) and subsidiaries, as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 9 to the consolidated financial statements, the Company is a defendant in various litigation with certain former distributors.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SupraLife International and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                   ARTHUR ANDERSEN LLP

San Diego, California
April 2, 1998





H&B                                     Harlan & Boettger, LLP
                                        Certified Public Accountants

                                        James C. Harlan II
                                        William C. Boettger
                                        P. Robert Wilkinson
                                        Marshall J. Varano

                     INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
of Eagle Lifestyle Nutrition, Inc.

We have audited the accompanying statements of income, shareholders' equity (deficit) and cash flows of Eagle Lifestyle Nutrition, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of income, shareholders' equity (deficit) and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income, shareholders' equity (deficit) and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of income, shareholders' equity (deficit) and cash flows. We believe that our audit of the statements of income, shareholders' equity (deficit) and cash flows provides a reasonable basis for our opinion.

In our opinion, the statements of income, shareholders' equity (deficit) and cash flows referred to above presents fairly, in all material respects, the results of the operations of Eagle Lifestyle Nutrition, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/Harlan & Boettger
San Diego, California
December 1, 1996

           5415 Oberlin Drive   San Diego, California 92121
          Telephone (619) 535-2000   Facsimile (619) 535-2015


               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
              ------------------------------------------
              (Formerly Eagle Lifestyle Nutrition, Inc.)

                      CONSOLIDATED BALANCE SHEETS
                      ---------------------------
                   AS OF DECEMBER 31, 1997 AND 1996
                   ---------------------------------

                                ASSETS
                                -------



                                                1997          1996
                                             ----------    ----------

Current Assets:
  Cash                                       $1,444,471    $3,423,361
  Inventory                                     510,931       794,323
  Prepaid and deferred
    taxes                                       771,275       245,075
  Prepaid expenses and other                    238,819       323,491
                                             ----------    ----------
      Total current assets                    2,965,496     4,786,250

RELATED PARTY NOTES RECEIVABLE                  442,365       388,624

PROPERTY AND EQUIPMENT, net                   1,539,269       916,380

OTHER ASSETS:
  Deposits and other                             56,271        83,599
  Deferred tax asset                             59,177       201,173
  Goodwill, net                                  83,678         -
                                             ----------    ----------
                                             $5,146,256    $6,376,026
                                             ==========    ==========

              The accompanying notes are an integral part
                 of these consolidated balance sheets.





               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
              ------------------------------------------
              (Formerly Eagle Lifestyle Nutrition, Inc.)

                      CONSOLIDATED BALANCE SHEETS
                      ---------------------------
                   AS OF DECEMBER 31, 1997 AND 1996
                   ---------------------------------

                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------


                                                1997          1996
                                             ----------    ----------
Current Liabilities:
  Accounts payable                           $  556,497    $1,303,293
  Accrued liabilities                           720,727       767,076
  Commissions and incentives payable          1,000,384     2,731,618
  Current portion of capital lease
    obligations                                 198,420        33,839
  Customer advances                              44,623        85,648
                                             ----------    ----------
      Total current liabilities               2,520,651     4,921,474
                                             ----------    ----------
Capital Lease Obligations, net of current
  portion                                       546,518        48,637
                                             ----------    ----------

Commitments and contingencies (Notes 8 and 9)

Shareholders' equity:
  Preferred stock, no par value, 5,000,000
    shares authorized, no shares issued or
    outstanding                                   -             -
  Common stock, no par value, 20,000,000
    shares authorized, 9,928,065 shares
    issued and outstanding, at December 31,
    1997 and 1996                             1,526,450     1,526,450
  Stock subscription notes receivable          (970,713)   (1,116,314)
  Retained earnings                           1,523,350       995,779
                                             ----------    ----------
      Total shareholders' equity              2,079,087     1,405,915
                                             ----------    ----------
                                             $5,146,256    $6,376,026
                                             ==========    ==========

              The accompanying notes are an integral part
                 of these consolidated balance sheets.





               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
              ------------------------------------------
              (Formerly Eagle Lifestyle Nutrition, Inc.)

                   CONSOLIDATED STATEMENTS OF INCOME
                   ---------------------------------
         FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         ----------------------------------------------------


                                    1997        1996         1995
                                ----------- -----------  -----------

NET SALES                       $29,112,646  $33,331,020  $10,477,803
                                -----------  -----------  -----------
OPERATING EXPENSES:
  Cost of sales                   6,407,504    6,888,508    1,998,544
  Commissions and incentives      9,308,846   14,136,553    4,322,270
  Selling, general and
    administrative                9,587,137    7,179,742    4,025,502
                                -----------  -----------  -----------
      Total operating expenses   25,303,487   28,204,803   10,346,316
                                -----------  -----------  -----------
      Income from operations      3,809,159    5,126,217      131,487

INTEREST INCOME AND OTHER, net       72,122      197,202      100,374
                                -----------  -----------  -----------

INCOME BEFORE PROVISION FOR
  INCOME TAXES                    3,881,281    5,323,419      231,861

PROVISION (BENEFIT) FOR
  INCOME TAXES                    1,566,657    2,193,000    (179,141)
                                -----------  -----------  -----------
      Net income                $ 2,314,624  $ 3,130,419  $   411,002
                                ===========  ===========  ===========

Basic earnings per share:
  Net income                    $       .23  $       .31  $       .05
                                ===========  ===========  ===========
  Weighted average number
   of common shares               9,928,065    9,983,176    8,167,124
                                ===========  ===========  ===========
Diluted earnings per share:
  Net income                    $       .23  $       .30  $       .04
                                ===========  ===========  ===========
  Weighted average number of
    common shares and common
    stock equivalents             9,928,065   10,402,924   10,015,799
                                ===========  ===========  ===========

              The accompanying notes are an integral part of these consolidated financial statements.





               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
              ------------------------------------------
              (Formerly Eagle Lifestyle Nutrition, Inc.)


       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
       ---------------------------------------------------------
         FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         ----------------------------------------------------


                                                             Stock
                                                          Subscription
                                       Common Stock          Notes
                                    Shares     Amounts     Receivable
                                  ---------   ----------  ------------

Balances, December 31, 1994       5,008,500   $  611,705   $    -

  Issuance of common stock          315,000       74,761        -
  Exercise of common stock
    options                       2,969,190      721,002     (452,876)
  Payments on stock
    subscriptions receivable          -            -          167,512
  Dividends on common stock           -            -            -
  Shareholder borrowings              -            -            -
  Net income                          -            -            -
                                  ---------   ----------   ----------
Balances, December 31, 1995       8,292,690    1,407,468     (285,364)

  Exercise of common stock
    options                       2,770,305    1,454,311   (1,454,311)
  Shareholder borrowings
  Payments on stock
    subscriptions receivable          -            -           40,137
  Stock repurchase and
    retirement                   (1,134,930)  (1,705,329)     583,224
  Conversion of notes receivable      -            -            -
  Dividends on common stock           -            -            -
  Income tax benefit from employee
    stock transaction                 -          370,000        -
  Net income                          -            -            -
                                  ---------   ----------   ----------
Balances, December 31, 1996       9,928,065    1,526,450   (1,116,314)

  Dividends on common stock           -            -            -
  Payments on stock subscription
    notes receivable                  -            -          145,601
  Net income                          -            -            -
                                  ---------   ----------   ----------
Balances, December 31, 1997       9,928,065  $ 1,526,450   $ (970,713)
                                  =========  ===========   ==========


                                                             Total
                                  Receivable   Retained  Shareholders'
                                     From      Earnings      Equity
                                 Shareholder  (Deficit)    (Deficit)
                                 -----------  ---------- -------------
Balances, December 31, 1994       $(410,988)  $(411,803)   $(211,086)

  Issuance of common stock            -           -           74,761
  Exercise of common stock
    options                           -           -          268,126
  Payments on stock
    subscriptions receivable          -           -          167,512
  Dividends on common stock           -        (342,765)    (342,765)
  Shareholder borrowings           (923,315)       -        (923,315)
  Net income                          -         411,002      411,002
                                 ----------  ----------   ----------
Balances, December 31, 1995      (1,334,303)   (343,566)    (555,765)

  Exercise of common stock
    options                           -           -            -
  Shareholder borrowings            (92,258)                 (92,258)
  Payments on stock
    subscriptions receivable          -           -           40,137
  Stock repurchase and
    retirement                    1,166,776  (1,294,671)  (1,250,000)
  Conversion of notes
    receivable                      259,785       -          259,785
  Dividends on common stock           -        (496,403)    (496,403)
  Income tax benefit from
    employee stock transaction        -           -          370,000
  Net income                          -       3,130,419    3,130,419
                                 ----------  ----------   ----------
Balances, December 31, 1996           -         995,779    1,405,915

  Dividends on common stock           -      (1,787,053)  (1,787,053)
  Payments on stock
    subscription notes
    receivable                        -           -          145,601
  Net income                          -       2,314,624    2,314,624
                                 ----------  ----------   ----------

Balances, December 31, 1997      $    -      $1,523,350   $2,079,087
                                 ==========  ==========   ==========

   The accompanying notes are an integral part of these consolidated financial statements.






               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
              ------------------------------------------
              (Formerly Eagle Lifestyle Nutrition, Inc.)

                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                 -------------------------------------
         FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         ----------------------------------------------------


                                    1997        1996         1995
                                ----------- -----------  -----------

Cash flows from operating
  activities
  Net income                       $2,314,624  $3,130,419  $  411,002
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
    Depreciation and amortization     369,909     162,438     104,118
    Loss on impairment of property
      and equipment                     -         368,000       7,215
    Interest capitalized into loans   (21,923)    (70,493)    (66,690)
    Exercise of stock options for
      less than fair market value       -           -         268,127
    Deferred tax asset                 41,996    (185,400)   (215,773)
    Changes in assets and
      liabilities:
      Inventory                       351,156    (500,372)   (145,792)
      Prepaids and other             (306,107)   (239,118)     67,535
      Accounts payable and accrued
        liabilities                  (793,145)  1,727,986   1,204,025
      Commissions and incentives
        payable                    (1,731,234)  1,716,634       -
      Customer advances               (41,025)  (464,223)     461,974
                                   ----------  ----------  ----------
        Net cash provided by
          operating activities        184,251   5,645,871   1,960,676
                                   ----------  ----------  ----------

Cash flows from investing
  activities:
  Capitalized product formulation
    costs -                             -           -         (17,785)
  Acquisition of subsidiaries        (180,000)      -           -
  Purchases of property and
    equipment                        (143,141)   (918,387)   (262,343)
  Notes receivable                    (31,818)    (58,346)      -
                                   ----------  ----------  ----------
        Net cash used in
          investing activities       (354,959)   (976,733)   (280,128)
                                   ----------  ----------  ----------

Cash flows from financing
  activities:
  Payments on notes payable             -           -        (172,022)
  Collections on stock
    subscription notes
    receivable                        145,601      40,137     167,512
  Dividends paid on common stock   (1,787,053)   (496,403)   (342,765)
  Payments under capital lease
    obligations                      (166,730)   (138,611)    (34,074)
  Stock repurchase                      -      (1,250,000)      -
  Loans made to shareholders            -         (92,258)   (856,625)
  Proceeds from private placement       -           -          74,761
                                   ----------  ----------  ----------
        Net cash used in
          financing activities     (1,808,182) (1,937,135) (1,163,213)
                                   ----------  ----------  ----------
Net increase (decrease) in cash    (1,978,890)  2,732,003     517,335

CASH, beginning of the year         3,423,361     691,358     174,023
                                   ----------  ----------  ----------
CASH, end of the year              $1,444,471  $3,423,361  $  691,358
                                   ==========  ==========  ==========

              The accompanying notes are an integral part of these consolidated financial statements.




               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
              ------------------------------------------
              (Formerly Eagle Lifestyle Nutrition, Inc.)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              ------------------------------------------


1.   BUSINESS DESCRIPTION

     SupraLife International (formerly Eagle Lifestyle Nutrition, Inc.) and subsidiaries (the "Company") develops, manufactures and distributes preventive health and nutritional products that contain a full spectrum of minerals, vitamins and other nutrients. The Company markets its products in the United States and Europe through a network of independent distributors who use the products themselves or resell them to other distributors or consumers. The Company's active operating subsidiaries consist of Soaring Eagle Ventures, Inc., a California corporation in which most U.S. domestic sales and distribution operations are conducted; SupraLife International, Ltd. and SupraLife International B.V., European corporations in which all European sales and distribution operations are conducted (see Note 3); Proven Results, Inc. (PRI) a California corporation formed in 1997 that specializes in weight loss seminars and has not yet generated significant revenues; and Naturecuetical International, Inc., a California corporation formed in 1997 to manufacture the Company's core products (see
     Note 9 - Major Suppliers).

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

     INVENTORY

     Inventory consists primarily of preventive health and nutritional products, and is stated at the lower of cost (using the first-in, first-out method) or market. At December 31, 1996, substantially all inventory consists of finished goods. During 1997, the Company began in-house manufacturing of certain of its products (see Note 9 - Major Suppliers) and accordingly, had approximately $75,000 in raw materials as of December 31, 1997.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, and depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Assets under capital leases are depreciated by the straight-line method over the shorter of the lease term or the useful lives of the assets. Maintenance, repairs and minor renewals are charged to operations as incurred. Major replacements or betterments are capitalized. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are eliminated from the respective accounts and any gain or loss on disposition is reflected in operations.

     EXCESS OF COST OVER NET ASSETS ACQUIRED

     The excess of cost over the fair value of net assets acquired (goodwill) is amortized using the straight-line method over 15 years. The Company periodically re-evaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated life of the asset. The determinants used for this evaluation include management's estimate of the asset's continuing ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the intangible asset to the Company's business objectives. Management believes that there has been no impairment of the goodwill as reflected in the Company's consolidated financial statements as of December 31, 1997.

     PRODUCT DEVELOPMENT AND CONSULTING

     The Company uses various consultants (see Note 7) to perform research and development activities and to consult and speak, on behalf of the Company and its distributors, related to existing and future products and nutrition. These costs are expensed as incurred. During 1997, 1996 and 1995, the Company incurred approximately $440,000, $230,000 and $82,000, respectively, on these activities.

     REVENUE RECOGNITION

     The Company generally receives payment for product sales at the time orders are placed by independent distributors. Sales are recorded when products are shipped to the customer. Customer advances represent cash received for unshipped merchandise.

     Net sales represent orders shipped, less returns and allowances. Provisions are made for estimated returns and allowances at the time of sale.

     COMMISSIONS AND OTHER INCENTIVES

     The Company compensates its distributors through commissions and other incentives which reward the distributors for sales, the sign-up of new distributors and achievement of certain milestones. Commissions are recorded when the merchandise is shipped.
     Payments of commissions are generally paid within the two month period following the sale.

     CREDIT CARD POLICY

     The Company receives a significant percentage of its sales proceeds through credit card purchases by its distributors.
     Credit under these accounts is extended by third parties, and accordingly, the Company bears minimal financial risk under these agreements. The Company's agreements with third-party credit companies provide for the electronic processing of credit approvals and electronic submission of transactions. The Company is required to maintain certain cash balances which guarantee credit card chargebacks. The balance of such restricted cash was approximately $142,000 and $220,000 at December 31, 1997 and 1996, respectively. Fees incurred on credit card sales are included in selling, general and administrative expenses and were approximately $851,000, $861,000 and $350,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

     INCOME TAXES

     In accordance with SFAS No. 109 "Accounting for Income Taxes," the Company recognizes an asset or liability for the deferred tax consequences of temporary differences between tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures in the accompanying notes. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION

     The Company currently accounts for its stock-based compensation plans using the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25).

     In 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). Under the provisions of SFAS 123, companies can elect to account for stock-based compensation plans using a fair-value-based method or continue measuring compensation expense for those plans using the intrinsic value method prescribed in APB 25. SFAS 123 requires that companies electing to continue using the intrinsic value method must make pro forma disclosures of net income and earnings per share as if the fair-value-based method of accounting has been applied.

     The Company has elected to continue to account for stock-based compensation using the intrinsic value method, but has complied with the pro forma disclosure requirements (see Note 6).

     Foreign Currency Translation

     Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the exchange rate in effect at the balance sheet date, and revenue and expenses are translated at the average exchange rate for the period. Translation gains or losses of the Company's foreign subsidiaries are not included in net income but are reported as a separate component of stockholders' equity. The functional currency of those subsidiaries is the primary currency in which the subsidiary operates. Gains and losses on transactions in denominations other than the functional currency of the Company's foreign operations, while not material in amount, are included in the result of operations. Most of the Company's worldwide sales and inventory and equipment purchases are denominated in U.S. dollars, and most of the Company's cash is invested in U.S. dollars. As a result, the Company typically does not enter into foreign exchange transactions to hedge balance sheet and intercompany balances against movements in foreign exchange rates.

     Earnings Per Share

     In 1997, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," (EPS) which sets forth the basis for the computation of "basic" EPS and "diluted" EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity. Diluted EPS is computed on the basis of the weighted average shares of common stock outstanding plus common equivalent shares arising from the effect of dilutive stock options, using the treasury-stock method. All EPS amounts for prior years have been restated to conform to these new standards, and the effect of the restatement was not significant. For the year ended December 31, 1997, the effect of common equivalent shares was antidilutive and therefore, they were not included in the calculation of dilutive EPS.

     Recent Accounting Pronouncements

     In 1997, the Financial Accounting Standards Board issued Statement No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and to display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

3.   ACQUISITIONS

     Effective June 1, 1997, the Company acquired all of the outstanding stock of Vitall International Ltd., Vitall International B.V., and Vitall France S.A.R.L. (together Vitall). Vitall was a small network marketing company with operations primarily in the United Kingdom and the Netherlands. The purchase price, including acquisition costs, was approximately $180,000 in cash. The acquisition was accounted for using the purchase method of accounting. Accordingly, the results of operations of Vitall have been included in these consolidated financial statements from June 1, 1997. All acquired assets and liabilities of Vitall have been recorded at estimated fair market values on May 31, 1997, with the excess of the cost over the net assets acquired of approximately $90,000 allocated to goodwill. Subsequent to the acquisition, the Vitall subsidiaries' names were changed to SupraLife International Ltd., SupraLife International B.V. and SupraLife International S.A.R.L.

4.   PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1997 and 1996 consists of the following:

                                                1997          1996
                                             ----------    ----------

       Computer equipment                    $1,381,255    $  685,358
       Equipment                                524,011       310,794
       Furniture and fixtures                   267,823       196,461
       Leasehold improvements                   104,354        98,470
                                             ----------    ----------
                                              2,277,443     1,291,083

       Less:  accumulated depreciation
         and amortization                     (738,174)     (374,703)
                                             ----------    ----------
           Property and equipment, net       $1,539,269    $  916,380
                                             ==========    ==========

5.   INCOME TAXES

     The components of the provision (benefit) for income taxes are as follows:


                                    1997         1996          1995
                                 ----------   ----------    ----------

       Current
         Federal                 $1,151,961   $1,852,400    $   -
         State                      372,700      526,000       36,632
                                 ----------   ----------    ---------
                                  1,524,661    2,378,400       36,632
       Deferred provision
         (benefit)                   41,996     (185,400)    (215,773)
                                 ----------   ----------    ---------
       Provision for income
         taxes                   $1,566,657   $2,193,000    $(179,141)
                                 ==========   ==========    =========

     The Company's deferred net tax assets as of December 31, 1997 and 1996, relates to the following temporary differences:

                                                1997          1996
                                             ----------    ----------

       Nondeductible accruals                   191,298        33,200
       Depreciation and amortization              1,163        42,240
       Impairment of fixed assets                40,000       147,200
       State taxes                              126,716       178,533
                                             ----------    ----------
                                             $  359,177    $  401,173
                                             ==========    ==========

     The effective tax rate reflected in the accompanying statements of income differs from the Federal statutory rate primarily as a result of state taxes and permanent differences.

6.   SHAREHOLDERS' EQUITY

     PREFERRED STOCK

     On March 28, 1996, the Board of Directors and shareholders voted to authorize 5,000,000 shares of preferred stock, no par value. The Board of Directors has the right to establish any right and preferences of any series of preferred stock it so authorizes. At December 31, 1997 and 1996, no preferred stock was issued or outstanding.

     Stock Split

     On March 29, 1996 and December 20, 1996, the Company's Board of Directors authorized fifteen-for-one and three-for-one stock splits, respectively, effective for each shareholder of record as of those dates. Accordingly, all share, per share and stock option data have been restated to reflect the splits for all periods presented.

     Purchase of Common Stock

     In October 1996, approximately 4.6 million shares of the Company's then outstanding capital stock was purchased by certain officers and directors from other officers and a director of the Company for approximately $10.6 million. To finance the majority of the purchases, the new shareholders issued notes payable to the former shareholders, which are collateralized by the purchased shares of common stock. Future payments by the new shareholders on the notes payable might be dependent upon cash received from the Company in the form of dividends or compensation. The Company has not guaranteed the payment of these notes and none of the Company's assets have been pledged as collateral on the notes. As of April 1, 1998, certain of the new shareholders were in default on payments due under the notes payable. The parties are currently in discussions to negotiate resolution of this condition which might include foreclosure on the notes.

     Concurrent with the above transaction, in 1996 the Company purchased and retired approximately 1.1 million shares of its capital stock in exchange for $1,250,000 in cash and retirement of $1,750,000 of notes receivable from one of the former shareholders.

     STOCK SUBSCRIPTION NOTES RECEIVABLE

     During the years ended December 31, 1996 and 1995, stock options were exercised by certain members of management and Company employees to purchase 5,739,495 shares of common stock. The shares were sold in exchange for $1,907,186 of five year notes bearing interest at six and one-half percent per annum. Accordingly, these stock subscription notes receivable are reflected in the accompanying consolidated financial statements as a separate component of shareholders' equity. The Company holds the related stock certificates as collateral for the notes.

     STOCK OPTION PLANS

     In 1996, the Company adopted an omnibus stock plan for the granting of incentive stock options, as well as non qualified stock options. The plan provides for the grant of options to purchase shares of common stock to key employees and other persons affiliated with the Company. The right to exercise such options is subject to vesting as defined by the Board of Directors, and terminates 10 years from the date of grant.

     At December 31, 1997, 492,000 options were exercisable under the option plan. Shares available to be granted at December 31, 1997 were 993,000.

     Activity under the option plan is summarized as follows:


                                               Number       Exercise
                                             of Shares       Price
                                             ----------   -----------

       Options outstanding at
         January 1, 1995                      2,574,495   $1.67-$5.00
       Granted                                4,095,000     .25-  .61
       Exercised                             (2,969,190)    .12-  .28
                                             ----------   -----------
       Options outstanding at
         January 1, 1996                      3,700,305    $.25- $.61

       Granted                                1,440,000     .61- 3.17
       Exercised                             (2,770,305)    .61- 1.67
       Terminated                            (1,395,000)    .26-  .28
                                             ----------   -----------
       Options outstanding at
         December 31, 1996                      975,000   $1.67-$3.17

       Granted                                   45,000          5.00
                                             ----------   -----------
       Options outstanding at
         December 31, 1997                    1,020,000   $1.67-$5.00
                                             ==========   ===========

     The outstanding options expire at various dates through 2007.

     Subsequent to year end, the Board of Directors voted to reprice 720,000 of the outstanding options to more closely approximate the fair market value. The options are now exercisable at $.60 per share.

     The Company has adopted Statement of Financial Accounting Standards 123 "Accounting For Stock-Based Compensation" (SFAS 123) and has elected to continue to account for stock options granted under APB 25, which recognizes compensation cost based upon the intrinsic value of the equity award. No compensation expense has been recognized in the consolidated statements of income for any equity awards granted during 1995, 1996 and 1997.

     Under the minimum value pricing model, the options granted to date were determined to have no value. As a result had compensation cost for stock options granted during the years ended December 31, 1997, 1996 and 1995 been determined consistent with SFAS 123, the Company's net income and related per share amounts on a pro forma basis would be the same as reported in the accompanying consolidated statement of income.

7.   RELATED PARTY TRANSACTIONS

     As of December 31, 1997 and 1996, the Company held an interest bearing (6.5%) note receivable of $330,278, due October 1998, from the former majority shareholder of the Company, who continues to serve on the Company's Board of Directors. As of December 31, 1997, accrued interest on the note was approximately $39,000. The Company expects to renegotiate the due date of this note receivable to a period beyond October 1998 and, accordingly, has recorded the asset as long-term. This director also has consulting agreements with the Company for management advisory services. During 1997, payments made under a consulting agreement were $7,500 per month. Effective in February 1998, additional consulting agreements were entered into under which aggregate monthly payments will be $25,000. These agreements expire on January 31, 2000.

     The Company had a consulting agreement with a shareholder who was also a distributor of the Company's products. Under the consulting agreement the shareholder/distributor served as a speaker at distributor recruiting meetings and other promotional events. In 1996 and 1995, payments of approximately $100,000 and $65,000, respectively, were made to the shareholder/distributor under this agreement. On February 22, 1997, the distributor and consulting agreements with this individual were terminated (see also Note 9 - Litigation).

     The Company has a service agreement with an entity owned by a shareholder of the Company. Under the agreement, the related entity conducts new product development and formulation activities and provides educational and promotional services at distributor meetings. In 1997, 1996 and 1995, the Company made payments of approximately $260,000, $124,000 and $90,000, respectively, under this agreement. Additionally, included in notes receivable in the accompanying 1997 and 1996 balance sheets is approximately $70,000 and $58,000, respectively, due from this entity.

8.   LEASES

     OPERATING LEASES

     The Company leases certain facilities and equipment used in its operations under non-cancelable operating leases. Future minimum lease payments for operating leases at December 31, 1997, were as follows:

       Year Ending December 31,                          Amount
       -----------------------                         ----------

          1998                                         $  306,000
          1999                                            270,000
          2000                                            245,000
          2001                                            194,000
          2002                                            135,000
          Thereafter                                       40,000
                                                       ----------
                                                       $1,190,000
                                                       ==========

     Rent expense for such leases was approximately $275,000,$189,000 and $140,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

     CAPITAL LEASES

     The Company leases computers and other equipment under capital lease agreements. These agreements provides for interest rates ranging from 9.5% to 15.6% and expire at various dates through February 2002.

     Future minimum lease payments under capitalized leases and the present value of the minimum lease payments as of December 31, 1997 are as follows:

       Year Ending December 31,                          Amount
       -----------------------                         ----------

          1998                                          $ 278,892
          1999                                            279,322
          2000                                            216,931
          2001                                            151,803
          2002                                             22,114
                                                        ---------
            Total payments                                949,062

          Less:  Amount representing interest            (204,124)
                                                        ---------
            Present value of minimum capital
              lease payments                              744,938

          Less:  Current portion of capital leases       (198,420)
                                                        ---------
          Capital lease obligations, noncurrent         $ 546,518
                                                        =========

9.   COMMITMENTS AND CONTINGENCIES

     EMPLOYMENT AGREEMENTS

     Certain officers of the Company have written employment agreements which provide for annual salaries and bonuses based on percentages of net sales and operating profit, as defined. These agreements expire in 1999 to 2001.

     DISTRIBUTION AGREEMENTS

     The Company has entered into distribution agreements with each of its independent distributors. Among other things, these agreements require compliance with the Company's policies and procedures. Violations of the Company's stated policies and procedures by a distributor may ultimately result in termination of the related distributorship agreement.

     Litigation

     The Company is involved in certain arbitration matters, which are primarily related to the Company's enforcement of its policies in its distributor agreements.

     In addition, a former distributor who is also a shareholder of the Company, has filed a lawsuit against the Company and certain current and former officers, directors and shareholders. The primary claim in this matter alleges violation of federal and state antitrust laws as they relate to a Company policy which prohibits distributors from engaging in a competitive business.
     In addition, the plaintiff alleges that certain shareholders and officers and directors of the Company engaged in transactions or undertook actions which negatively impacted the former distributor as a minority shareholder.

     The Company believes that all of the legal matters brought against the Company by these distributors are without merit. Legal counsel has advised the Company that it has meritorious defenses to all claims asserted against it and the Company has filed a separate lawsuit against one of the distributors. The Company also intends to vigorously defend itself and strictly enforce contractual compliance with and by its distributors. However, the Company is currently unable to determine the likelihood of a favorable or unfavorable outcome or determine an estimate of potential loss, if any, related to the matters discussed above.

     OTHER

     The Company is subject to numerous federal, state and local laws and regulations which effect its activities and operations. Management believes that the Company is in material compliance with such laws and regulations and that potential liabilities, if any, are not material to the Company's financial position or results of operations.

     MAJOR SUPPLIERS

     Although there are various other sources of supply available, in 1997 and 1996 the Company acquired 100% of its liquid mineral raw material from one vendor, located in Utah. The Company has a purchase commitment with this supplier to purchase annual amounts of raw material of approximately $1.3-$1.9 million through 2005. During 1997, the Company purchased approximately 103,000 gallons below the minimum level required. Although the supplier has the ability to require the Company to purchase up to the minimum level, the supplier has verbally communicated to the Company that it may purchase on an as needed basis. Until the contract is modified in writing, there can be no assurance that the supplier will not assert a claim.

     In December 1997, the Company entered into agreements with consultants to oversee production of certain of the Company's products and provide research and development services. Under the agreements, the Company also purchased production equipment for $100,000 in cash and agreed to pay a minimum of $37,000 a month for production management and research and development services. These agreements expire in 1999. Concurrently, the Company formed a new wholly-owned subsidiary, Natureceutical International, Inc., in which the Company's core products will be manufactured.

10.  SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosures of cash flow information for the years ended December 31, 1997 and 1996 are summarized as follows:


                                    1997         1996          1995
                                 ----------   ----------    ----------

       Cash paid for income
         taxes                   $2,042,494   $2,022,000   $   11,750
                                 ==========   ==========   ==========
       Noncash investing and
         financing activities:
           Capital lease
             obligations
             incurred            $  829,192   $  142,000   $   50,132
                                 ==========   ==========   ==========
       Repurchase of stock in
         exchange for notes
         receivable              $    -       $1,750,000   $    -
                                 ==========   ==========   ==========

11.  SUBSEQUENT EVENTS (UNAUDITED)

     During the six months ended June 30, 1998, the Company incurred a net loss of approximately $977,000 (see unaudited Consolidated Statements of Operations for the six months ended June 30, 1998). The losses during 1998 are primarily the result of the adverse impact on net sales of the terminations in 1997 of certain distributors, the costs of litigation arising from these terminations, the settlement in late April 1998 of litigation by a former vice-president, and start-up losses from PRI and the Company's European operations. These operating losses were funded using cash on hand, resulting in a reduction in cash from approximately $1,444,000 on December 31, 1997 to approximately $507,000 at June 30, 1998, and current liabilities exceeding current assets by approximately $663,000 at June 30, 1998.

     Subsequent to June 30, 1998, the Company reduced headcount, implemented policies to reduce certain other types of expenditures, and is actively pursuing new marketing and distribution opportunities with the goal of increasing sales. Additionally, the Company is seeking new financing which would be used to accelerate growth in the domestic sales network, explore new marketing and distribution opportunities, general working capital, as well as for continued funding of PRI and international operations. The Company currently has no firm commitments for financing, and there can be no assurance that such financing will be available on terms acceptable to management, or available at all. In the event financing is not available on acceptable terms, management plans to further reduce costs, including international operations and PRI and, if necessary, salary expense and other selling, general and administrative costs. Management believes these actions would result in sufficient liquidity to continue operating for at least the next twelve months.


               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

                   CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997


SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 1998 AND DECEMBER 31, 1997


ASSETS
                                             June 30,     December 31,
                                               1998           1997
                                           -----------     ----------
                                           (unaudited)

CURRENT ASSETS:
  Cash                                      $  506,970     $1,444,471
  Inventory                                    443,397        510,931
  Prepaid and deferred taxes                 1,035,128        771,275
  Prepaid expenses and other                   481,477        238,819
                                            ----------     ----------
      Total current assets                   2,466,972      2,965,496

RELATED PARTY NOTES RECEIVABLE                 495,832        442,365

PROPERTY AND EQUIPMENT, net                  1,306,252      1,539,269

OTHER ASSETS:
  Deposits and other                           256,064         56,271
  Deferred tax asset                            59,177         59,177
  Goodwill, net                                 80,678         83,678
                                            ----------     ----------
TOTAL ASSETS                                $4,664,975     $5,146,256
                                            ==========     ==========


SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30,1998 AND DECEMBER 31, 1997

LIABILITIES AND SHAREHOLDERS' EQUITY

                                             June 30,     December 31,
                                               1998           1997
                                           -----------     ----------
                                           (unaudited)

CURRENT LIABILITIES:
  Accounts payable                          $  747,976     $  556,497
  Accrued liabilities                        1,111,475        720,727
  Commissions and incentives payable         1,034,889      1,000,384
  Current portion of capital lease
    obligations                                198,420        198,420
  Customer advances                             37,038         44,623
                                            ----------     ----------
      Total current liabilities              3,129,798      2,520,651
                                            ----------     ----------
CAPITAL LEASE AND OTHER LONG-TERM
  OBLIGATIONS, net of current portion          733,764        546,518
                                            ----------     ----------

COMMITMENTS AND CONTINGENCIES SHAREHOLDERS' EQUITY:
  Preferred stock, no par value,
    5,000,000 shares authorized, no
    shares issued or outstanding                 -              -
  Common stock, no par value,
    20,000,000 shares authorized,
    9,605,565 shares issued and
    outstanding, at June 30, 1998
    and 9,928,065 at December 31, 1997       1,226,450      1,526,450
  Stock subscription notes receivable         (970,713)      (970,713)
  Retained earnings                            545,676      1,523,350
                                            ----------     ----------
      Total shareholders' equity               801,413      2,079,087
                                            ----------     ----------
                                            $4,664,975     $5,146,256
                                            ==========     ==========


The accompanying notes are an integral part of these consolidated balance sheets.



SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997


                                               1998           1997
                                            ----------    -----------
                                           (unaudited)    (unaudited)

NET SALES                                   $7,949,828    $18,813,390
                                            ----------    -----------
OPERATING EXPENSES:
  Cost of sales                              1,893,043      4,380,247
  Commissions and incentives                 2,528,033      6,292,244
  Selling, general and administrative        4,660,113      4,605,621
  Legal settlement                             320,000           -
                                            ----------    -----------
      Total operating expenses               9,401,189     15,278,112
                                            ----------    -----------
      Income (loss) from operations         (1,451,361)     3,535,278

INTEREST INCOME (EXPENSE) AND
  OTHER, net                                   (31,313)       121,815
                                            ----------    -----------

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                              (1,482,674)     3,657,093

PROVISION (BENEFIT) FOR INCOME TAXES          (505,000)     1,463,000
                                            ----------    -----------
      Net income (loss)                     $ (977,674)   $ 2,194,093
                                            ==========    ===========

BASIC EARNINGS PER SHARE:
  Net income (loss)                         $     (.10)   $       .22
                                            ==========    ===========
  Weighted average number of common
    shares                                   9,821,746      9,928,065
                                            ==========    ===========
DILUTED EARNINGS PER SHARE:
  Net income (loss)                         $     (.10)   $       .21
                                            ==========    ===========
  Weighted average number of common
    shares and common stock
    equivalents                              9,821,746     10,311,488
                                            ==========    ===========


The accompanying notes are an integral part of these consolidated financial statements.



SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 1998 AND 1997




                                               1998          1997
                                            ----------    -----------
                                           (unaudited)    (unaudited)

NET SALES                                   $3,750,087    $ 7,474,968
                                            ----------    -----------
OPERATING EXPENSES:
  Cost of sales                                867,876      1,756,991
  Commissions and incentives                 1,200,564      2,743,522
  Selling, general and administrative        2,276,748      2,620,866
                                            ----------    -----------
      Total operating expenses               4,345,188      7,121,379
                                            ----------    -----------
      Income (loss) from operations           (595,101)       353,589

INTEREST INCOME (EXPENSE) AND OTHER, net        (6,540)        74,136
                                            ----------    -----------

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                                (601,641)       427,725

PROVISION (BENEFIT) FOR INCOME TAXES          (205,000)       171,090
                                            ----------    -----------
      Net income (loss)                     $ (396,641)   $   256,635
                                            ==========    ===========

BASIC EARNINGS PER SHARE:
  Net income (loss)                         $     (.04)   $       .03
                                            ==========    ===========
  Weighted average number of common
    shares                                   9,715,428      9,928,065
                                            ==========    ===========
DILUTED EARNINGS PER SHARE:
  Net income (loss)                         $     (.04)   $       .02
                                            ==========    ===========
  Weighted average number of common
    shares and common stock
    equivalents                              9,715,428     10,311,488
                                            ==========    ===========




SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                               1998           1997
                                            ----------    -----------
                                           (unaudited)    (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                        $  (977,674)    $2,194,093
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization              236,016        155,672
    Deferred tax asset
    Changes in assets and liabilities:
      Inventory                                 67,534         11,783
      Prepaids and other                      (706,303)      (828,158)
      Accounts payable and accrued
        liabilities                            582,227         97,703
      Commissions and incentives payable        34,505     (1,322,368)
      Customer advances                         (7,585)       164,352
                                            ----------     ----------
        Net cash provided by (used in)
          operating activities                (771,280)       473,077
                                            ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Notes receivable                             (53,467)       (38,275)
                                            ----------     ----------
        Net cash used in investing
          activities                           (53,467)       (38,275)
                                            ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Collections on stock subscription notes
    receivable                                     -          110,931
  Dividends paid on common stock                   -       (1,290,648)
  Payments under capital lease
    obligations                               (112,754)        (6,738)
                                            ----------     ----------
        Net cash used in financing
          activities                          (112,754)    (1,186,455)
                                            ----------     ----------
NET DECREASE IN CASH                          (937,501)      (751,653)

CASH, beginning of the period                1,444,471      3,423,361
                                            ----------     ----------
CASH, end of the period                     $  506,970    $ 2,671,708
                                            ==========     ==========


The accompanying notes are an integral part of these consolidated financial statements.



               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   General

     Management has elected to omit substantially all notes to the unaudited interim financial statements. Reference should be made to the Company's annual report for the year ended December 31, 1997 as this report incorporates the Notes to the Company's year-end financial statements.

2.   Unaudited Interim Information

     The unaudited interim financial statements contain all necessary adjustments (consisting of only normal recurring adjustments) which, in the opinion of management, are necessary for a fair statement of the results for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of those expected for the year.

3.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

     Inventory

     Inventory consists primarily of preventive health and nutritional products and related raw materials. Inventory is stated at the lower of cost (using the first-in, first-out method) or market.

     Property and Equipment

     Property and equipment is stated at cost, and depreciated using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Assets under capital leases are depreciated by the straight-line method over the shorter of the lease term or the useful lives of the assets. Maintenance, repairs and minor renewals are charged to operations as incurred. Major replacements or betterments are capitalized. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are eliminated from the respective accounts and any gain or loss on disposition is reflected in operations.

     Revenue Recognition

     The Company generally receives payment for product sales at the time orders are placed by independent distributors. Sales are recorded when products are shipped to the customer. Customer advances represent cash received for unshipped merchandise.

     Net sales represent orders shipped, less returns and allowances. Provisions are made for estimated returns and allowances at the time of sale.

     Commissions and Other Incentives

     The Company compensates its distributors through commissions and other incentives which reward the distributors for sales, the sign-up of new distributors and achievement of certain milestones. Commissions are recorded when the merchandise is shipped. Payments of commissions are generally paid within the two month period following the sale.

     Income Taxes

     In accordance with SFAS No. 109 "Accounting for Income Taxes," the Company recognizes an asset or liability for the deferred tax consequences of temporary differences between tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures in the accompanying notes. Actual results could differ from those estimates.

     Earnings Per Share

     In 1997, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," (EPS) which sets forth the basis for the computation of "basic" EPS and "diluted" EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity. Diluted EPS is computed on the basis of the weighted average shares of common stock outstanding plus common equivalent shares arising from the effect of dilutive stock options, using the treasury-stock method. All EPS amounts for prior years have been restated to conform to these new standards, and the effect of the restatement was not significant. For the year ended December 31, 1997, the effect of common equivalent shares was antidilutive and therefore, they were not included in the calculation of dilutive EPS.

3.   Legal Settlement

     In February 1998, the Company terminated the employment of a certain executive who had a guaranteed employment contract. This executive is also associated with a group of investors who owned 322,500 shares of the Company's common stock. In April 1998, the Company signed a settlement agreement with the former executive that provides for payments of $320,000 to the former executive and his attorney over the next 24 months. In addition, the agreement provides for the repurchase of the shares owned by the investment group for $
 .93 a share. The payments to repurchase the stock will also be made over a 24 month period. This settlement has been reflected in the June 30, 1998 financial statements.

4.   Purchase of Common Stock

     In October 1996, approximately 4.6 million shares of the Company's then outstanding stock was purchased by certain officers and directors from other officers and a director of the Company. To finance the majority of the purchase, the new shareholders issued notes payable to the former shareholders. As of April 1, 1998 certain of the new shareholders were in default on payments due under the notes payable and on May 1, 1998 the former shareholders foreclosed and received approximately 4 million shares. The remainder of the shares purchased remained with the new shareholders.



                          UNAUDITED PRO FORMA
              CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared based on the unaudited historical condensed consolidated balance sheets of SupraLife and 1mage as of June 30, 1998, and gives effect to the Merger as if it had occurred as of June 30, 1998. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1998 and for the year ended December 31, 1997, give effect to the Merger as if it had occurred as of January 1, 1997. Pro Forma adjustments are described in the accompanying notes. The Unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported had the Merger been consummated as of January 1, 1997, nor do they purport to indicate the results of future operations of the combined companies. Furthermore, the pro forma results do not give effect to any cost savings or incremental costs which may occur as a result of the Merger. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The Merger has been accounted for using the purchase method of accounting.


                          PRO FORMA CONDENSED
                      CONSOLIDATING BALANCE SHEET
                             June 30, 1998
                              (Unaudited)



ASSETS:                                       Pro Forma     Pro Forma
                        1MAGE     SupraLife   Adjustment   Consolidated
                      ----------  ----------  ----------   ------------

CURRENT ASSETS
Cash and short-term
   investments        $  125,375 $  506,970   $    -        $  632,345
Accounts receivable      345,588                               345,588
Inventory                 94,122    443,397                    537,519
Prepaid and deferred
   taxes                    -     1,035,128                  1,035,128
Prepaid expenses
   and other               8,951    481,477                    490,428
                      ---------- ----------   --------      ----------
   Total current
      assets             574,036  2,466,972       -          3,041,008

Related party notes
   receivable               -       495,832                    495,832
Property & equipment     120,331  1,306,252                  1,426,583
Software development
   costs                 793,791                               793,791
Goodwill                             80,678    218,303(3)      298,981
Other assets              70,089    315,241                    385,330
                      ---------- ----------   --------      ----------
TOTAL ASSETS          $1,558,247 $4,664,975   $218,303      $6,441,525
                      ========== ==========   ========      ==========


LIABILITIES & SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES
Line of credit        $  131,483 $     -    $     -         $  131,483
Accounts payable         259,059    747,976       -          1,007,035
Accrued expenses         219,041  1,111,475    125,000(3)    1,455,516
Commissions and
   incentives payable       -     1,034,889       -          1,034,889
Other                     21,325    235,458       -            256,783
                      ---------- ----------   --------      ----------
   Total current
      liabilities        630,908  3,129,798    125,000       3,885,706

Obligations under
   capital lease
   & other                 7,317    733,764       -            741,081
Convertible notes
   payable to related
   parties               150,000       -          -            150,000

SHAREHOLDERS' EQUITY
Common stock               8,599  1,226,450 (1,199,801)(2)      35,248
Paid in capital        6,852,435       -    (4,797,908)(1,2) 2,054,527
Stock subscription
   notes receivable                (970,713)      -           (970,713)
Retained earnings     (6,091,012)   545,676  6,091,012(1)      545,676
                      ---------- ----------  ---------      ----------
   Total shareholders'
      equity             770,022    801,413     93,303       1,664,738
                      ---------- ----------   --------      ----------
                      $1,558,247 $4,664,975   $218,303      $6,441,525
                      ========== ==========   ========      ==========




                          PRO FORMA CONDENSED
                 CONSOLIDATING STATEMENT OF OPERATIONS
                              (Unaudited)
                For the Six Months Ended June 30, 1998

                                              Pro Forma     Pro Forma
                        1MAGE     SupraLife  Adjustments   Consolidated
                      ----------  ---------  -----------   ------------

NET SALES               $825,740 $7,949,828                 $8,775,568

OPERATING EXPENSES:
   Cost of sales         396,297  1,893,043                  2,289,340
   Commissions and
     incentives             -     2,528,033                  2,528,033
   Selling, general &
     administrative      559,247  4,660,113     10,913(3)    5,220,273
   Legal settlement                 320,000                    320,000
                      ---------- ----------   --------      ----------

   Total operating
      expenses           955,544  9,401,189     10,913      10,367,646
                      ---------- ---------- ----------      ----------
   (Loss) from
      operations        (129,804)(1,451,361)   (10,913)     (1,592,078)

   INTEREST INCOME
      (EXPENSE) AND
      OTHER, NET         (15,006)   (31,313)                   (46,319)
                      ---------- ---------- ----------      ----------

(LOSS) BEFORE
      PROVISION
      FOR INCOME TAXES  (144,810)(1,482,674)   (10,913)     (1,638,397)

(BENEFIT) FOR INCOME
   TAXES                    -      (505,000)                  (505,000)
                      ---------- ---------- ----------      ----------
   Net Income (Loss)   $(144,810)  (977,674)   (10,913)    $(1,133,397)
                      ========== ========== ==========      ==========


EARNINGS PER SHARE:
   Net Income (Loss)      $(0.07)    $(0.10)  $     -           $(0.13)
                         ======      ======   =======           ======

   Weighted avg # of
     common shares     2,142,414  9,821,746 (3,212,689)       8,751,471
                      ========== ========== ==========     ===========



                          PRO FORMA CONDENSED
                 CONSOLIDATING STATEMENT OF OPERATIONS
                              (Unaudited)
                           December 31, 1997


                                               Pro Forma    Pro Forma
                        1MAGE      SupraLife  Adjustments  Consolidated
                      ----------  ----------- -----------  ------------

NET SALES             $1,808,791  $29,112,646              $30,921,437

OPERATING EXPENSES:
   Cost of sales         917,988    6,407,504                7,325,492
   Commissions and
      incentives            -       9,308,846                9,308,846
   Selling, general &
     administrative    1,354,469    9,587,137   21,830(3)   10,963,436
                      ----------   ----------  --------    -----------
   Total operating
     expenses          2,272,457   25,303,487    21,830     27,597,774
                      ----------   ----------  --------    -----------
   Income (loss)
      from operations   (463,666)   3,809,159   (21,830)      3,323,663

   INTEREST INCOME
     (EXPENSE) AND
     OTHER, NET           (6,593)      72,122                   65,529
                      ----------   ----------  --------    -----------

INCOME (LOSS) BEFORE
      PROVISION FOR
      INCOME TAXES      (470,259)    3,881,281  (21,830)      3,389,192


PROVISION FOR
      INCOME TAXES         5,000    1,566,657                1,571,657
                      ----------   ----------  --------    -----------

     Net Income
       (Loss)          $(475,259)  $2,314,624   (21,830)    $1,817,535
                      ==========   ========== =========    ===========

EARNINGS PER SHARE:
     Net Income
       (Loss)             $(0.22)       $0.23     $   -          $0.21
                          ======        =====     ====           ====

     Weighted avg #
       of common
       shares          2,146,331    9,928,065(3,319,008)     8,755,388
                      ==========   ========== =========     ==========

                NOTES TO PRO FORMA FINANCIAL STATEMENTS


(1) To eliminate the results of operations of 1MAGE prior to the acquisition

(2) To reflect the exchange of SupraLife common stock for 1MAGE common stock

(3) The merger will result in $218,000 in goodwill, representing the difference between the acquisition price for 1MAGE (including acquisition cost) of approximately $796,000 and the net assets acquired of $578,000. The goodwill recorded will be amortized over a ten-year period.


                             APPENDICES A

                     SUPRALIFE INTERNATIONAL, INC.
                         EQUITY INCENTIVE PLAN
                     AS ADOPTED SEPTEMBER 24, 1996

     1. PURPOSE. SupraLife International, Inc. (the "Company") hereby establishes its Equity Incentive Plan (the "Plan"). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means by which the Company shall be able to attract and retain competent employees, officers, directors, consultants and independent contractors by providing them with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped produce.

     2.   GENERAL PROVISIONS.

          (a) The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be comprised of two or more directors designated by the Board of Directors (the "Board") and the Committee members shall qualify as "Non- Employee Directors" within the meaning of Securities Exchange Act Rule 16b-3. (In the event Rule 16b-3 is amended, modified or repealed, the requirements for being a member of the Committee shall reflect the then current requirements of Rule 16b-3 or successor rule, if any.) Committee members are not required to be "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). Accordingly, options granted under the Plan may not qualify for the "qualified performance based compensation" exception to Internal Revenue Code Section 162(m). Notwithstanding the foregoing, if it would be consistent with all applicable laws, including without limitation Rule 16b-3, then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall be read as referring to the Board of Directors.

          (b) The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. Any action of the Committee with respect to the Plan shall be taken by majority vote or by the unanimous written consent of the Committee members.

          (c) The Committee shall determine, in its sole discretion, which participants under the Plan shall be granted restricted stock, stock options or stock appreciation rights, the time or times at which stock, options and rights are granted, as well as the number of shares and the duration of the options or rights which are granted to participants; provided, however, that no participant may be granted more than 500,000 options under the Plan.

          (d) The Committee shall also determine any other terms and conditions relating to restricted stock, options and rights granted under the Plan as the Committee may prescribe, in its sole discretion.

          (e) The Committee may, in its discretion, delegate its administrative duties with respect to the Plan to an officer or employees, or to a committee composed of officers or employees, of the Company.

          (f) The Committee shall make all other determinations and take all other actions which it deems necessary or advisable for the administration of the Plan.
          (g) All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

          (h) The Board of Directors (with members of the Committee abstaining) shall have the authority to make grants under this Plan to members of the Committee or the Board may create a formula by which grants will automatically be made to members of the Committee. The Committee shall have the authority to make grants hereunder to members of the Board other than Committee members and may also establish a formula by which grants will automatically be made to Board members.

     3. ELIGIBILITY. Employees, officers, directors, consultants and independent contractors of the Company shall be eligible to participate in the Plan and to receive restricted stock, options and rights hereunder, provided, however, that Incentive Stock Options may only be granted to officers and directors who are employees of the Company or its subsidiaries at all times during the period beginning on the date of granting of the option and ending on the day three months before the date of exercise.

     4. NUMBER OF SHARES SUBJECT TO PLAN. The aggregate number of shares of the Company's no par value Common Stock which may be granted to participants shall be 2,500,000 shares, subject to adjustment only as provided in Sections 5(h) and 8 hereof. These shares may consist of shares of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its treasury or any combination thereof. If an option granted under this Plan is surrendered, or for any other reason ceases to be exercisable in whole or in part, the shares as to which the option ceases to be exercisable shall be available for options to be granted to the same or other participants under the Plan, except to the extent that an option is deemed surrendered by the exercise of a tandem stock appreciation right and that right is paid by the Company in stock, in which event the shares issued in satisfaction of the right shall not be available for new options or rights under the Plan.

     5.   STOCK OPTIONS.

          (a) TYPE OF OPTIONS. Options granted may be either Nonqualified Stock Options or Incentive Stock Options as determined by the Committee in its sole discretion and as reflected in the Notice of Grant issued by the Committee. "Incentive Stock Option" means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). "Nonqualified Stock Option" means an option not intended to qualify as an Incentive Stock Option or an Incentive Stock Option which is converted to a Nonqualified Stock Option under Section 5(f) hereof.

          (b) OPTION PRICE. The price at which options may be granted under the Plan shall be determined by the Committee at the time of grant as follows:

               (i) For Incentive Stock Options the option price shall be equal to 100% of the Fair Market Value of the stock on the date the option is granted; provided, however, that for Incentive Stock Options granted to any person who, at the time such option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation, the Option Price shall be 110% of the Fair Market Value.

               (ii) For Nonqualified Stock Options the option price may be less than the Fair Market Value of the stock on the date of grant, but in no event shall the option price be less than fifty percent (50%) of the Fair Market Value of the stock on the date of the grant.

               (iii) For purposes of this Plan, and except as otherwise set forth herein, "Fair Market Value" shall mean: (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treas. Reg. Section 20.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time or grant (or in the formula proposed for such grant, if applicable), the valuation date for purposes of determining Fair Market Value shall be the date of grant. The Committee (or the Board of Directors with respect to grants to Committee members pursuant to Section 5(g) hereof) may specify in any grant of an Option or Stock Appreciation Right that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days prior to the date of grant, and Fair Market Value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period, provided, however, that if the Committee (or the Board of Directors) fails to specify a valuation period and there were no sales on the date of grant then Fair Market Value shall be determined as if the Committee had specified a thirty (30) day valuation period for such determination, unless there is no established market for the Company's Common Stock in which case the determination of Fair Market Value shall be in accordance with clause (b) above.

          (c) EXERCISE OF OPTION. The right to purchase shares covered by any option or options under this Plan shall be exercisable only in accordance with the terms and conditions of the grant to the participant. Such terms and conditions may include a time period or schedule whereby some of the options granted may become exercisable, or "vested", over time and certain conditions, such as continuous service or specified performance criteria or goals, must be satisfied for such vesting. The determination as to whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Committee. These terms and conditions may be different for different participants so long as all options satisfy the requirements of the Plan.

               The exercise of options shall be paid for in cash or in shares of the Company's Common Stock, or any combination thereof. Shares tendered as payment for option exercises shall be valued at the Fair Market Value of the shares on the date of exercise. The Committee may, in its discretion, agree to a loan by the Company to one or more participants of a portion of the exercise price (not to exceed the exercise price minus the par value of the shares to be acquired, if any) for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. Members of the Committee may receive such loans from the Company for the exercise of their options, if any, without Committee or Board approval or ratification.

               The Committee may also permit a participant to effect a net exercise of an option without tendering any shares of the Company's stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of the Company's stock and shall receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised.

               The Committee may also cause the Company to enter into arrangements with one or more licensed stock brokerage firms whereby participants may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the exercise price for the option and the withholding taxes, if any, and then to transmit the proceeds from such sales directly to the Company in satisfaction of such obligations.

          (d) DURATION OF OPTIONS. Unless otherwise prescribed by the Committee or this Plan, options granted hereunder shall expire ten (10) years from the date of grant, subject to early termination as provided in Section 5(f) hereof.

          (e) INCENTIVE STOCK OPTIONS LIMITATIONS. In no event shall an Incentive Stock Option be granted to any person who, at the time such option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, unless the option price is at least 110% of the Fair Market Value of the stock subject to the Option, and such Option is by its terms not exercisable after the expiration of five (5) years from the date such Option is granted. Moreover, the aggregate Fair Market Value (determined as of the time that option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any individual employee during any single calendar year under the Plan shall not exceed $100,000. In addition, in order to receive the full tax benefits of an Incentive Stock Option, the employee must not resell or otherwise dispose of the stock acquired upon exercise of the Incentive Stock Option until two (2) years after the date the option was granted and one (1) year after it was exercised.

          (f) EARLY TERMINATION OF OPTIONS. In the event a participant's employment with or service to the Company shall terminate as the result of total disability, as defined below, or the result of retirement at 65 years of age or later, then any options granted to such participant shall expire and may no longer be exercised three (3) months after such termination. If the participant dies while employed or engaged by the Company, to the extent that the option was exercisable at the time of the participant's death, such option may, within one year after the participant's death, be exercised by the person or persons to whom the participant's rights under the option shall pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised to any extent after the expiration of the option as originally granted.
In the event a participant's employment or engagement by the Company shall terminate as the result of any circumstances other than those referred to above, whether terminated by the participant or the Company, with or without cause, then all options granted to such participant under this Plan shall terminate and no longer be exercisable as of the date of such termination, provided, however, that if an employee with an Incentive Stock Option terminates employment prior to its exercise, but notwithstanding such termination becomes or remains a non-employee officer or director eligible for Nonqualified Stock Options hereunder, then the Incentive Stock Option shall be converted to a Nonqualified Stock Option on the date the Incentive Stock Option would otherwise have terminated.

               An employee who is absent from work with the Company because of total disability, as defined below, shall not by virtue of such absence alone be deemed to have terminated such participant's employment with the Company. All rights which such participant would have had to exercise options granted hereunder will be suspended during the period of such absence and may be exercised cumulatively by such participant upon his return to the Company so long as such rights are exercised prior to the expiration of the option as originally granted. For purposes of this Plan, "total disability" shall mean disability, as a result of sickness or injury, to the extent that the participant is prevented from engaging in any substantial gainful activity and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

          (g) GRANTS TO COMMITTEE MEMBERS. In accordance with Section 2(g) hereof, the Committee shall have no authority to make grants to its members hereunder, rather the Board of Directors (with members of the Committee abstaining) shall have the authority to make grants under this Plan to members of the Committee. Each Committee member shall be granted a stock option once in each calendar year. Each such option shall be for Four Thousand (4,000) shares of Common Stock. The option price of any such option shall be calculated based on the Fair Market Value (determined in accordance with Section 3(b) above) on the valuation date which shall be based on a valuation period of ninety
(90) days prior to the date of grant, and the duration of each such option shall be ten years. Nothing in this Section 5(g) shall be interpreted to prohibit the Board of Directors from granting restricted stock, options or rights to its members if the Board of Directors is administering the Plan in accordance with Section 2(a) above.

          (h) RELOAD BY PAYMENT IN SHARES. To the extent that a participant pays for the exercise of an option with shares of the Company's stock rather than cash, the tendered shares shall be deemed to be added back to the Plan, increasing the total number of shares subject to and reserved for the Plan by that amount.

     6.   STOCK APPRECIATION RIGHTS.

          (a) GRANT. Stock appreciation rights may be granted by the Committee under this Plan upon such terms and conditions as it may prescribe. A stock appreciation right may be granted in connection with an option previously granted to or to be granted under this Plan or may be granted by itself. Each stock appreciation right related to an option (a "Tandem Right") shall become nonexercisable and be forfeited if the option to which it relates (the "Related Option") is exercised. "Stock appreciation right" as used in this Plan means a right to receive the excess of Fair Market Value, on the date of exercise, of a share of the Company's Common Stock on which an appreciation right is exercised over the option price provided for in the related option and is issued in consideration of services performed for the Company or for its benefit by the participant. Such excess is hereafter called "the differential."

          (b) EXERCISE OF STOCK APPRECIATION RIGHTS. Stock appreciation rights shall be exercisable and be payable in the following manner:

               (i) A stock appreciation right not issued with a Related Option (a "Separate Right") shall be exercisable at the time or times prescribed by the Committee. A Tandem Right shall be exercisable by the participant at the same time or times that the Related Option could be exercised. A participant wishing to exercise a stock appreciation right shall give written notice of such exercise to the Company. Upon receipt of such notice, the Company shall determine, in its sole discretion, whether the participant's stock appreciation rights shall be paid in cash or in shares of the Company's Common Stock or any combination of cash and shares and thereupon shall, without deducting any transfer or issue tax, deliver to the person exercising such right an amount of cash or shares of the Company's Common Stock or a combination thereof with a value equal to the differential. The date the Company receives the written notice of exercise hereunder is the exercise date. The shares issued upon the exercise of a stock appreciation right may consist of shares of the Company's authorized but unissued Common Stock or of its authorized and issued Common Stock reacquired by the Company and held in its treasury or any combination thereof. No fractional share of Common Stock shall be issued; rather, the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

               (ii) The exercise of a Tandem Right shall automatically result in the surrender of the Related Option by the participant on a share for share basis. Likewise, the exercise of a stock option shall automatically result in the surrender of the related Tandem Right. Shares covered by surrendered options shall be available for granting further options under this Plan except to the extent and in the amount that such rights are paid by the Company with shares of stock, as more fully discussed in Section 4 hereof.

               (iii) The Committee may impose any other terms and conditions it prescribes upon the exercise of a stock appreciation right, which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

          (c) LIMITATION ON PAYMENTS. Notwithstanding any other provision of this Plan, the Committee may from time to time determine, including at the time of exercise, the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year; provided, however, that all such amounts shall be paid in full no later than the end of the year immediately following the year in which the participant exercised such stock appreciation rights. Any determination under this paragraph may be changed by the Committee from time to time provided that no such change shall require the participant to return to the Company any amount theretofore received or to extend the period within which the Company is required to make full payment of the amount due as the result of the exercise of the participant's stock appreciation rights.

          (d)  EXPIRATION OR TERMINATION OF STOCK APPRECIATION RIGHTS.

               (i) Each Tandem Right and all rights and obligations thereunder shall expire on the date on which the Related Option expires or terminates. Each Separate Right shall expire on the date prescribed by the Committee.

     7.   RESTRICTED STOCK.

          (a) The Committee may grant shares of the Company's Common Stock to persons eligible for grants under this Plan, subject to such restrictions, if any, as may be determined by the Committee, including but not limited to that person's continuous employment by or service to the Company for a specified period of time or the attainment of specified performance goals or objectives by that person, a group of persons or the Company as a whole. The determination as to whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Committee. These terms and conditions may be different for different participants so long as all options satisfy the requirements of the Plan.

          (b) VOTING RIGHTS. A participant will have all voting, dividend, liquidation and other rights with respect to the shares of restricted stock in accordance with its terms upon becoming the holder of record of such stock; provided, however, that the participant shall have the right to sell, encumber or otherwise transfer such stock only to the extent that vesting and performance criteria have been satisfied. Such limitations may be enforced, in the sole discretion of the Committee, by placing of a restrictive legend on the stock certificates, or making certain custodial arrangements for the stock certificates.

          (c) EARLY TERMINATION. In the event of the death or total disability of a participant, or the retirement of a participant at age 65 or later, all employment period and other restrictions applicable to restricted stock then held by him will lapse, and such stock will become fully nonforfeitable. Subject to provisions in the Plan concerning reorganization, liquidation or change in control of the Company, in the event of a participant's termination of employment for any other reason, any restricted stock as to which the employment period or other restrictions have not been satisfied will be forfeited.

     8. CAPITAL ADJUSTMENTS. The aggregate number of shares of the Company's Common Stock subject to this Plan, the maximum number of shares as to which options may be granted to any one participant hereunder, and the number of shares and the price per share subject to outstanding options, shall be appropriately adjusted by the Committee for any increase or decrease in the number of shares of Common Stock which the Company has issued resulting from any stock split, reverse stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, merger, reorganization, consolidation, redesignation, recapitalization, or otherwise. Similar adjustments shall be made to the terms of stock appreciation rights.

     9. NONTRANSFERABILITY. During a participant's lifetime, a right or an option may be exercisable only by the participant. Options and rights granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and, if the Company has a class of securities registered under the Exchange Act, by Exchange Act Rule 16b-3, the Committee may, in its sole discretion, (i) permit a recipient of a Nonqualified Stock Option to designate in writing during the participant's lifetime a beneficiary to receive and exercise the participant's Nonqualified Stock Options in the event of such participant's death (as provided in Section 5(f)),
(ii) grant Nonqualified Stock Options that are transferable to the immediate family or a family trust of the participant, and (iii) modify existing Nonqualified Stock Options to be transferable to the immediate family or a family trust of the participant. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or right under the Plan, or of any right or privilege conferred thereby, contrary to the provisions of the Plan shall be null and void.

     10. AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN. The Committee may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Committee may deem advisable in order that options and rights granted hereunder shall conform to any change in the law, or in any other respect which the Committee may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any option or stock appreciation rights theretofore granted to him under the Plan; and provided further that no such amendment shall, without shareholder approval: (a) increase the total number of shares available for grants of options or rights under the Plan (except as provided by Section 8 hereof); or (b) effect any change to the Plan which is required by law, including without limitation the regulations promulgated under Section 422 of the Code, to be approved by shareholders.

     11. EFFECTIVE DATE. The effective date of the Plan shall be December 16, 1996.

     12. TERMINATION DATE. Unless this Plan shall have been previously terminated by the Committee, this Plan shall terminate on December 15, 2016, except as to stock, options and rights theretofore granted and outstanding under the Plan at that date, and no stock, option or right shall be granted after that date.

     13. RESALE OF SHARES PURCHASED. Except as provided in Section 7 with respect to restricted stock, all shares of stock acquired under this Plan may be freely resold, subject to applicable state and federal securities laws restricting their transfer. As a condition to exercise of an option, however, the Company may impose various conditions, including a requirement that the person exercising such option represent and warrant that, at the time of such exercise, the shares of Common Stock being purchased are being purchased for investment and not with a view to resale or distribution thereof. In addition, the resale of shares purchased upon the exercise of Incentive Stock Options may cause the employee to lose certain tax benefits if the employee fails to comply with the holding period requirements described in Section 5(e) hereof.

     14. ACCELERATION OF RIGHTS AND OPTIONS. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any right or option granted pursuant to the Plan shall become immediately and fully exercisable during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no option or right shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own 50% or more of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this section is not consummated, but rather is terminated, canceled or expires, the options and rights granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

     15. WRITTEN NOTICE REQUIRED; TAX WITHHOLDING. Any option or right granted pursuant to the Plan shall be exercised when written notice of that exercise by the participant has been received by the Company at its principal office and, with respect to options, when full payment for the shares with respect to which the option is exercised has been received by the Company. Participant agrees that, if and to the extent required by law, the Company shall withhold or require the payment by participant of any state, federal or local taxes resulting from the exercise of an option or right; provided, however, that to the extent permitted by law, the Committee may in its discretion, permit some or all of such withholding obligation to be satisfied by the delivery by the participant of, or the retention by the Company of, shares of its Common Stock.

     16. COMPLIANCE WITH SECURITIES LAWS. Shares shall not be issued with respect to any option or right granted under the Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange or automated quotation system upon which shares of the Company's stock may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each participant must consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the exercise of the option or right restricting their transferability as may be required by law, the option or right, or the Plan.

     17. WAIVER OF VESTING RESTRICTIONS BY COMMITTEE. Notwithstanding any provision of the Plan, in the event a participant dies, becomes totally or partially disabled, retires (before or after the age of 65) as an employee, officer or director of the Company, the Committee shall have the discretion to waive any vesting restrictions on the retiree's restricted stock, options or rights, or the early termination thereof.

     18. REPORTS TO PARTICIPANTS. The Company shall furnish to each participant a copy of the annual report, if any, sent to the Company's shareholders. Upon written request, the Company shall furnish to each participant a copy of its most recent annual report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

     19. NO EMPLOYEE CONTRACT. The grant of restricted stock or an option or right under the Plan shall not confer upon any participant any right with respect to continuation of employment by, or the rendition of advisory or consulting services to, the Company, nor shall it interfere in any way with the Company's right to terminate the participant's employment or services at any time.

                             APPENDICES B


               SUPRALIFE INTERNATIONAL AND SUBSIDIARIES
              (Formerly Eagle Lifestyle Nutrition, Inc.)

                   CONSOLIDATED FINANCIAL STATEMENTS
                    TOGETHER WITH AUDITORS' REPORT


               Report of Independent Public Accountants
               ----------------------------------------


To the Shareholders' of
  SupraLife International:

We have audited the accompanying consolidated balance sheets of SUPRALIFE INTERNATIONAL (formerly Eagle Lifestyle Nutrition, Inc.) (a California corporation) and subsidiaries, as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 9 to the consolidated financial statements, the Company is a defendant in various litigation with certain former distributors.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SupraLife International and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                   /s/Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

San Diego, California
April 2, 1998





H&B                                     Harlan & Boettger, LLP
                                        Certified Public Accountants

                                        James C. Harlan II
                                        William C. Boettger
                                        P. Robert Wilkinson
                                        Marshall J. Varano

                     INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
of Eagle Lifestyle Nutrition, Inc.

We have audited the accompanying statements of income, shareholders' equity (deficit) and cash flows of Eagle Lifestyle Nutrition, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of income, shareholders' equity (deficit) and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income, shareholders' equity (deficit) and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of income, shareholders' equity (deficit) and cash flows. We believe that our audit of the statements of income, shareholders' equity (deficit) and cash flows provides a reasonable basis for our opinion.

In our opinion, the statements of income, shareholders' equity (deficit) and cash flows referred to above presents fairly, in all material respects, the results of the operations of Eagle Lifestyle Nutrition, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/Harlan & Boettger
San Diego, California
December 1, 1996

           5415 Oberlin Drive   San Diego, California 92121
          Telephone (619) 535-2000   Facsimile (619) 535-2015

CG   Cribari &
          Gustafson, LLP
          Certified Public Accountants
          410 LaPlada Center/ 3650 South Yosemite/ Denver, Colorado 80237/ 303-773-2233/ FAX 303-779-6983


                     INDEPENDENT AUDITORS' REPORT
                     -----------------------------

To the Board of Directors and Stockholders of
  1MAGE Software, Inc.
Englewood, Colorado


     We have audited the accompanying balance sheet of 1MAGE Software, Inc. as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1MAGE Software, Inc as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

CRIBARI & GUSTAFSON, LLP
CERTIFIED PUBLIC ACCOUNTANTS

/s/Cribari & Gustafson, LLP.


Denver, Colorado
February 6, 1998

                     INDEPENDENT AUDITORS' REPORT
                     ----------------------------



To the Board of Directors and Stockholders of 1MAGE Software, Inc.
Englewood, Colorado


     We have audited the accompanying balance sheet of 1MAGE Software, Inc. as of December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1MAGE Software, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

KARSH & COMPANY, P.C.

/s/Karsh & Company, P.C.

Denver, Colorado
February 11, 1997